AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 2009
REGISTRATION NO. 333-151563

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 4 )

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOKO FITNESS & SPA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	7991	80-0122921
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

No.194,Guogeli Street, Harbin,
Heilongjiang Province, China 150001
86-451-87702255
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Tong Liu
Chief Executive Officer
SOKO Fitness & Spa Group, Inc.
No.194,Guogeli Street, Harbin,
Heilongjiang Province, China 150001
86-451-87702255
(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian S. North, Esq. Buchanan, Ingersoll & Rooney, PC Two Liberty Place, Suite 3200 Philadelphia, PA 19102-2555 215-665-8700 215-665-8760 (fax)	Judy Jiang Corporate Secretary SOKO Fitness & Spa Group, Inc. No.194, Guageli Street, Harbin Heilongjiang Province, China 150001 86-451-87702255

Registrant's telephone number:  86-451-87702255

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this
Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission ("SEC") is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, OCTOBER 8, 2009

SOKO FITNESS & SPA GROUP, INC.

4,200,000 Shares of
Common Stock

We have prepared this prospectus to allow the persons named in this prospectus under the caption “SELLING STOCKHOLDERS” to sell up to an aggregate of 4,200,000 shares of our common stock they currently hold as well as shares we may issue to them upon the exercise of their warrants. The shares and warrants were issued to the selling stockholders in a private placement transaction completed prior to the filing of the registration statement of which this prospectus is a part.

The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

We are not selling any shares of our common stock in this offering and will not receive any proceeds from this offering. We may receive proceeds on exercise of outstanding warrants for shares of common stock covered by this prospectus. The exercise price is set forth in the warrants.

For a more detailed description of the shares and warrants, see "DESCRIPTION OF SECURITIES" and “SELLING STOCKHOLDERS."

We have agreed to pay all the costs and expenses of this registration.

Our common stock is quoted on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol “SOKF.” The closing price of our common stock on the OTCBB on October 6, 2009 was $ 2.85 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 7 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2009.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information provided in this prospectus and incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. The rules of the SEC may require us to update this prospectus in the future.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the information set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements and the notes to the financial statements included in this prospectus. As used throughout this prospectus, the terms "SOKO", "Company", "we," "us," or "our" refer to SOKO Fitness & Spa Group, Inc., together with its wholly-owned indirect subsidiary, Harbin Mege Union Beauty Management Ltd. ("Mege Union"), Mege Union's subsidiaries, and Mege Union's variable interest entity, Queen Group (as defined below). For purposes of this prospectus, the Queen Group is defined to include Harbin Huang Emperor & Golden Gym Club Co. Ltd., Harbin Queen Beauty Demonstration Center (consisting of three facilities, the Daowai Spa and two branches, the Harbin Queen Beauty Demonstration Center Nangang Branch and Harbin Queen Beauty Demonstration Center Xuanhua Branch), Harbin Daoli Queen Demonstration Beauty Parlor, Harbin Xinyang Spa, Harbin SOKO Spa, Shenyang Beauty Demonstration Center and Harbin Queen Beauty Vocational Skill Training School.

Organization

SOKO was incorporated as a Delaware corporation on September 9, 2004 under the name American Business Holdings, Inc. as a holding vehicle to own and control a textile and plastic packaging company in Central and East Africa. On September 12, 2004, the Company completed a transaction in which it purchased all of the outstanding membership shares in Tissakin Ltd., a Democratic Republic of Congo Corporation, so that Tissakin Ltd. became our wholly owned subsidiary. Through Tissakin, the Company was a manufacturer of bags for packaging agricultural products in the Democratic Republic of Congo.

As described in the "Background" section below, on April 11, 2008, we entered into a Share Exchange Agreement with Wealthlink Co., Ltd. (“Wealthlink”) and the shareholders of Wealthlink (the "Wealthlink Shareholders") pursuant to which the Company acquired all of the outstanding shares of common stock of Wealthlink from the Wealthlink Shareholders. After the completion of these transactions, the Company changed its name from American Business Holdings, Inc. to SOKO Fitness & Spa Group, Inc.

As a result of the share exchange with Wealthlink, SOKO became the indirect owner of Mege Union Beauty Management Ltd., ("Mege Union"), which is a company organized and existing under the laws of the People's Republic of China and a wholly-owned subsidiary of Wealthlink.  SOKO and Wealthlink are holding corporations and do not conduct any operations.  Mege Union currently operates one facility directly and otherwise conducts its business through one wholly (100%) owned and two majority (51%) owned operating subsidiaries as well as through an association with seven individually-owned sole proprietorships (one of which has two additional branches) comprising the variable interest entity known as the " Queen Group."

The following is a complete list of the operations of Mege Union as of  October 8, 2009 , together with their recognized facility name and relationship to Mege Union or Wealthlink  and thereby to the Company:

Fitness Centers

Legal Name of Entity	Commercial Name	Ownership

Shenyang Letian Yoga Fitness Center	Yoga Wave	Owned 51% by Mege Union and 49% by an unaffiliated third party
Shenyang Starway Fitness Co., Ltd.	Yoga Wave II	Owned 51% by Mege Union and 49% by an unaffiliated third party
Harbin Huang Emperor & Golden Gym Club Co., Ltd.	SOKO International Fitness Center	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union

Beauty Salons and Spas

Legal Name of Entity	Commercial Name	Ownership

Harbin Mege Union Beauty Management Ltd.	Legend Spa	Owned 100% by Wealthlink
Harbin Tai Ai Beauty Co. Ltd.	Lea Spa	Owned 100% by Mege Union
Harbin Queen Beauty Demonstration Center ("Harbin Demonstration Center")	Daowai Spa	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union
Harbin Queen Beauty Demonstration Center Nangang Branch	Nangang Spa	A branch of Harbin Demonstration Center and as such part of Queen Group
Harbin Queen Beauty Demonstration Center Xuanhua Branch	Xuanhua Spa	A branch of Harbin Demonstration Center and as such part of Queen Group
Harbin Daoli Queen Demonstration Beauty Parlor	Daoli Spa	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union
Harbin Xinyang Spa	(same as legal name)	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union
Harbin SOKO Spa	(same as legal name)	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union
Shenyang Queen Beauty Demonstration Co. Ltd.	Shenyang Queen Beauty Spa	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union

Beauty School

Legal Name of Entity	Commercial Name	Ownership

Harbin Queen Beauty Vocational Skill Training School	(same as legal name)	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union

In addition, Mege Union currently has one new beauty salon and spa facility under construction. This facility will operate under the name Da Qing Spa and is scheduled to open in May 2010 .

For ease of reference, unless it is necessary to the understanding of the context to differentiate, throughout this prospectus we will refer to all of above entities collectively as our "subsidiaries" and, to the extent we refer to a specific entity listed in the table above, we refer to such entity by its commercial name.

There is currently a limited public market for our common stock, par value $0.001 per share, with minimal trading activity on our common stock for the last 60 days. As with any investment, there are certain risks involved in this offering.  All potential investors should consult their own tax, legal and investment advisors prior to making any decision regarding this offering.  The purchase of our shares is highly speculative and involves a high degree of risk, including, but not necessarily limited to, the “Risk Factors” described elsewhere herein.  Any person who cannot afford the loss of their entire investment should not purchase our shares .

Business

As a result of the acquisition of Wealthlink, as described below, SOKO is engaged in the business of operating distinctive destination centers in the Northeast region of the Peoples Republic of China  ("China") that offer professional fitness and yoga services as well as beauty salon and spa services. Based on our market research and our analysis of the 2008 China Fitness Club Industry Report ("AASFP Report") published by the Asian Academy for Sports and Fitness Professionals ("AASFP") on November 30, 2008, the Company is currently the largest multi-facility operator of fitness centers and beauty salons and spas in Northeast China. SOKO provides programs, services and products that uniquely combine exercise, education and nutrition to help its members and clients to achieve their fitness and beauty goals and to help them to lead a healthy way of life and to achieve a richer lifestyle. Currently, our three fitness centers have approximately 13,000 members in total and our nine beauty salons and spas are visited by approximately 19,500 clients annually.  We also operate one beauty school in Harbin, Heilongjiang Province, China.

Our corporate address is No.194, Guogeli Street, Harbin, Heilongjiang Province, China 150001 and our telephone number is 86-451-87702255.

Background

On April 11, 2008 (the “Closing Date”), SOKO entered into a Share Exchange Agreement with Wealthlink and the Wealthlink Shareholders pursuant to which the Company issued 13,300,000 shares of common stock of the Company to the Wealthlink Shareholders, including Mr. Tong Liu, our current Chairman of the Board and Chief Executive Officer, in exchange for all of the outstanding shares of common stock of Wealthlink and a cash payment of $300,000 by Wealthlink to the Company.

In consideration for structuring the share exchange with Wealthlink, SOKO agreed to compensate E-Tech International, Inc. with (i) a retainer of $20,000 and (ii) shares of common stock the Company equal to two percent (2%) of total number of shares outstanding after the stock exchange transaction with Wealthlink and the placement of the Financing (340,000 shares). Further, in consideration of services provided to the Company in association with the consummation of the share exchange, an aggregate of 425,000 shares were issued to several other advisors in lieu of cash compensation, totaling the number of shares issued to the advisors in connection with the share exchange to 765,000 shares of common stock of the Company.

Concurrently with the share exchange, we provided $400,000 to Mr. Tong Liu to purchase 1,000,000 shares of common stock from Mr. Husain, then director of the Company, and an aggregate of 1,575,000 shares of common stock from certain other original shareholders of the Company with the understanding that Mr. Tong Liu would immediately return these 2,575,000 shares to the Company for cancellation.  Following the purchase of these 2,575,000 shares by Mr. Tong Liu on the Closing Date, Mr. Tong Liu immediately returned them to the Company as agreed for cancellation.

On the Closing Date, we also entered into a Consulting Agreement with Syed Idris Husain, pursuant to which Mr. Husain agreed to provide us with regular and customary consulting advice as may be requested by us for a period of 6 months from the Closing Date. Pursuant to this agreement, on the Closing Date, the Company paid to Mr. Husain the lump sum of $300,000 in consideration of such services.

Also, on the Closing Date, immediately prior to and as a condition to the completion of the share exchange, the Company entered into a Stock Purchase Agreement with each of Syed Irfan Husain, the Company’s then President and Chief Executive Officer, Syed Idris Husain, and Verifica International, Ltd. (collectively, the “Buyers”). Pursuant to this agreement, the Buyers purchased all issued and outstanding shares of Tissakin Ltd., a Democratic Republic of Congo corporation and a wholly-owned subsidiary of the Company, in consideration of 79,000,000 shares of common stock of the Company owned by the Buyers.

Additionally, on the Closing Date, SOKO entered into a Securities Purchase Agreement, Warrant, Registration Rights Agreement and Lock-Up Agreement with three investors (the “Purchasers”) for an aggregate of $2,000,000 (the “Financing”). On the Closing Date, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, SOKO sold, and the Purchasers purchased, in the aggregate, 2,000,000 shares of our common stock and warrants to purchase an additional 2,000,000 shares. The warrants have an exercise price of $1.25 and are exercisable at any time through the third anniversary of the Closing Date. Additionally, each Purchaser’s ability to exercise the warrant is limited to the extent such Purchaser’s beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) would exceed 4.99% of the SOKO’s outstanding common stock. From the Closing Date and through the twelve-month anniversary of the Closing Date, certain SOKO shareholders agreed not to sell any of their shares of our common stock.

In consideration for acting as placement agent for the Financing, SOKO agreed to compensate  (a) E-Tech Securities Inc. with (i) a retainer of $30,000, (ii) a cash placement fee equal to seven percent (7%) of the proceeds of the Financing described below ($140,000) and (iii) warrants to purchase an amount of securities equal to eight percent (8%) of the total shares issued to the Purchasers (160,000 shares)  and (b) Luck Eagle Limited shares of common stock the Company equal to three percent (3%) of total number of shares outstanding after the stock exchange transaction with Wealthlink and the placement of the Financing (510,000 shares). The warrants issued to E-Tech Securities Inc. have an exercise price of $1.25 and are exercisable at any time through the third anniversary of the Closing Date.

As a result of the consummation of all of the foregoing transactions, the following changes in the outstanding shares of the Company were recorded:

•	The Company reacquired 79,000,000 shares from its original shareholders;

•	Mr. Liu acquired, with funds provided by the Company, 2,575,000 shares from certain original shareholders of the Company and returned such shares to the Company for cancellation;

•	The Company issued an additional 13,300,00 shares to Wealthlink Shareholders, including Mr. Liu;

•	The Company issued an aggregate of 765,000 shares to several advisors of the Company for structuring the share exchange;

•	The Purchasers acquired 2,000,000 shares and warrants to purchase up to an additional 2,000,000 shares;

•	The Company cancelled 65,000,000 shares;

•	The Company issued an aggregate of 510,000 shares to Luck Eagle for structuring the Financing; and

•	E-Tech Securities Inc., was issued a warrant to purchase up to 160,000 shares for structuring the Financing.

An additional 425,000 shares remain held by certain original shareholders of the Company.

As a result of the foregoing transactions, we are in the business of operating distinctive destination centers that offer professional fitness, beauty salon and spa services in China. A detailed discussion of our business and operations is included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 16 of this prospectus.

THE OFFERING

Common stock outstanding before the offering	17,000,000

Common stock offered by selling stockholders	Up to 4,200,000 shares. The maximum number of shares to be sold by the selling stockholders, 4,200,000 represents 22.11% of our outstanding stock, assuming full exercise of the warrants.

Common stock to be outstanding after the offering	Up to 19,000,000 shares

Use of proceeds
We will not receive any proceeds from the sale of the common stock. However, we may receive proceeds from the exercise of the warrants. See "Use of Proceeds" beginning on page 15 for a complete description.

The above information regarding common stock to be outstanding after the offering is based on 17,000,000 shares of common stock outstanding as of October 8 , 2009.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We face competition from other health and fitness facilities and service-providers.

We face formidable competition in every aspect of our business, and particularly from other health and fitness providers seeking to attain clientele. Currently, we consider our primary competito r to be Weider-Tera.   Weider-Tera can use its resources in a variety of competitive ways, including by making acquisitions, investing more aggressively in development and competing more aggressively for marketing and advertisers. If our competitors are successful in providing similar or better facilities, services and products, we could experience a significant decline in clientele or members. Any such decline could negatively affect our revenues.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in Risk Factors, and the following factors may affect our operating results:

•	Our ability to continue to attract clientele to our health, fitness and spa facilities.

•	Our ability to generate revenue from our members and clientele for the products and services we offer.

•	Our ability to attract advertisers to our programs.

•	The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure.

•	Our focus on long-term goals over short-term results.

•	Our ability to keep our facilities operational at a reasonable cost.

•	Our ability to generate revenue from services in which we have invested considerable time and resources.

Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results.

If we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on providing products and services that make our members and clientele in the health and fitness community enjoy a more satisfying and enjoyable experience. Our competitors are constantly developing new facilities, products and services. As a result, we must continue to enhance our facilities and our existing products and services and introduce new products and services that people can enjoy and use. The Company spent approximately $100,000 and $ 130,000 on research and development in 2008 and 2009 fiscal years, respectively. If we are unable to provide quality products and services, then our clients and members may become dissatisfied and move to a competitor’s products and services. Our operating results would also suffer if our innovations are not responsive to the needs of our clients and members.

Our business and operations are experiencing growth. If we fail to effectively manage our growth, by managing our employees and operations and developing our clientele, our business and operating results could be harmed.

We have experienced, and continue to experience, growth in our operations. This has placed, and will continue to place, demands on our management, as well as on our operational and financial infrastructure. If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our brand and operating results. To effectively manage this growth, we need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals, including trainers and managers. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract new personal fitness trainers, skilled members of the health and fitness community, and to retain and motivate our existing contractors.

We may need additional capital to execute our business plan and fund operations and may not be able to obtain such capital on acceptable terms or at all.

Capital requirements are difficult to plan in our rapidly changing industry.  Although we currently expect to have sufficient funding for the next 12 months, we expect that we will need additional capital to fund our future growth.

 Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including:

•	Investors' perceptions of, and demand for, companies in our industry;

•	Investors' perceptions of, and demand for, companies operating in China

•	Conditions of the U.S. and other capital markets in which we may seek to raise funds;

•	Our future results of operations, financial condition and cash flows;

•	Governmental regulation of foreign investment in companies in particular countries;

•	Economic, political and other conditions in the United States, China, and other countries; and

•	Governmental policies relating to foreign currency borrowings.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings.  There is no assurance that we will be successful in locating a suitable financing transaction in a timely fashion or at all.  In addition, there is no assurance that we will be successful in obtaining the capital we require by any other means.  Future financings through equity investments are likely to be dilutive to our existing stockholders.  Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors.  Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects.  Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our strategy to maintain our growth and competitiveness or to fund our operations.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

We incur significant costs as a result of operating as a public company; our management will be required to devote substantial time to new compliance initiatives.

While we are a public company, our compliance costs prior to the share exchange were substantial in light of our limited operations. SOKO has never operated as a public company. As a public company with substantial operations, we will increased legal, accounting and other expenses. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders is time-consuming and costly.

It  is also  time-consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").  Certain members of our management have limited experience operating a company whose securities are traded or listed on an exchange, including SEC reporting practices and requirements that are applicable to a publicly traded company.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our common stock.

We are required to establish and maintain internal controls over financial reporting, disclosure controls, and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC thereunder. Our management, including our Chief Executive Officer and Chief Financial Officer, cannot guarantee that our internal controls and disclosure controls will prevent all possible errors or all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within SOKO have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

New rules, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

We may be unable to attract and retain those qualified officers, directors and members of board of directors committees required to provide for our effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers.  The perceived personal risk associated with the Sarbanes-Oxley Act may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these recent changes heighten the requirements for board or committee membership, particularly with respect to an individual's independence and level of experience in finance and accounting matters.  We may have difficulty attracting and retaining directors with the requisite qualifications.  If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain the listing of our common stock on any stock exchange (assuming we are successful in obtaining such listing) could be adversely affected.

We are a holding company that depends on cash flow from Mege Union, its subsidiaries and Queen Group to meet our obligations.

After the consummation of the share exchange, we became a holding company with no material assets other than the stock of Mege Union and Queen Group.  Accordingly, all our operations are conducted by Mege Union, its direct subsidiaries and Queen Group.  We currently expect that the earnings and cash flow of our subsidiaries will primarily be retained and used by us in  their operations.

Risks Related to Conducting Our Business in China

We are subject to international economic and political risks over which we have little or no control and may be unable to alter our business practice in time to avoid the possibility of reduced revenues.

Our business is conducted in China. Doing business outside the United States, particularly in China, subjects us to various risks including changing economic and political conditions, major work stoppages, exchange controls, currency fluctuations, armed conflicts and unexpected changes in United States and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation. We have no control over most of these risks and may be unable to anticipate changes in international economic and political conditions. Therefore, we may be unable to alter our business practice in time to avoid the possibility of reduced revenues.

China’s economic policies could affect our business.

Generally, all of our assets are located in China and our revenue is derived from our operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, on the economic, political and legal developments in China.

While China’s economy has experienced significant growth in the past twenty years, such growth has been uneven, both geographically and among various sectors of the economy. China's government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but they may also have a negative effect on us. For example, operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations. The economy of China has been changing from a planned economy to a more market-oriented economy. In recent years China government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets, and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by our government. In addition, China government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, the control of payment of foreign currency-denominated obligations, the setting of monetary policy and the provision of preferential treatment to particular industries or companies.

We may have difficulty establishing adequate management, legal and financial controls in China.

China historically has not adopted a Western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Our bank accounts are not insured or protected against loss.

We maintain our cash with various banks and trust companies located in China. Our cash accounts are not insured or otherwise protected. Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we would lose the cash on deposit with that particular bank or trust company.

As we have limited business insurance coverage in China, any loss which we suffer may not be insured or may be insured to only a limited extent.

The insurance industry in China is still in an early state of development and insurance companies located in China offer limited business insurance products. In the event of damage or loss to our properties, our insurance may not provide as much coverage as if we were insured by insurance companies in the United States.

We may face judicial corruption in China.

Another obstacle to foreign investment in China is corruption. There is no assurance that we will be able to obtain recourse in any legal disputes with suppliers, customers or other parties with whom we conduct business, if desired, through China’s poorly developed and sometimes corrupt judicial systems.

If relations between the United States and China worsen, investors may be unwilling to hold or buy our stock and our stock price may decrease.

At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could reduce the price of our common stock.

The government of China could change our policies toward private enterprise or even nationalize or expropriate private enterprises, which could result in the total loss of our and your investment.

Our business is subject to significant political and economic uncertainties and may be affected by political, economic and social developments in China. Over the past several years, the government of China has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The government of China may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, or devaluations of currency could cause a decline in the price of our common stock, should a market for our common stock ever develop. Nationalization or expropriation could even result in the total loss of your investment.

The nature and application of many laws of China create an uncertain environment for business operations and they could have a negative effect on us.

The legal system in China is a civil law system. Unlike the common law system, the civil law system is based on written statutes and decided legal cases have little value as precedents. In 1979, China began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in China and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could cause a decline in the price of our common stock. Since these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

We face risks associated with currency exchange rate fluctuations.

Although we use the United States dollar for financial reporting purposes, all of the transactions effected by our operating subsidiaries are denominated in  RMB. The value of the RMB fluctuates and is subject to changes in China’s political and economic conditions. We do not currently engage in hedging activities to protect against foreign currency risks. Even if we chose to engage in such hedging activates, we may not be able to do so effectively. Future movements in the exchange rate of the RMB could adversely affect our financial condition as we may suffer financial losses when transferring money raised outside of China into the country or paying vendors for services performed outside of China.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in China.

As our executive officers and several of our directors, including the chairman of our Board of Directors, are Chinese citizens, it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against us and/or our officers and directors by a stockholder or group of stockholders in the United States. Also, because our operating subsidiaries and assets are located in China, it may be extremely difficult or impossible for you to access those assets to enforce judgments rendered against us or our directors or executive offices by United States courts. In addition, the courts in China may not permit the enforcement of judgments arising out of United States federal and state corporate, securities or similar laws. Accordingly, United States investors may not be able to enforce judgments against us for violation of United States securities laws.

We may face obstacles from the communist system in China.

Foreign companies conducting operations in China face significant political, economic and legal risks. The Communist regime in China, including a cumbersome bureaucracy, may hinder Western investment.

Capital outflow policies in China may hamper our ability to declare and pay dividends to our shareholders.

China has adopted currency and capital transfer regulations. These regulations may require us to comply with complex regulations for the movement of capital. Although our management believes that we will be in compliance with these regulations, we may not be able to pay dividends to our shareholders outside of China if these regulations or the interpretations of them by courts or regulatory agencies change. In addition, under current PRC law, we must retain a reserve equal to 10 percent of net income after taxes, not to exceed 50 percent of registered capital. Accordingly, this reserve will not be available to be distributed as dividends to our shareholders. We presently do not intend to pay dividends in the foreseeable future. Our management intends to follow a policy of retaining all of our earnings to finance the development and execution of our strategy and the expansion of our business.

Risks Related to Ownership of our Common Stock

Our common stock price is subject to significant volatility, which could result in substantial losses for investors.

Prices for our shares are determined in the marketplace and may accordingly be influenced by many factors, including, but not limited to:

•	liquidity of the market for the shares;

•	quarter-to-quarter variations in our operating results;

•	announcements about our performance as well as the announcements of our competitors about the performance of their businesses;

•	investors’ evaluations of our future prospects and the food industry generally;

•	changes in earnings estimates by, or failure to meet the expectations of, securities analysts;

•	our dividend policy; and

•	general economic and market conditions.

In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. These market fluctuations could adversely affect the trading price of our shares.

The price at which investors purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. Investors may be unable to sell their shares of common stock at or above their purchase price, which may result in substantial losses.

Shares of our common stock lack a significant trading market.

Shares of our common stock are not eligible as yet for trading on any national securities exchange. Our common stock is eligible for quotation in the over-the-counter market on the OTCBB pursuant to Rule 15c2-11 of the Exchange Act. This market tends to be highly illiquid. There can be no assurance that an active trading market in our common stock will develop, or if such a market develops, that it will be sustained. In addition, there is a greater chance for market volatility for securities that trade on the OTCBB as opposed to securities that trade on a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of “bid” and “ask” quotations, and generally lower trading volume.

Future sales of shares of our common stock by our stockholders could cause our stock price to decline.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time. Sales of shares of our common stock in the public market covered under an effective registration statement, or the perception that those sales may occur, could cause the trading price of our common stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

We may issue additional shares of our capital stock or debt securities to raise capital or complete acquisitions, which would reduce the equity interest of our stockholders.

Our certificate of incorporation authorizes the issuance of up to 500,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock with $.001 par value. There are currently 17,000,000 shares of our common stock and no shares of our preferred stock outstanding. An additional 2,160,000 shares of common stock are reserved for issuance upon the exercise of outstanding warrants and 11 0,000 shares of common stock are reserved for issuance upon the exercise of outstanding stock options. As a result, there are approximately 480, 730 ,000 authorized and unissued shares of our common stock and 10,000,000 shares of our preferred stock which have not been reserved and are available for future issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our securities to complete a business combination or to raise capital. The issuance of additional shares of our securities:

•	may significantly reduce the equity interest of investors in this offering; and

•	may adversely affect prevailing market prices for our common stock.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules. Shares of our common stock are subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transaction in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00 which are not registered on a national securities exchange, provided that current price and volume information with respect to transaction in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;

•	a toll-free telephone number for inquiries on disciplinary actions;

•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•	such other information and is in such form (including language, type, size and format), as the SEC shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer with the following:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and our salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser.  The broker-dealer must receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Our management and directors own a significant amount of our common stock, giving them influence or control in corporate transactions and other matters, and their interests could differ from those of other stockholders.

Our management and directors own a large percentage of our outstanding common stock. As a result, they are in a position to significantly influence the outcome of matters requiring a stockholder vote, including the election of directors, the adoption of any amendment to our articles of incorporation or bylaws, and the approval of significant corporate transactions. Their control may delay or prevent a change of control on terms favorable to our other stockholders and may adversely affect your voting and other stockholders rights.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Registration Statement that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services and products. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	our ability to attract and retain management;

•	our growth strategies;

•	anticipated trends in our business;

•	our future results of operations;

•	our ability to make or integrate acquisitions;

•	our liquidity and ability to finance our acquisition and development activities;

•	the timing, cost and procedure for proposed acquisitions;

•	the impact of government regulation;

•	estimates regarding future net revenues;

•	planned capital expenditures (including the amount and nature thereof);

•	estimates, plans and projections relating to acquired properties;

•	our financial position, business strategy and other plans and objectives for future operations;

•	the possibility that our acquisitions may involve unexpected costs;

•	competition;

•	the ability of our management team to execute its plans to meet its goals;

•	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we are doing business, that may be less favorable than expected; and

•	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

Acquisitions

Regarding the Company’s acquisition strategy, please see "BUSINESS" "-- Key Characteristics" and "-- Marketing Strategy."

All written and oral forward-looking statements made in connection with this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

Any net proceeds from any sale of shares of our common stock covered by this prospectus will be received by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders. However, 2,000,000 of these shares will only be issued upon exercise of warrants that were issued to the three accredited investors in connection with the Financing . If all of these warrants are exercised for cash, then we will receive gross proceeds of $2,500,000. We will use any proceeds we receive in connection with the exercise of warrants for general corporate and working capital purposes.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell these shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of shares by the selling stockholders.

DILUTION

Not applicable. We are not offering any shares in this prospectus. All shares are being registered on behalf of our selling stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Safe Harbor Declaration

The comments made throughout this prospectus should be read in conjunction with our financial statements and the notes thereto, and other financial information appearing elsewhere in this document. In addition to historical information, the following discussion and other parts of this document contain certain forward-looking information. When used in this discussion, the words, "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from projected results, due to a number of factors beyond our control. SOKO does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are also urged to carefully review and consider our discussions regarding the various factors, which affect company business, included in this section and elsewhere in this prospectus.

Background

SOKO was incorporated as a Delaware corporation on September 9, 2004 under the name American Business Holdings, Inc. as a holding vehicle to own and control a textile and plastic packaging company in Central and East Africa. On September 12, 2004, SOKO completed a transaction in which it purchased all of the outstanding membership shares in Tissakin Ltd., a Democratic Republic of Congo Corporation, so that Tissakin Ltd. became our wholly owned subsidiary. Through Tissakin, we were a manufacturer of bags for packaging agricultural products in the Democratic Republic of Congo.

On April 11, 2008, we consummated a share exchange and a series of transactions pursuant to which we acquired all of the outstanding shares of common stock of Wealthlink from the Wealthlink Shareholders in exchange for 13,300,000 shares of our common stock.  We also sold the Tissakin operations to our former chief executive officers and certain others.

Following the completion of the transactions described above, we changed our name to SOKO Fitness & Spa Group, Inc. effective as of June 6, 2008.  These transactions are described in further detail under "Prospectus Summary - Background."

Wealthlink was organized under the laws of the Cayman Islands on March 27, 2007 and is headquartered in Harbin, Heilongjiang Province, China.  As a result of our acquisition of Wealthlink, we are engaged in the business of providing professional fitness, beauty salon and spa services through ten facilities located in the Northeast region of China.

Our Business

We are in the business of operating distinctive destination centers in the Northeast region of China that offer professional fitness and yoga services as well as beauty salon and spa services. Our beauty salons and  spas provide services that include, but are not limited to, skincare, hair dressing, manicure, pedicure, body care, massage, and weight loss therapy.  Currently, our three fitness centers have approximately 13,000 members in total and our nine beauty salons and spas are visited by  approximately 19,500 clients annually.   We also operate one beauty school in Harbin, Heilongjiang Province, China. Our goal is to provide programs, services, and products that uniquely combine exercise, education, and nutrition to  help our members and clients to  achieve their fitness and beauty goals and to help them to lead a healthy way of life and to achieve a richer lifestyle.

The Company has established a marketing department which constantly conducts in depth market research by, conducting customer surveys and analyzing competitors, market trends, fitness and beauty trends, sports participation statistics and sports and beauty demographics.

Today, urban residents of large and medium-sized Chinese cities spend more time and money in health and fitness clubs, to balance their work lives, seeking a scientific and customized recipe for their physical fitness. For many individuals, the most important thing in working out is to do exercises more scientifically and healthily. Our internal statistics show that the members of our fitness centers spend more than $700 per year. The fast expansion of urban middle class population and continuous economics growth in China will provide the fitness industry with sustainable growth for  the foreseeable future.

The growth potential in our key markets in Harbin and Shenyang is substantial.  According to the AASFP Report , there were 2,770 fitness clubs in the 61 largest cities in China.  According to the AASFP Report Harbin has a population of about ten million, with 50,250 individuals currently being served in 43 fitness centers, resulting in a membership penetration rate (the proportion of the fitness club members to the local population) of 0.51% , which currently makes it the 18th largest fitness market in China.  Shenyang has a population of about seven million, with 59,500 individuals currently being served in 47 fitness centers, resulting in a membership penetration rate of 0.84% and making it currently the 14th largest fitness market in China.  We currently operate one fitness center in Harbin (with about 8,000 members) and two fitness centers in Shenyang (with an aggregate of about 5,000 members).  Based on the statistics provided in the AASFP Report, in Harbin and Shenyang, SOKO's areas of operation, SOKO currently has market shares ( the number of its members in the respective city as a percentage of the total number of members in fitness clubs in such city) of approximately 16% and approximately  8% , respectively.

Although Harbin and Shenyang are deemed to be second tier cities, we see more opportunities for our company in these markets than in other cities in China as we experience less competition while the residents of Harbin and Shenyang experience similar growth of their personal wealth as the residents in first tier cities. With respect to the beauty and spa market, SOKO's own extensive market research by its marketing department shows that in its primary market, Harbin, SOKO has a market share of approximately 25-30% of the overall market, with a market share of about 50% of high end spas.   Based on our market research , SOKO is the only multi-spa owner in the Northeast region of China. Even in the current global economic downturn we find that our business is robust and the spending   habits of our members and clients are relative unaffected. However, if Chinese economic conditions start to show deterioration and the Chinese stimulation program fails to achieve its goal, we may see a slowdown in our business. In the short-term, we face the challenge of a pricing war with our competitors. Facing such challenges, SOKO will continue its current strategy of focusing on high-end customers by maintaining our quality of services and continuing to promote our brand name to maintain the   loyalty of our members and clients. SOKO promotes the concept of total wellness, which seeks a balance of nutrition, exercises and way of living rather than just fitness.  Currently, about 81% of the members of our fitness centers renew their contracts and about  84% of our beauty salon and spa clients return and book additional treatments.

Although the fitness and beauty markets are fast developing in China, such markets face certain challenges. In China, the markets for fitness clubs and beauty salons and spas are currently not segmented. While in the US different clubs position themselves based on their target group (such as marital status, gender, age, social status, pricing, etc.), in China currently most fitness clubs and beauty salons and spas only compete on pricing.  SOKO, however, believes that market segmentation similar to the segmentation in the US will be the future. The majority of customers of fitness clubs and beauty salons and spas in China are well educated middle class residents with substantial disposable income seeking to show their social status. As such they have developed certain tastes and various demands and focus on building a certain  lifestyle . In order to succeed we therefore must analyze their demands carefully and position ourselves accordingly.  As the market will become more and more segmented, to gain considerable return in such segmented market will become more difficult and will result slower development for our brand.

As the market entry costs are relatively low and new fitness clubs can attract considerable customers by massive advertising before opening, SOKO faces competition from new competitors. However, as the expectations of the customers are very high. due to a lack of customer service, meeting the demands of the customers and lack of managerial skills, many customers become disappointed and choose to leave such new competitors. Based on our market research, this seems to be the reason why many new fitness clubs leave the market after one to two years. In order to maintain our member and client base and attract new customers, we always improve our services and engage in extensive market research to find out more about our member and client needs, demands and trends.

SOKO sees loyal members and clients as a long term investment, whose value is increasing over years.  While many competitors may be willing to enter into a price war, SOKO positions itself as a high end fitness center and beauty salon and spa operator that will not enter into  a price war as a decrease of membership fees and spa treatment fees for new customers would alienate our existing members and clients. We rather work on building our brand image and recognition as   an operator of high end fitness centers and beauty salons and spas that offers outstanding services and facilities and fulfils its  members and clients growing demands.  Although SOKO’s membership fees and spa treatment fees are not cheap in the markets where we operate, one of our main focuses is improving member and client experience by constantly adding new facilities, equipment, courses and treatments. Surveys of our marketing department show that our members and clients appreciate our constant increase of more quality services.

The 2009-2012 Investment Analysis and Prospective Projection Report on China Beauty and Spa Market points out that "[i]n 2008, China's beauty and spa industry was seeing high speed development with 23.8%, its total revenue reached RMB 320 billion, and its profit rises with 37.9%, which is the highest growth rate among all industries in China.  National employee number in beauty and spa industry is about 11.2 million, which ranks number one in the industry. Until 2008, demand for beauty and spa products is beyond Japan and Korea and is on first place in Asia while is third place in the world after the United States and France.  As population base is very big in China, demand for beauty and spa products is very big, too.  Based on per capita demand, China beauty and spa industry has 15 to 18 times market space to develop and future market is very optimistic.  Now China beauty and spa industry is becoming the fifth hottest market after real estate, automobile, computer and electronics, and tourism. As it has excellent industry development prospect and space, tremendous commercial opportunity has arisen."

SOKO has been in the beauty and spa industry more than 17 years. SOKO is a leader in Harbin’s beauty and spa industry and dominates the mid-high end market.  In Harbin we serve approximately 19,500 clients annually while, according to our internal marketing research, we believe our next largest competitor only serves about 1,500 clients.

For the year ended May 31, 2009 , our beauty and spa operations accounted for about 76% of our revenue, fitness operations accounted for about  15% of our revenue and miscellaneous activities ( including our beauty school) accounted for the remaining  9% of our revenue.   We believe that this revenue breakdown will continue in the future. We generally open our facilities to members 12 hours a day, 7 days a week.  Currently, our fitness centers average 33,150 visits per month and our beauty salons and spas average 21,000 visits per months

Our services and products are tailored to high end customers who appreciate quality, personal service from trained professionals.  This customer base, coupled with the growing demand for health and fitness facilities in China has positively impacted our revenues, irrespective of the recent slowdown in China's economy.  We do not anticipate that our business will be materially negatively impacted by the current economic conditions in the region.  However, in the event that economic conditions continue to deteriorate, our business may be affected

Plan of Operation and Financing Needs

Plan of Operation

SOKO currently holds all of the issued and outstanding capital of Wealthlink, which holds all of the issued and outstanding capital of Mege Union.  SOKO and Wealthlink are holding corporations and do not conduct any operations.  Mege Union directly operates one facility and otherwise conducts its business through one wholly (100%) owned and two majority (51%) owned operating subsidiaries and a branch of the majority owned subsidiary as well as through an association with seven individually-owned sole proprietorships (one of which has two additional branches) comprising the variable interest entity known as the Queen Group.  Each of the entities that comprise the Queen Group is owned independently by our Chairman, Mr. Liu.  Our affiliation with the Queen Group is managed through several exclusive agreements between the Company and each Queen Group entity.  As a result of our arrangements with these entities, we effectively control each of the Queen Group entities and, through them, we operate successful fitness centers and beauty salons and spas .  The following is a complete list of the fitness centers and beauty salons and spas currently operated by Mege Union as of October 8 , 2009, together with their recognized facility name and relationship to Mege Union or Wealthlink :

Fitness Centers

Legal Name of Entity	Commercial Name	Ownership

Shenyang Letian Yoga Fitness Center	Yoga Wave	Owned 51% by Mege Union and 49% by an unaffiliated third party
Shenyang Starway Fitness Co., Ltd.	Yoga Wave II	Owned 51% by Mege Union and 49% by an unaffiliated third party
Harbin Huang Emperor & Golden Gym Club Co., Ltd.	SOKO International Fitness Center	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union

Beauty Salons and Spas

Legal Name of Entity	Commercial Name	Ownership

Harbin Mege Union Beauty Management Ltd.	Legend Spa	Owned 100% by Wealthlink
Harbin Tai Ai Beauty Co. Ltd.	Lea Spa	Owned 100% by Mege Union
Harbin Queen Beauty Demonstration Center ("Harbin Demonstration Center")	Daowai Spa	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union
Harbin Queen Beauty Demonstration Center Nangang Branch	Nangang Spa	A branch of Harbin Demonstration Center and as such part of Queen Group
Harbin Queen Beauty Demonstration Center Xuanhua Branch	Xuanhua Spa	A branch of Harbin Demonstration Center and as such part of Queen Group
Harbin Daoli Queen Demonstration Beauty Parlor	Daoli Spa	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union
Harbin Xinyang Spa	(same as legal name)	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union
Harbin SOKO Spa	(same as legal name)	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union
Shenyang Queen Beauty Demonstration Co. Ltd.	Shenyang Queen Beauty Spa	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union

Beauty School

Legal Name of Entity	Commercial Name	Ownership

Harbin Queen Beauty Vocational Skill Training School	(same as legal name)	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union

In addition, Mege Union currently has one new beauty salon and spa facility under construction. This facility will operate under the name Da Qing and is scheduled to open in  May 2010.   We plan to expand our brand through the establishment of additional directly owned subsidiaries of Mege Union.

Through more than 17 years of dedicated efforts, we have grown significantly in terms of the number of facilities we operate and our facilities have become distinctive destinations.  At the end of 2008, we had approximately 13,000 members at our fitness centers and approximately 19,500 clients at our beauty salons and spas. While entry to our fitness centers is limited to members only, clients of our beauty salons and spas do not have to become members to receive treatments. The clients of our beauty salons and spas can either purchase one time treatments or choose to purchase multiple treatments at a discounted price. As an additional benefit, clients of our beauty salons and spas who purchase multiple treatments receive additional benefits such as private lockers, free showers and use of one of our luxury treatment suites.  Although many the members of our fitness centers are also clients of our beauty salons and spas , membership in our fitness center is not compulsory for being a clien t of our beauty salons and spas. The members of our fitness centers enjoy professional fitness and yoga services and the clients of our beauty salon and spa enjoy professional spa treatments provided by our facilities.   The attrition rate in our fitness centers is currently about 19%, the attrition rate in our beauty salons and spas (clients not returning after booking a single treatment or a multiple treatments) is currently about 16%. In the last three years the membership  base of our fitness centers and  the client base of our beauty salons and spas purchasing multiple spa treatment developed as follows:

	May 31,
	2007	2008		2009

Fitness Memberships	6,800	10,000		13,000
New Memberships	-	3 , 540	(1)	4,890
Old memberships that were renewed	-	6,460		8,110
Memberships that were not renewed	-	340		1,890

Beauty Salon and Spa Clients	5,000	10,000		19,500
New Clients	-	2,140		11,068
Recurring Clients that purchased additional treatments	-	7,860	(2)	8,432
Clients that did not purchase additional treatments	-	340		1,568

(1)
Includes 560 memberships that were signed up as a group prior to the end of the business year that ended on May 31, 2007 but where the membership term began in the business year that ended on May 31, 2008.

(2)	Includes 3,200 clients that were on record for having purchased treatments in the past but did not purchase any treatments in the business year that ended on May 31, 2007

We are focused on generating revenue in three business segments: Professional Fitness and Yoga, Beauty and Spa, and Beauty School operations. Our revenues are generated through professional services, sales of products that complement and supplement our services, membership fees and the tuition we charge our students. We currently offer different levels of membership and price structures for  our fitness centers, beauty salons and spas and beauty schools.

With respect to our fitness centers, new and renewing members can choose among three-month, twelve-month and twenty four-month memberships as well as long term memberships for three and five years based on their individual needs. For our SOKO International Fitness Center once a member signs up for the service and chooses the membership term, the member is required to prepay the membership fee for the entire term. Such prepaid membership fee is non-refundable if the member decides to cancel the membership before the term expires.  No other fees have to be paid by the member to maintain the membership. For our Yoga Wave and Yoga Wave II fitness centers, each new and renewing member pays a non-refundable initial membership fee plus a small administration fee to become a member.  In addition to such fees, members of our Yoga Wave and Yoga Wave II fitness centers pay monthly membership fees in order to maintain their membership.  Members can choose to pay the monthly membership fee on a month-by-month basis or to prepay, on a non-refundable basis, the monthly membership fees for the entire membership term at a discounted rate depending on the length of the membership term.  Currently approximately 60% of the members of our Yoga Wave and Yoga Wave II fitness center prepay their monthly membership fees.  Members of our fitness centers have unlimited access to the facility and do not have to pay for any classes we offer. However, to the extent they request the service of personal trainers, additional fees are paid by the member for such services.

There is no membership for our beauty salons and spas and the clients of our beauty salons and spas do not have to pay any upfront initiation fee or monthly service fee in order to receive services.   Clients can receive services as walk-ins and on appointment. They can choose between one-time treatments at our regular rates and multiple treatments at discounted rates. If a client chooses multiple treatments, the client is required to prepay upfront, on a non-refundable basis, the entire discounted package price for both all treatments and the products that will be used for those treatments.  However, there is no time limit on when treatments can be sought.  In addition, clients who purchase multiple treatments receive additional benefits such as private lockers, free showers and use of one of our luxury treatment suites.  All  clients of our beauty salons and spas have the opportunity to purchase additional products for at-home use.

Our beauty school offers beauty and spa professional training through different forms of courses and workshops at different price levels.  The duration of such courses and workshops is between one month and two years. Students pay tuition for coursework and workshops at the beginning of the term and, throughout the term they pay the additional cost of supplies and products.  Tuition for our courses and workshops is determined based on the level and the topic of a particular course or workshop, as well as on the number of classes that make up a full course or workshop. Our beauty school provides qualified beauticians for our beauty salon and spa operations as we offer to the top 5% of graduates the opportunity to work in one of our beauty salons and spas.  Approximately one third of our students board at our beauty school for an extra fee.

Our working capital is used for operational costs, the development of new fitness centers , debt service requirements and other capital expenditures necessary to maintain existing facilities.  Historically, we have satisfied our working capital needs through cash from operations and various short-term borrowing arrangements.  Consistent with the general practice of our industry in China, the bulk of our working capital is created through non-refundable membership fees  and prepaid non-refundable fees for membership and/or treatments .  Membership fees of members who pay monthly are recognized in the period in which facility access is provided. The membership fees of our SOKO International Fitness Center and the membership fees from members of our Yoga Wave and Yoga Wave II fitness centers who pay their monthly membership fees up-front (both new membership sales and membership renewals) as well the non-refundable initial membership fees payable by the members of our Yoga Wave and Yoga Wave II fitness centers are amortized over the period of the contract commencing with the first month of the new member contract or renewal contract, as applicable.  All sales of prepaid spa treatments are recorded as deferred revenue upon initiation and are recognized proportionally when each treatment is provided.

Our aim is to provide programs, services, and products uniquely combined with exercise, education, and nutrition to help lead our members into living a rich lifestyle as well as achieving their fitness and beauty goals.   We have elected to take advantage of the synergies among our core business lines, locating some of our beauty salons and spas within our fitness center facilities.  Shenyang Queen Beauty Spa opened in late October 2008 in the same building as our Yoga Wave fitness center.  The continued development of these overlapping opportunities has enabled us to enhance the value of our services to clients and attracts new clients from one area to another.

We believe that the health and fitness market in China provides an excellent opportunity for growth and we are currently focused on taking advantage of this opportunity to enhance the value of our brand through organic growth and strategic acquisitions. We have been expanding our business throughout Northeast China by building new facilities and updating and modifying our existing beauty salons and spas. We believe a key to our growth lies in finding new venues in thriving metropolitan areas and upscale real estate markets where we can target our core demographic customer. We have recently begun tapping in to this market with the opening of Shenyang Queen Beauty Spa. We will continue to look for opportunities to expand our operations throughout the region.

When we open a new fitness cente r or beauty salon and spa, our fixed costs increase (as do our variable costs to some degree), but without the membership revenue base of a mature fitness center or beauty salon and spa. As a new fitness center or beauty salon and spa increases its customer base, fixed costs are typically spread over an increasing revenue base and its contribution tends to improve. Based on our experience, revenues of a fitness center increase significantly during its first four years of operation. By the end of the first full year of operations, a fitness club has typically achieved modest membership contribution and is cash flow positive. By the end of the second full year of operations, a fitness center has typically generated significantly better membership contribution as the member base grows with minimal incremental fixed operating costs. By the end of the fourth full year of operations, a typical fitness center has matured, with memberships at or near capacity. Our beauty salons and spas have even better capital cycles. Based on our experience, by the end of the first 6-8 months of operations, a beauty salon and spa has typically achieved modest spa contribution and is cash flow positive. By the end of the first full year of operations, a beauty salon and spa has typically generated significantly better spa contribution as the member base grows with minimal incremental fixed operating costs. Based on the historical performance of our mature fitness centers and beauty salons and spas, we expect that, even in difficult economic times, our newer fitness centers and beauty salons and spas will grow significantly faster over the first two to three years than our average mature fitness  center and beauty salon and spa, while requiring only a minimal level of additional working capital. We expect growth in revenues to continue as recently opened fitness centers and beauty salons and spas continue to mature. In addition, we expect growth in revenues as we implement long-term strategic plans to expand the brand with new fitness centers and beauty salons and spas in existing markets and selected new markets and with new programs, services and products.

Consistent with the general practice of the spa industry in China, in order to maximize its working capital, the Company makes advances and deposits to suppliers, with whom the Company has a long standing business relationship, for inventory purchases. By doing so, we are able to maintain the relationship with the supplier and purchase the inventory under the most favorable conditions and discounts and in certain cases become the exclusive agent of a product for the Northeast region of China.

Management is committed to the growth of the Company through both organic growth and strategic acquisitions.  Members of management research and assess our existing facilities and systems to ensure that they are operating efficiently and that local employees exemplify the professional skill and dedication that has made SOKO a brand to be respected.  In evaluating potential growth opportunities within our existing operations, management evaluates our existing client base and the need for additional services to meet the lifestyle of our clients and the community at large.

Management researches and reviews the demographic makeup of the areas in which we currently operate, as well as other communities to determine the best way to utilize Company resources to expand into new markets.  Our research focuses on those areas that can support a facility that caters to upscale clientele interested in personalized attention and superior service provided by dedicated professionals.  Our marketing department has a well developed plan for identifying and targeting potential geographic sites for business development and expansion.  The tools used by our marketing professionals include reviewing independent market and demographic research and census data, as well as conducting visual inspections and obtaining written surveys of the population in a target area.  The Company tracks the results of this research against its business model to determine where or if an existing facility will be upgraded or a  new facility built in any proposed location.  Our internal market research targets growth in both residential areas and business districts among young professionals, business executives, government officials, business owners and other upper middle class individuals.

Our market research has shown that women, particularly professional, upper middle class women, are more likely to prepay for fitness and beauty services and are less likely to forego these services in an economic downturn.  Based on this information, we have targeted our growth and expansion in areas where women are likely to want to use our services - in upper middle class residential areas and business districts serving large corporations and thriving small businesses.  We believe that this business profile provides the best opportunity for growth in the Northeast region of China and is the least susceptible to economic stress.

This type of research resulted in our opening of the Shenyang Queen Beauty Spa in late October of last year.

The Company may also utilize alternative methods of expanding its business in the Northeast region of China, including partnering with existing spa owners or establishing franchises.  These strategies are under consideration and may be opportunistically developed in the future as deemed appropriate.

Coupled with the desire to grow our business outlined above, we believe that it is key to our ongoing success that all of our facilities be fitted with the most sophisticated equipment and technology available. It is our intention to develop and use 21st century technology to enhance the experience of each of our clients. We have developed a website for the members of our fitness centers that allows them to, among other things: consult with our team of professional service providers, make appointments, hold on-line discussions with our staff and other clients and review educational materials. We will continue to update and change our technology as new operating systems and software are introduced so we can remain ahead of the curve.

Financing Needs

As we have discussed above, the Company intends to pursue organic and acquisitive growth in the future.  At this time, based on our current membership and client level and fee structure (including the acceptance of members of our fitness centers to prepay their membership fees for the full term of their membership), available short-term financing and past experience with respect to membership and client increase, we believe that our existing cash reserves and incoming cash from operations are sufficient to support annual growth in the number of memberships  and clients and number of facilities similar to our growth in these areas in the past for approximately two (2) years.  Thereafter, the Company might need additional financing.  In order of priority, with existing reserves and income from operations, we have prioritized our potential growth, focusing on the opening of new facilities first.  Any additional capital expenditures are made first to upgrade our existing facilities to attract new members and clients and keep existing ones and then to acquisitions of facilities from other parties.   As we identify potential acquisition targets that fall within our target demographic, we may pursue sources of additional capital through various means, including joint venture projects and debt or equity financings in an effort to accelerate our growth. The Company has access to short-term lending facilities which are used to support its organic growth in the future.  Currently, the Company has the following two (2) loans with Shanghai Pudong Development Bank outstanding that are repayable on November 20, 2009:

		Balance at Year Ended May 31,2009

a)	Loan payable to Shanghai Pudong Development Bank with a one year term from November 21, 2008 to November 20, 2009 at a fixed interest rate of 0.4995% per month	$1,025,171

b)	Loan payable to Shanghai Pudong Development Bank with an 11-month term from January 5, 2009 to November 20, 2009 at a fixed interest rate of 0.4995% per month	$1,171,624

These loans are used for daily operations  renovating existing facilities and the construction of the new Da Qing facility.  The Company is current with all of its obligations under the terms of these loan facilities and not in breach of any covenant thereof.  Based on our loan performance and good relationship with the lender, we believe that the lender is willing to provide new and additional short-term facilities in the future.   As all of the members of our SOKO International Fitness Center are required to prepay on a non-refundable basis their membership fee for the entire term they sign-up for, approximately 60% of our members of our Yoga Wave and Yoga Wave II fitness centers choose to prepay, on a non-refundable basis, their monthly membership fees for the full term of their membership, and as the clients of our beauty salons and spas, to the extent they purchase multiple treatments, are required to prepay on a non-refundable basis all treatments and the products used for those treatments, the Company expects to able to prepay its short-term lending facilities from such fees.

Results of Operation

For the Fiscal Years Ended May 31, 2009 Compared to May 31, 2008

	Year Ended May 31,		$	%
	2009	2008	Change	Change
Revenues
Professional Services	$11,284,644	$10,296,518	$988,126	9.6%
Sales of Product	$3,624,257	$1,229,363	$2,394,894	194.8%
Membership Fees	$2,977,462	$1,498,503	$1,478,959	98.7%
Tuition	$1,682,744	$938,746	$743,998	79.3%

Total Revenues	$19,569,108	$13,963,130	$5,605,978	40.2%

Cost of Sales	$6,591,906	$5,010,643	$1,581,263	31.6%
Gross Profit	$12,977,202	$8,952,487	$4,024,715	45.0%

Operating Expenses	$5,902,059	$4,009,497	$1,892,562	47.2%

Income Tax Provision	$42,667	$74,381	$(31,714)	(42.6)%

Net Income	$7,030,500	$4,702,980	$2,327,520	49.5%

Revenues:

Revenues for the year ended May 31, 2009 increased by approximately $5.6 million or 40.2% to $19.6 million as compared to $14.0 million for the year ended May 31, 2008. Although we did not increase our prices from year to year, our sales growth was driven by increasing sales from our existing members and clients, sales of add-on services to members and clients and our continued efforts to add new members and clients in new and existing facilities.  Our member and client base increased as follows:

	Year Ended May 31,
	May 31, 2009	May 31, 2008

Fitness Memberships	13,000	10,000
New Memberships	4,890	3,540	1
Old Memberships that were renewed	8,110	6,460
Memberships that were not renewed	1,890	340

Beauty Salon and Spa Clients	19,500	10,000
New Clients	11,068	2,140
Recurring Clients that purchased additional treatments	8,432	7,860	2
Clients that did not purchase additional treatments	1,568	340

(1)
Includes 560 memberships that were signed up as a group prior to the end of the business year that ended on May 31, 2007 but where the membership term began in the business year that ended on May 31, 2008.

(2)	Includes 3,200 clients that were on record for having purchased treatments in the past but did not purchase any treatments in the business year that ended on May 31, 2007

Compared to fiscal year 2008, beauty and spa revenues increased by 29.4%, driven by the increasing number of clients and the opening of new facilities. Fitness and yoga revenues increased by 98.7%, driven by our marketing efforts to add more memberships, the acquisition of Yoga Wave and the increased revenues from our add-on services to our members.  Other revenues, which consist of beauty school tuition and related student surcharges, increased by 79.3%, driven by the increasing number of students and new courses, which in turn attracted more students.  Our business is not seasonal.

Gross Profit:

We achieved gross profits of $13.0 million for the year ended May 31, 2009, compared to $9.0 million for the previous year, representing an 45.0% or approximately $4.0 million year to year increase. Our overall gross profit margin as a percentage of revenue was 66% for the year ended May 31, 2009, compared to 64% for the previous year. The improvement of our gross profit margin was mainly driven by the shift from our lower-margin professional beauty and spa services and sales of products to higher-margin services (i.e., yoga services and beauty school tuition) during the fiscal year 2009. We also lowered our costs of products sold by negotiating with our vendors to purchase products at bulk rates.

Operating Expenses:

Our operating expenses, consisting of selling, general and administrative expenses, increased by approximately $1.9 million to $5.9 million for the year ended May 31, 2009 from $4.0 million for the previous year. This increase in selling, general and administrative expenses by 47.2% is mainly attributable to the increase in amortization of leasehold improvement, increased rental expenses for new and existing facilities and other expenses relating to our growth in sales.  The overall increase in our operating expenses was in proportion to our increase in sales.

Other Income (Expenses):

Other income (expenses), consisting primarily of interest expenses, penalty, donation and other miscellaneous expenses, increased by $232,692 to $289,840 for the year ended May 31, 2009 from $57,148 for the previous year. This increase is mainly attributable to an one-time charge of $200,000 in liquidated damage penalty we are required to pay to our investors for failure to effect a registration statement by the deadline set forth in the agreement and a loss of $54,809 from disposal of fixed assets.

Income Tax Provision:

Our provisions for income taxes for the year ended May 31, 2009 and 2008 were $42,667 and $74,381, respectively, a decrease of $31,714 or 42.6% from year to year.  The decrease in income taxes provisions is largely due to execution of our tax planning strategy this year by separating our beauty and spa facilities from our fitness centers.  Revenues from our fitness centers are usually taxed at a regular rate of 25% while revenues generated from our beauty and spa facilities are generally subject to a fixed tax system, which results in much lower taxes. As the Queen Group facilities were formed as individually-owned sole proprietorships and are being consolidated as “variable interest entities,” we will continue to enjoy a fixed tax system, in which, the income taxes are assessed annually by the local tax authority based on our past performance and creation of jobs etc. A majority of our net income is generally exempt from income taxes.  However, because of our continuing growth, we expect our fixed taxes for the Queen Group will likely increase in the future as the fixed tax system will be assessed annually based on past performance.

Net Income:

Net income for the year ended May 31, 2009 increased by approximately $2.3 million to $7.0 million as compared to $5.2 million for the previous year, representing a 49.5% increase year-to-year. This increase was mainly attributable to our 40.2% increase in revenues, coupled with our ongoing efforts to cut costs.

In general, our fitness membership and beauty salon and spa client base turns over at rate of about 11% and 19%, respectively, per year.  We believe that this turnover rate is reasonable and acceptable within our target market. We continue to strengthen our marketing strategies, enhance our facilities to provide a state-of-the-art experience for our fitness members and beauty and spa clients, and increase the knowledge and skill level of our staff in an effort to minimize turnover.  We believe that our revenue will continue to increase primarily as a result of our continued expansion of products and services, emphasis on enrolling new members and attracting new clients and improving member/client retention, and our strong focus on promoting the SOKO® and Queen's Beauty® brands in the Northeast region of China.  As we develop more higher margin offerings (such as spa services), our profits and margins should continue to grow going forward.

We have begun to implement some significant growth and expansion plans in existing and new facilities that, we believe, will result in higher net income in the long run. However, as we undergo these changes in our business, we believe we will incur a significant increase in our operating expenses, mainly due to construction costs, increased rent expenses, salaries and benefit costs and sales commissions.

For the Fiscal Years Ended May 31, 2008 Compared to May 31, 2007

	Year Ended May 31,		$	%
	2008	2007	Change	Change
Revenues
Professional Services	$10,296,518	$5,208,580	$5,087,938	98%
Sales of Product	$1,229,363	$173,046	$1,056,317	610%
Membership Fees	$1,498,503	$888,074	$610,429	69%
Tuition	$938,746	$1,123,872	$(185,126)	(16	% )

Total Revenues	$13,963,130	$7,393,572	$6,569,558	89%

Cost of Sales	$5,010,643	$2,477,836	$2,532,807	102%
Gross Profit	$8,952,487	$4,915,736	$4,036,750	82%

Operating Expenses	$4,009,497	$1,952,221	$2,057,275	105%

Income Tax Provision	$74,381	$735	$73,646	10,020%

Net Income	$4,702,980	$3,019,560	$1,683,420	56%

Revenues:

Revenues for the year ended May 31, 2008 increased by approximately $6.6 million or 89% to $14.0 million as compared to $7.4 million for the year ended May 31, 2007. As we did not increase our prices between May 31, 2007 and May 31, 2008 , our sales growth was driven by increasing sales from our existing members and clients and our continued efforts to add new members and clients in new and existing facilities.  Our member and client base increased as follows:

	Year Ended May 31,
	2008		2007

Fitness Memberships	10,000		6,800
New Memberships	3,540	(1)	-
Old memberships that were renewed	6,460		-
Memberships that were not renewed	340		-

Beauty Salon and Spa Clients	10,000		5,000
New Clients	2,140		-
Recurring Clients that purchased additional treatments	7,860	(2)	-
Clients that did not purchase additional treatments	340		-

(1)
Includes 560 memberships that were signed up as a group prior to the end of the business year that ended on May 31, 2007 but where the membership term began in the business year that ended on May 31, 2008.

(2)	Includes 3,200 clients that were on record for having purchased treatments in the past but did not purchase any treatments in the business year that ended on May 31, 2007

Compared to fiscal year 2007, beauty and spa revenues increased by 114.20%, driven by the increasing number of members and clients and recognized revenues. Fitness and yoga revenues increased by 68.7%, driven by the increase of pre-paid memberships resulting in an increase in recognized revenue and the acquisition of Yoga Wave.  Other revenues, which consist of beauty school tuition and related student costs, decreased by 16.5%, driven by a shift in the offerings of the beauty school from short-term to long-term programs.  Our business is not seasonal.

Gross Profit:

We achieved gross profits of $8.95 million for the year ended May 31, 2008, compared to $4.92 million for the previous year, representing a 82% or approximately $4.0 million year to year increase. Our overall gross profit margin as a percentage of revenue was 64% for the year ended May 31, 2008, compared to 66% for the previous year. The slight decrease in our gross profit margin was driven by sales growth in lower margin products and services.

Operating Expenses:

Operating expenses consisted of selling, general and administrative expenses and increased by approximately $2.1 million to $ 4.0 million for the year ended May 31, 2008 from $1.9 million for the previous year. This increase in selling, general and administrative expenses by 105 % is mainly attributable to an one-time consulting fees in connection with share exchange, the increase in amortization of leasehold improvement, rental expenses and other expenses relating to increasing sales.  The overall increase in our operating expenses was in proportion to our increase in sales.

Income Tax Provision:

Our provisions for income taxes for the year ended May 31, 2008 and 2007 were $74,381 and $735, respectively.  The major difference of income tax between two years derived from taxable income increase in Queen Group. As of May 31, 2008, Queen Group consisted of four individually-owned sole proprietorships (one of which has two additional branches) that, under Chinese law, are generally exempt from paying corporate level income taxes unless they are assessed by the local authority otherwise. Two of the Queen Group entities were assessed by their local tax authority to be subject to a fixed-rate income tax. Under the fixed-rate income tax system, generally 10% of the annual gross revenues from each entity are deemed taxable net income ("TNI") for income tax purpose, without giving consideration to costs and operating expenses. Income tax is then levied at 27% of the TNI.  The Mege Union spa is subject to the same fixed-rate income tax as the two Queen Group entities that are currently assessed by local tax authority.  Yoga Wave is subject to a 25% income tax rate on all of its net income.

Net Income:

Net income for the year ended May 31, 2008 increased by approximately $2.2 million to $5.2 million as compared to $3.0 million for the previous year. The year to year net income increase of 71% was mainly attributable to increase in our gross profit coupled with a low income tax rate.

Liquidity and Capital Resources

For the Fiscal Years Ended May 31, 2009 Compared to May 31, 2008
	Year Ended May 31,
	2009	2008
Cash provided by (used in):
Operating Activities	$9,385,023	$4,858,473
Investing Activities	$(8,675,665)	$(8,612,510)
Financing Activities	$(391,432)	4,728,315

Operations

Cash provided by operating activities totaled approximately $9.4 million for the year ended May 31, 2009 as compared to $4.8 million in the previous year, an increase of approximately $4.5 million year to year. The increase in our cash provided by operations was primarily due to the increase in our net income, together with a $0.5 million decrease in our advances to vendors and a $1.4 million increase in unearned revenue.

Investments

We invested $8.4 million in fixed assets and construction in process for the year ended May 31, 2009 as compared to $6.0 million in the previous year. The investments are a part of our development plans, which include continuous renovation of our existing facilities and construction of new venues.
Financing

For the year ended May 31, 2009, we entered into two short-term commercial loans with Shanghai Pudong Development Bank in the aggregate amount of $2,196,795.  We also paid off a commercial loan with Shanghai Pudong Development Bank in the amount of $1,729,107 as well as two other short-term loans in an aggregate amount of $859,120, resulting in net cash outflow of $391,432.  The short term loans include the following:

			Balance at Year Ended May 31,
			2009	2008

a	)	Loan payable to Shanghai Pudong Development Bank with a one year term from February 29, 2008 to January 29, 2009 at a fixed interest rate of 0.62% per month	$--	$1,729,107

b	)	Loan payable to Shanghai Pudong Development Bank with a one year term from November 21, 2008 to November 20, 2009 at a fixed interest rate of 0.4995% per month	$$1,025,171	$--

c	)	Loan payable to an unrelated party with a one year term from October 23, 2007 to October 28, 2008 at a fixed interest payment of RMB4,000 per quarter. This loan was extended to December 7, 2008 at a fixed interest rate of 2% per month	$--	$288,184

d	)	Loan payable to a related party with a one year term from April 1, 2008 to March 31, 2009 free of interest	$--	$529,953

e	)	Loan payable to Shanghai Pudong Development Bank with an 11-month term from January 5, 2009 to November 20, 2009 at a fixed interest rate of 0.4995% per month	$1,171,624	--

		Total	$2,196,795	$2,547,244

Interest expense paid for the above short term loans totaled $66,121 and $49,042 for the years ended May 31, 2009 and 2008, respectively.  The loan from an unrelated bank is secured by a building owned by Queen Group.  The Company is current with all of its obligations under the terms of the outstanding loan facilities from Shanghai Pudong Development Bank and not in breach of any covenant thereof.  Because of our performance on the loan facility and our good relationship with the bank, we believe that Shanghai Pudong Development Bank is willing to provide new and/or additional short-term facilities in the future .

For the Fiscal Years Ended May 31, 2008 Compared to May 31, 2007

	Year Ended May 31,
	2008	2007
Cash provided by (used in):
Operating Activities	$4,858,473	$1,523,868
Investing Activities	$(8,612,510)	$(3,744,281)
Financing Activities	$4, 728,315	--

Operations

Cash provided by operating activities totaled $4.8 million for the year ended May 31, 2008 as compared to $1.5 million in the previous year. The increase in our cash provided by operations is due to the increase in our net income, together with a decrease in our deposit to vendors.

Investments

We invested $5.9 million in fixed assets and construction in process for the year ended May 31, 2008 as compared to $3.7 million in the previous year. The investments are a part of our development plan which includes the leasehold improvement of our existing stores and opening of new venues.  We also invested $2.8 million in purchasing subsidiaries for the year ended May 31, 2008.

Financing

Cash provided by financing activities for the year ended May 31, 2008 came from  paid in capital, proceeds from issuance of common stock , a short-term facilities provided by Shanghai Pudong Development Bank and two short term facilities provided by unrelated parties.  Cash provided by such financing activities totaled $4.7 million for the year ended May 31, 2008.  The cash was used for capital expenditures (renovation of existing facilities) and acquisition activities.  We did not have any financing activities for the prior fiscal year.  Our financing cash provided during the period included $1 million from paid in capital, approximately $1. 7 million proceeds from issuance of common stock , offsetting $0.4 million to buy back 2,575,000 shares from certain original shareholders of the Company and approximately $2.5 million from short term loans, which include the following:

			Balance at Year Ended May 31,
			2008	2007

a	)	Loan payable to an unrelated bank one year term from February 29, 2008 to January 29, 2009 at a fixed interest rate of 0.62% per month,	$1,729,107	$--

b	)	Loan payable to an unrelated party one year term from October 23, 2007 to October 28, 2008 at a fixed interest payment of RMB4,000 per quarter	$288,184	$--

c	)	Loan payable to a related party one year term from April 1, 2008 to March 31, 2009 free of interest	$529,953	$--

		Total	$2,547,244	$--

Interest expense paid for the above short term loans totaled $49,042 and $0 for the years ended May 31, 2008 and 2007, respectively.  The loan from an unrelated bank is secured by a building owned by Queen Group. The Company is current with all of its obligations under the terms of the outstanding loan facilities from Shanghai Pudong Development Bank and not in breach of any covenant thereof.  Because of our performance on the loan facility and our good relationship with the bank, we believe that Shanghai Pudong Development Bank is willing to provide new and/or additional short-term facilities in the future.

Capital Expenditures

On March 1, 2008, Mege Union entered into an acquisition agreement with Shengchao to acquire 51% of Shengchao’s interest in Yoga Wave. The acquisition cost was RMB12,000,000 (approximately US$1.7 million at the date of signing). The results of operations of Yoga Wave were included in the consolidated results of operations commencing March 1, 2008.

On July  1 , 2008, Mege Union completed the acquisition of 100% of the interest of Lea Spa for RMB8,000,000 ( approximately  US$1.1 million at the date of signing of the acquisition agreement).  As a result, Lea Spa is a direct subsidiary of Mege Union located in the Sofitel Wanda Harbin Hotel engaged in the business of providing professional spa services.

On May 31, 2009, Mege Union entered into an acquisition agreement with Starway Asia Limited to purchase 51% interest of the Yoga Wave II, a Yoga studio located in the city of Shenyang.  The acquisition cost was RMB2,718,300 ( approximately US$0.4 million at the date of signing), payable on signing. The transaction was completed in June 2009.

The general purpose of the acquisitions of Lea Spa,  Yoga Wave and Yoga Wave  II is to expand our business presence in the Shenyang and Harbin markets, resulting in a maximization of profits. The funds used for the acquisitions came from the following sources :

Fund Source	Amount	Percentage of Acquisition Cost

Short Term Loan	$811,125	24.9%
Corporate Funds raised in Financing	$793,711	24.4%
Existing Profits	$1,652,057	50.7%
Total	$3,256,893	100.0%

We have also committed to upgrade and retrofit new and existing operations in several locations to maximize our appeal to existing and new clients in those locations as well as constructing new facilities, thus increasing our potential profit for the future. In general, upgrading and retrofitting our facilities consists of cosmetic renovation, purchasing state-of-the-art equipment, if appropriate, and reconfiguring space to add attractive amenities that are designed to appeal to a more sophisticated member and client base . As part of our commitment to upgrade existing facilities, we entered into a new lease for our existing Kunlun beauty salon and spa at a new location and, as a result thereof, changed its registered name to Harbin Queen Beauty Demonstration Center Xuanhua Branch and its commercial brand name used on the storefront, customer card and third party communications to Xuanhua Spa.

We also entered into a new lease for our new Da Qing facility. Currently, all renovations and constructions except the construction of the new Da Qing facility have been completed and all our facilities except Da Qing are fully accessible. The construction of the Da Qing facility is expected to be completed in May 2010. The estimated construction costs for Da Qing are $ 1,534,827 . During the construction,  the Da Qing f acility is not open to clients. The funds for the construction as well as for the lease payments during the construction period come from the existing short-term loans as well as from our cash flow generated by our ongoing operations.

We believe that our brand name has value.  As part of our long-term growth strategy, we anticipate capitalizing on this value by establishing an upscale network of fitness centers and beauty salons and spas to expand our territory and member and client base. We believe that there is significant potential for the Company's growth going forward.

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities”.

Critical Accounting Policies

While our significant accounting policies are more fully described in Note 1 to our consolidated financial statements, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Basis of presentation and consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the financial statements of SOKO, and its direct and indirect subsidiaries, as well as the Queen Group. All significant inter-company transactions and balances among SOKO, its subsidiaries and the Queen Group are eliminated upon consolidation.

Use of estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories.  Actual results could differ from those estimates.

Accounts and other receivables

Accounts and other receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts, as needed. The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debt percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate.  There was no allowance for uncollectible amounts for the years ended May 31,  2009 and 2008.

Inventories

Inventory is mainly comprised of hair and skin care supplies. Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market. Costs of inventories include unused purchases and supplies for providing beauty treatments.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of the assets are as follows:

Buildings	15 years
Building Improvements	10 years
Machinery and Equipment	5 years
Computer, Office Equipment and Furniture	5 years
Automobiles	5 years

The carrying value of property, plant and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the fixed assets is reduced by the amount of the impairment. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Construction in progress

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use. For the years ended May 31, 2009 and 2008, the Group had total accumulated costs involved with construction in progress in the amount of $1,534,827 and $3,687,591, respectively.

Goodwill

Goodwill and other intangible assets are accounted for in accordance with the provisions of Statement of Financial Accounting Standards ("FAS") No. 142, “Goodwill and Other Intangible Assets.” Under FAS No. 142, goodwill, including any goodwill included in the carrying value of investments accounted for using the equity method of accounting, and certain other intangible assets deemed to have indefinite useful lives are not amortized. Rather, goodwill and such indefinite-lived intangible assets are assessed for impairment at least annually based on comparisons of their respective fair values to their carrying values.

Goodwill impairment is determined using a two-step process. The first step compares the fair value of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit’s goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill. Estimating fair value is performed by utilizing various valuation techniques, with the primary technique being a discounted cash flow.

There were no impairment losses recognized f or the  years ended May 31, 2009 or 2008.

Revenue recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) No. 104.  Sales revenue is generally recognized when the services are provided and payments are received or collections are reasonably assured. Payments received in advance from membership fees but not yet earned are recorded as deferred revenue. Non-refundable membership fees, non-refundable initial membership fees and monthly membership fees that are prepaid on a non refundable basis are recognized on a straight-line basis over the respective membership term.

Foreign currency translation

Our functional currency is RMB but we use US Dollars for financial reporting purposes. We maintain our books and records in our functional currency, being the primary currency of the economic environment in which our operations are conducted.

In general, for consolidation purposes, we translate our assets and liabilities into US Dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income and cash flows are translated at average exchange rates during the reporting period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Equity accounts are translated at historical rates. Adjustments resulting from the translation of our financial statements are recorded as accumulated other comprehensive income.

This quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. The rate of exchange at May 31, 2008 was $1.00 = RMB6.94 and at May 31, 2009 was $1.00 = RMB 6.8281. The weighted average translation rate of $1.00 = RMB6.8412 was applied to the Group's annual income statement ended May 31, 2009.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board ("FASB") issued FAS No. 168, "The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162." FAS No. 168 provides that The FASB Accounting Standards CodificationTM ("Codification") will become the source of authoritative U.S. GAAP recognized by FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of FAS No. 168, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. FAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Adoption of FAS No. 168 is not expected to have a material impact on the Company’s results of operations or financial position .

In June 2009, FASB issued FAS No. 167, "Amendments to FASB Interpretation No. 46(R)", which improves financial reporting by enterprises involved with variable interest entities. FAS No. 167 addresses (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities , as a result of the elimination of the qualifying special-purpose entity concept in FAS No. 166 and (2) concerns about the application of certain key provisions of FIN 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. FAS No. 167 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within the first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. Adoption of FAS No. 167 is not expected to have a material impact on the Company’s results of operations or financial position.

In May 2009, FASB issued FAS No. 165, "Subsequent Events," which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. An entity should apply the requirements of FAS No. 165 to interim or annual financial periods ending after June 15, 2009. Adoption of FAS No. 165 is not expected to have a material impact on the Company’s results of operations or financial position.

On October 10, 2008, FASB issued FSP 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active,” which clarifies the application of FAS No. 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP 157-3 became effective on October 10, 2008, and its adoption did not have a material impact on our financial position or results.

In June 2008, FASB issued FSP No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.”.   FSP EITF 03-6-1 concludes that unvested share-based payment awards that contain rights to receive non-forfeitable dividends or dividend equivalents are participating securities, and thus, should be included in the two-class method of computing EPS.  FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years.  It also requires that all prior-period EPS data be adjusted retrospectively.  Its adoption did not have a material impact on our financial position or results .

Income Taxes

Wealthlink is a tax exempted company incorporated in the Cayman Islands and conducts all of its business through its subsidiary, Mege Union, and the  variable interest entity Queen Group. The share exchange transaction between Wealthlink and American Business Holdings, Inc. was considered a reverse merger, and the Company is a Delaware corporation. For accounting purpose , the transaction was treated under purchase method as a reorganization. There was no goodwill or additional value recorded in such transaction. Therefore, the share exchange is not considered a taxable event.

1)	Corporate Income Tax

The Company is a Delaware corporation and conducts all of its business through Mege Union and Queen Group, both Chinese subsidiaries. All business is conducted in China.

As of May 31, 2009 , Queen Group consisted of seven  individual-owned sole proprietorships (one of which had two additional branches), which, under the Chinese l aw , are generally exempt from paying corporate level income taxes unless they are assessed by the local authority otherwise. Two of the entities under Queen Group were assessed by the local tax authority to be subject to a fixed-rate income tax. Under the fixed-rate income tax system, generally 10% of the annual gross revenues from each entity are deemed Taxable Net Income (“TNI”) for income tax purpose, without giving consideration to the costs and operating expenses. The income tax is then levied at 27% of the TNI.

Legend  Spa is also subject to the same fixed-rate income tax as the two entities under Queen Group, while  Lea Spa’s income tax is currently levied at 20%, instead of 27%, of its TNI determined by the same fixed-rate system.

Yoga Wave is subject to an income tax rate of 25% on all of its net income.

The Company was incorporated in Delaware. It incurred a net operating loss, including amortization of share-based compensation, of $611,825 and $100,000 for U.S. income tax purposes for the years ended May 31, 2009 and 2008, respectively. The net operating loss carry forwards may be available to reduce future years' taxable income. These carry forwards will expire, if not utilized, beginning in 2028 through 2029. Management believes that the realization of the benefits arising from these losses appear to be uncertain due to Company's limited operating history and continuing losses for United States income tax purposes. Accordingly, the Company has provided a 100% valuation allowance at May 31, 2009 for the temporary difference related to loss carry-forwards. The valuation allowances for the years ended May 31, 2009 and 2008 were $208,021 and $34,000, respectively.

2)	Business Sales Tax

General business sales taxes are levied on business under both Queen Group and Mege Union.  Except for   SOKO International Fitness Center , which is subject to 3% of actual revenue, and Yoga Wave, which is subject to 5% of actual revenue, all other business is subject to either 3% or 5% on pre-determined fixed revenue.

BUSINESS

Our Business

We are in the business of operating distinctive destination centers in the Northeast region of China that offer professional fitness and yoga services as well as beauty salon and spa services . Our beauty salons and spas provide services that include, but are not limited to, skincare, hair dressing, manicure, pedicure, body care, massage, and weight loss therapy. Currently, our three fitness centers have approximately 13,000 members in total and our nine beauty salons and spas are visited by approximately 19,500 clients annually . We also operate one beauty school in Harbin, Heilongjiang Province, China. Our goal is to provide programs, services, and products that are uniquely combine exercise, education, and nutrition to help our members and clients to achieve their fitness and beauty goals and to help them to lead a healthy way of life and to achieve a richer lifestyle

To continue to support a strong member and client base, SOKO employs the following key characteristics to provide its members with a high quality product: fully functioning, high quality centers, a breadth of courses and services, and a strong focus on membership benefits and member experience.

Overview

Our business is operated through holding entities and operating entities.  SOKO currently holds all of the issued and outstanding capital of Wealthlink, which is a holding corporation holding all of the issued and outstanding capital of Mege Union.  SOKO and Wealthlink are holding corporations and do not conduct any operations.  Mege Union directly operates one facility and otherwise conducts its business through one wholly (100%) owned and two majority (51%) owned operating subsidiaries as well as through an association with seven individually-owned sole proprietorships (one of which has two additional branches) comprising the variable interest entity known as the Queen Group.  In addition, Mege Union currently has one new beauty  salon and spa facility under construction.  This facility will operate under the name Da Qing and is scheduled to open in May 2010.   Each of the entities that comprised the Queen Group is owned independently by our Chairman, Mr. Liu.  Our affiliation with the Queen Group is managed through several exclusive agreements between the Company and each Queen Group’s entity.  As a result of our arrangements with these entities, we effectively control each of the Queen Group entities and, through them, we operate successful fitness centers and beauty salons and spas.   We plan to expand our brand through the establishment of additional directly owned subsidiaries of Mege Union.

The following is a complete list of the fitness centers and beauty salons and spas currently operated by Mege Union as of October 8 , 2009, together with their recognized facility name and relationship to Mege Union:

Fitness Centers

Legal Name of Entity	Commercial Name	Ownership

Shenyang Letian Yoga Fitness Center	Yoga Wave	Owned 51% by Mege Union and 49% by an unaffiliated third party
Shenyang Starway Fitness Co., Ltd.	Yoga Wave II	Owned 51% by Mege Union and 49% by an unaffiliated third party
Harbin Huang Emperor & Golden Gym Club Co., Ltd.	SOKO International Fitness Center	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union

Beauty Salons and Spas

Legal Name of Entity	Commercial Name	Ownership

Harbin Mege Union Beauty Management Ltd.	Legend Spa	Owned 100% by Wealthlink
Harbin Tai Ai Beauty Co. Ltd.	Lea Spa	Owned 100% by Mege Union
Harbin Queen Beauty Demonstration Center ("Harbin Demonstration Center")	Daowai Spa	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union
Harbin Queen Beauty Demonstration Center Nangang Branch	Nangang Spa	A branch of Harbin Demonstration Center and as such part of Queen Group
Harbin Queen Beauty Demonstration Center Xuanhua Branch	Xuanhua Spa	A branch of Harbin Demonstration Center and as such part of Queen Group
Harbin Daoli Queen Demonstration Beauty Parlor	Daoli Spa	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union
Harbin Xinyang Spa	(same as legal name)	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union
Harbin SOKO Spa	(same as legal name)	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union
Shenyang Queen Beauty Demonstration Co. Ltd.	Shenyang Queen Beauty Spa	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union

Beauty School

Legal Name of Entity	Commercial Name	Ownership

Harbin Queen Beauty Vocational Skill Training School	(same as legal name)	Part of Queen Group - owned 100% by Mr. Liu and operated under agreements between entity and Mege Union

Services, Programs and Products

We offer the following services and programs to our members.

Professional Fitness	Beauty Salon and Spa	Beauty School
• Cardiovascular, resistance and free-weight equipment;
• Professional training;
• Group Training;
• Comprehensive Fitness Testing;
• Educational Demonstrations;
• Nutrition Coaching;
• Weight Loss Programs;
• Remix;
• Fight-do;
• Body-Balance;
• Yoga; and
•   Swimming
	• Hair, Nail and Skin Care; • Body Re-shaping; • Whirlpool, Sauna and Steam rooms, and • Therapeutic Massage;	• Professional Skill Training • Management Training

We also offer our members high-end beauty and skin care products, including: Albion; Albion-EXG; Syma; La Colline; SELF’SHOW; and BDO product lines.

We typically experience the highest level of member activity at our fitness facility and beauty salon and spa facilities during the hours of 11:00 a.m. – 01:00 p.m. and 05:00 p.m. – 07:00 p.m.

As of the end of our most recent fiscal year, our revenues from each of our business segments were:

	Year Ended May 31,		$	%
	2009	2008	Change	Change
Professional Services	$11,284,644	$10,296,518	$988,126	9.6%
Sales of Product	$3,624,257	$1,229,363	$2,394,894	194.8%
Membership Fees	$2,977,462	$1,498,503	$1,478,959	98.7%
Tuition	$1,682,744	$938,746	$743,998	79.3%

Total Revenues	$19,569,108	$13,963,130	$5,605,978	40.2%

Acquisitions of Lea Spa and Yoga Wave II

On July 10, 2008, Mege Union completed the acquisition of 100% of the interest of Lea Spa for RMB8,000,000 (equivalent to $1,124,938 at the date of signing).  As a result, Lea Spa is a direct subsidiary of Mege Union engaged in the business of owning and operating a full service spa facility located in the Sofitel Wanda Harbin Hotel.

On May 31, 2009, Mege Union entered into an acquisition agreement with Starway Asia Limited ("Starway") to  purchase a 51% interest in Yoga Wave II, fitness center located in the city of Shenyang, from Starway for RMB2,718,300 ( approximately $0.4 million at the date of signing). The acquisition was completed in June 2009.

The Queen Group

Each of the Queen Group entities was established as an independent business in 1992.  The Queen Group entities became part of Mege Union in 2007.  The Queen Group's revenue accounted for 86% and 100% of our total revenue for fiscal years 2008 and 2007, respectively.  The Queen Group consists of independently owned variable interest entities through which we operate successful fitness centers and beauty salons and spas .  Our Chairman, Mr. Liu, is the sole owner of each of the Queen Group entities.  The companies comprising the Queen Group are:

•	Harbin Huang Emperor & Golden Gym Club Co., Ltd. (SOKO International Fitness Center );

•	Harbin Daoli Queen Demonstration Beauty Parlor (Daoli Spa);

•	Harbin Queen Beauty Demonstration Center (consisting of three facilities, the Daowai Spa and two branches, Nangang Spa and Xuanhua Spa);

•	Harbin Xinyang Spa;

•	Harbin SOKO Spa

•	Shenyang Queen Beauty Demonstration Co. Ltd. ( Shenyang Queen Beauty Spa) and

•	Harbin Queen Beauty Vocational Skill Training School

Our affiliation with the Queen Group is managed through several exclusive agreements between the Company and each Queen Group’s entity.  These agreements are:

1.
a Consulting Services Agreement between Mege Union and the Queen Group entity that provides for Mege Union to exclusively provide essential services relating to technology, human resources and research and development to the Queen Group entity in exchange for a Consulting Services Fee. Currently the parties have not instituted such Consulting Fee;

2.
an Operating Agreement between Mege Union and the Queen Group entity that prohibits the Queen Group entity from taking certain material actions or entering into material agreements, including assuming debt, selling or purchasing any assets or rights, using the entity's assets or rights as collateral, or assigning some or all of the business to a third party, without the prior written consent of Mege Union;

3.
an Option Agreement among Mege Union, the Queen Group entity and the shareholders of such entity that grants Mege Union the right to acquire all of the shareholders' interest in the Queen Group entity when, if and to the extent permitted by the laws of the People's Republic of China and prohibits the shareholders from otherwise disposing of their interest in the Queen Group entity except with the prior written consent of Mege Union.  Under the laws of China no appraisal is required in the event the option granted by the Option Agreement is exercised;

4.
an Equity Pledge Agreement among Mege Union, the Queen Group entity and the shareholders of such entity that grants Mege Union a pledged interest in all of the issued and outstanding interest of the shareholders in the their shares, including the right of Mege Union to vote such shares, as security for the performance of the Queen Group entity's obligations under the Consulting Services Agreement and further; and

5.
a Proxy Agreement between Mege Union and the shareholders of the Queen Group entity that grants the board of directors of Mege Union an irrevocable proxy for the maximum period permitted by law, to vote the shareholders shares of the Queen Group entity in such manner and for or against such proposals as the board may determine.

Although each of the Queen Group entities has its own set of agreements with us, for each entity the terms and conditions of the agreements are identical to the forms filed as Exhibit 10.9 through 10.13 to the registration statement of which this prospectus is a part.  As a result of the understandings and agreements provided in the foregoing documents, we effectively control each of the Queen Group entities.   Except as set forth in these agreements, Mr. Liu is not entitled to any other compensation in connection with his ownership of the Queen Group entities.

Although the Consulting Services Agreement gives Queen Group the right to terminate, cancel or revoke the agreement in certain instances, we believe such would neither be in the interest of Mr. Liu as a shareholder of the Company nor in his interest as our Chairman and officer. The Company therefore believes that it currently does not need additional safeguards to ensure that the termination provision of the Consulting Services Agreement is not triggered.

As of June 29, 2009, there is no existing indebtedness of the Queen Group.

We generally open our facilities to members 12 hours a day, 7 days a week.  Currently, we  are averaging 19,800 visits per month at our SOKO International Fitness Center and 9,000 visits per month at our four Queen’s Beauty Spas and SOKO Beauty & Spa.

We typically experience the highest level of member  and client activity at our fitness centers and beauty salons and spas during the hours of 11:00 a.m. – 01:00 p.m. and 05:00 p.m. – 07:00 p.m. Currently, we are running at the maximum capacity at each one of our facilities.  We believe additional facilities are needed to optimize the usage of our facilities, to maximize the satisfaction of our members, and to avoid inadequate space issues, such as lack of equipment, professional trainers, beauty salon and spa professionals, etc.

Key Characteristics

Combined with 15 years of knowledge and experience with beauty salon and spa operations, advanced western management, and Chinese consumers’ habit, we have has developed a localized managing system that supports our leading position in our current fitness center and beauty salon and spa operations as well as our future expansion potential.

Our internal management systems address the following areas:

•	Working environment;

•	Equipment;

•	Research & Development;

•	Employee benefits; and

•	Employee training (professional courtesy).

Additionally, we have dedicated managers who focus on the following external areas of management control:

•	Marketing;

•	Financing;

•	Logistic control; and

•	Public relations.

We have instituted a number of incentive plans that are designed to attract and motivate our members and clients, employees and strategic partners, leading to more solid relationships and enhanced customer loyalty.

We have set our focus on serving wealthy individuals with premium consumption powers (mid- to upper-tier consumer group). We have also set our consumer focus on corporate clients who are willing to compensate their employees with memberships in our facilities as extra benefits. However, currently we are not reliant on corporate clients.  As of May 31, 2009, corporate clients contributed approximately 2.8% to our total revenue.

Marketing Strategy

We strategically target the following individual customer groups to differentiate ourselves from our competitors:

•	Management level group from various enterprises (this group has the highest demands on their lifestyle and tastes as well as the awareness of their appearances and health conditions);

•
White-collar group from various enterprises (this group tends to be the most active group of population in pursuit of the newest trends in fashion & sport activities. They also have high quality lifestyles and are considered one of the strongest consumption power groups):

•	Government group (this group tends to contain the more senior portion of the population which has comparatively higher demands on their conditions); and

•	Foreigner group (this group is the mature-stage-consumer group who usually have higher incentives and initiatives to become the member of beauty salon and spa and fitness center).

We not only engage in the traditional marketing tools to advertise in the market space, but also develop mutual beneficial platforms through our institutional customers to further enhance our marketing strategy:

•
Direct Telemarketing: by having access to the contact information of wealthy individuals and households, SOKO believes direct telemarketing is one of most effective marketing to reach its desired target customers. Our partner for information sharing in this sector is China Mobile Ltd.;

•
Event Sponsorship: by engaging the major event sponsorships with other reputable institutes, we have further increased our market awareness and exposure within the wealthy individual and household communities. Our partner for information sharing in this sector is Hiersun Diamond Group;

•
Joint Sales: we jointly sell our memberships with third party institutes to efficiently utilize the marketing effects of other brands and eventually to achieve mutual benefits by all parties. Some of our partners for information sharing in this sector include China Everbright Bank, Shanghai Pudong Development Bank, China Southern Airline and Songlei Commercial Group; and

•	Traditional Media: SOKO also reaches its target customers through traditional media channels such as TV ads, Magazine, Radio and Newspapers.

With respect to the information sharing partnerships referenced above, our partners provide us with VIP customer lists for target marketing. In return, we provide discount group membership for our partners as part of their employee benefit plans. In addition, we engage in promotional events with shopping malls, and provide some shops with beauty salon and spa discounts for their customers.

Competition

China’s health and fitness market is highly segmented and is still at its infant stage. No market leader has emerged in China unlike most of the mature markets in the West or other industrially-advanced countries. Currently, no single company in China counts for more than 3% of total nationwide market share. Management believes that due to the change ins consumer taste – health and fitness is no longer a “hobby,” and that consumer focus on the health and fitness market has shifted to quality and professionalism of service instead of pricing, as was the case in the past.

Trademarks

We currently hold registered trademarks for the following names and symbols:

Government Regulation

Physical Exercise:

According to “China Law on Physical Culture and Sport”, the administrative department for physical culture and sports under the State Council is  in charge of the operation of physical culture and sports throughout China. Other relevant departments under Chinese State Council administers the operation of physical culture and sports within their respective functions and powers.

China practices a skill-grading system for social sports instructors, who shall guide social sports activities. The social sports instructors are classified into 4 categories, Class III, Class II, Class I and State Level. Each Class of the instructors must be trained accordingly. State Level instructors (the highest level) who must have minimum five years relevant experience.

According to “Heilongjiang Provincial Administration Regulation in respect of Physical Exercise Related Business,” the physical exercise related business  is qualified with following conditions: (a). proper facilities and buildings in satisfactory with the necessary requirement of business operation, security, fire protection, environmental protection and hygiene; (b). necessary registered capital; (c). the exercising facilities and instruments in compliance with the national standard stipulated by competent institution; (d). the trained social sports instructors or other staffs with proper qualification for physical exercising guidance.

Beauty Industry

According to “Interim Measures for the Administration of Beauty Treatment and Hairdressing Industry” (the “Beauty Order”) issued by Ministry of Commerce, The Ministry of Commerce  is in charge of the work of national beauty treatment and hairdressing industry.

Pursuant to the Beauty Order, the business operators undertaking business activities of beauty treatment and hairdressing shall meet the following basic conditions: (1). having capacity for bearing civil liabilities; (2). having a fixed business place; (3). having establishment and facilities accommodated to the service items they manage; and (4). having professional technicians who have obtained the corresponding qualification certificates

The beauticians, hairdressers and other professional technicians who undertake beauty treatment and hairdressing services must obtain the qualification certificate issued by the relevant governmental department of China. The business operator of beauty treatment and hairdressing must place its business license, hygienic license, service items and charging standards in its business premises for public viewing.

The business premises for beauty treatment and hairdressing must comply with the relevant sanitation provisions and standards and have the corresponding sanitary and sterilizing facilities and measures. The practitioner  must be subject to the physical check-up of the administrative department of public health and can take up an occupation with health certificate.

Our management believes that we are compliant with all relevant applicable government regulations, and that such regulations do not materially impact our operations.

Employees

As of  May 31, 2009 , we had 800 full-time employees. Of these employees, 290 employees are employed by Mege Union and 510 employees are employed by the Queen Group. Our employees work in the functional units as indicated in the table below.

Department	Total Number

Management	30
Other Administration	70
Sales	148
Beauty and Spa Professionals	456
Fitness Professionals	96

We have not experienced any work stoppages and we consider relations with our employees to be good.

Property

SOKO and Mege Union have their corporate offices at 194 Guogeli Street, Heilongjiang Province, Harbin, China 150001.  This property is leased by SOKO.  We currently operate through standard tenancy agreements out of leased properties located at:

(1)           Harbin Daoli Queen Demonstration Beauty Parlor (Daoli Spa)
24 Xishidao Street, Daoli District, Harbin, China;

(2)            Harbin Queen Beauty Demonstration Center (Daowai Spa)
107 Jinyang Street, Daowai District, Harbin, China;

(3           Harbin Queen Beauty Demonstration Center Xuanhua Branch (Xuanhua Spa)
380-400 Xuanhua Street, Nangang District, Harbin, China;

(4)           Harbin Queen Beauty Demonstration Center Nangang Branch (Nangang Spa)
108 Jiejing Street, Nangang District, Harbin, China;

(5)           Harbin Huang Emperor & Golden Gym Club Co., Ltd. (SOKO International Fitness  Center)
7 Yushan Road, Nangang District, Harbin, China;

(6)           Harbin Mege Union Beauty Management Ltd. (Legend Spa)
389 Hanshui Road, Nangang District, Harbin, China;

(7)           Shenyang Letian Yoga Fitness Center (Yoga Wave)
96 Zhonghua Road, Heping District, Shenyang, China;

(8)           Harbin Tai Ai Beauty Co. Ltd. (Lea Spa)
68 Ganshui Road, Kaifa District, Harbin, China;

(9)           Harbin SOKO Spa
7 Yushan Road, Nangang District, Harbin, China (same as SOKO International  Fitness Center);

(10)           Shenyang Queen Beauty Demonstration Co. Ltd., (Shenyang Queen Beauty Spa)
96 Zhonghua Road, Heping District, Shenyang, China;

(11)           Harbin Xinyang Spa
330 Xinyang Road, Daoli District, Harbin, China; and

(12           Shenyang Starway Fitness Co., Ltd. (Yoga Wave II)
124 Huigong St. Shenhe District, Shenyang, China

In addition we entered into a standard lease agreement for the new Da Qing facility at 1 Lishui Road, Daqing, District, Harbin, China.

The classrooms used by Queen Beauty Vocational Skill Training School are owned by Harbin Queen Beauty Demonstration Center, which permits the school to use them without fee.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. We are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.  Should any liabilities incurred in the future, they will be accrued based on management’s best estimate of the potential loss. Furthermore, management does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MANAGEMENT

Executive Officers and Directors

Name	Position	Age

Tong Liu	Chief Executive Officer, Chairman of the Board, Director	41

Xia Yu	Chief Financial Officer, Director	39

Yang Chen	Director	32

Su Zhang	Director	38

Gideon E. Kory	Director	49

Tong Liu, 41 , has served as our Chief Executive Officer, Chairman of the Board and a Director since the consummation of the share exchange on April 11, 2008.  Mr. Liu has served as Chief Executive Officer and Director of Wealthlink and Mege Union since their formation in 2007.  He was the Chief Executive Officer of Harbin Queen Beauty Demonstration Center from July 1993 until June 2007.  Mr. Liu's experience includes management and development of professional fitness, beauty salon and lifestyle and spa businesses.  Mr. Liu graduated from Harbin Workingman Occupation University in 1991.

Xia Yu,  39 , has served as our Chief Financial Officer and a Director since consummation of the share exchange on April 11, 2008.  Ms. Yu has served as Chief Financial Officer of Wealthlink and Mege Union since their formation in 2007.  From January 2005 through May 2007, Ms. Yu served as Chief Financial Officer of Harbin Queen Beauty Demonstration Center.  From July 2004 through December 2004, Ms. Yu served as Deputy General Manager of Gaoyang Advertisement Co., Ltd. and from March 2003 through June 2004, Ms. Yu was Deputy General Manager of Shiyite Trading Co., Ltd.  Ms. Yu holds an MBA from Harbin Industry University.

Yang Chen,  32, has served as a Director of SOKO since the consummation of the share exchange on April 11, 2008.  Mr. Chen is an attorney and was a partner with the law firm of Guangsheng & Partners from May 2002 through December 2007.  Mr. Chen has an L.L.B. degree from Heilongjiang University Law School and a bachelor's degree in management from Harbin College.

Su Zhang, 38, has served as a Director of SOKO since the consummation of the share exchange on April 11, 2008.   From June 2006 through May 2009 , Mr. Zhang served as Managing Director of Investments for Hua-Mei 21st Century LLC, which is affiliated with Guerilla Capital Management, L.L.C. and Hua-Mei 21st Century Partner, LP.  From December 2005 until May 2006, he served as the Chief Operating Officer of TengTu International Ltd.  Mr. Zhang was a founder of WeiZhXian Science and Technology Co. Ltd. and served as its General Manager from March 2004 to November 2005.  From October 2003 through February 2004, Mr. Zhang served as the Assistant President of Joyo.com.  From September 2002 through September 2003, Mr. Zhang worked for Legend Capital.  Mr. Zhang holds an MBA from Guanghua School of Management, Peking University.

Gideon E. Kory, 49 , has served as a Director of SOKO since the consummation of the share exchange on April 11, 2008. Mr. Kory has been the Managing Director of Pacific Summit Capital, an investment bank and registered broker-dealer, since August 2008 . From June 2005 through July 2008, Mr. Kory was Managing Director of Pacific Summit Capital, an investment bank and registered broker-dealer and from January 2003 through May 2005, Mr. Kory served as Senior Research Analyst and Vice President of Mergers and Acquisitions for Roth Capital Partners, an investment bank and registered broker-dealer. Prior to his involvement in the securities industry, Mr. Kory spent 15 years in engineering and management working with government, commercial enterprises, and research institutions and as an independent consultant Mr. Kory is a Chartered Financial Analyst. Mr. Kory holds a Bachelor of Science in Electrical Engineering from the Israel Institute of Technology.

Each of our directors has been elected to a one year term, to serve until the annual meeting of stockholders or as soon thereafter as their successors are duly elected and qualified.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our current principal executive officer and our most highly compensated executive officer other than our current principal executive officer (collectively, the "named executive officers") for all services rendered in all capacities to the Company, and to Wealthlink, as our predecessor, and its subsidiaries for the fiscal years ended May 31, 2008 and 2007.

Name and Principal Position	Fiscal Year	Salary (1)	Bonus	Total (1)

Tong Liu, Chief Executive Officer (2)	2009	$17,574	$0	$17,574
	2008	$17,291	$0	$17,291
	2007	$15,683	$0	$15,683

Xia Yu, Chief Financial Officer (3)	2009	$8,048	$0	$8,048
	2008	$7,954	$0	$7,954
	2007	$7,214	$0	$7,214

(1)
The salary for each of the named executive officers was calculated and paid in Chinese Yuan Renminbi (RMB) by our wholly-owned subsidiary, Mege Union.  The amounts in the foregoing table represent the US dollar equivalent based on the following conversion rates:  RMB1 = $0.146453 at May 29, 2009, RMB1 = $0.144092 at May 30, 2008 and RMB1 = $0.130692 at May 31, 2007.

(2)	Prior to April 11, 2008, Mr. Liu served as Chief Executive Officer and director of Wealthlink and its subsidiaries. Mr. Liu's annual compensation is RMB120,000.

(3)	Prior to April 11, 2008, Ms. Yu served as the Chief Financial Officer of Wealthlink and its subsidiaries. Ms. Yu's annual compensation is RMB55,200.

Outstanding Equity Awards at Fiscal Year-End. There were no individual grants of stock options to purchase our common stock made to our executive officers during the fiscal years ended May 31, 2008 and 2007.

Employment Agreements. We do not have any employment agreements in place with our officers and directors.

Options/SARs Grants During Last Fiscal Year

None.

Director Compensation

Neither Mr. Liu nor Ms. Yu receives any compensation for serving on the board of directors. The following table provides information concerning the compensation of our non-executive directors for the period from June 1, 2008 through May 31, 2009:

Name	Fees Earned or Paid in Cash ($)	Option Awards($) (1)		Total ($)

Yang Chen (2)	3,515	5,994	(3)	9,509
Su Zhang (2)	3,515	5,994	(3)	9,509
Gideon E. Kory (4)	29,990	36,633	(5)	66,623

(1)
The options have an exercise price of $1.47 per share.  The values of the option awards are based on the amount recognized for financial statement reporting purposes in 2009 computed in accordance with FAS 123R (disregarding any estimates of forfeitures relating to service-based vesting conditions).  See Note 14 to the consolidated financial statements in Item 15. "Exhibits, Financial Statement Schedules" on page F-38 of this registration statement regarding assumptions underlying the valuation of stock option grants.

(2)
The cash compensation paid to Messrs. Chen and Zhang was calculated and paid in RMB, at the annual rate of RMB24,000.  The amounts in the foregoing table represent the US dollar equivalent based on the conversion rate of RMB1 = $0.146453 at May 29, 2009.

(3)
The options awarded to Messrs. Chen and Zhang on March 2, 2009 vest over a three year period, with 20% vesting on the grant date and 40% vesting on the first and second anniversaries of the grant date, provided that the reporting person remains associated with SOKO on the vesting dates. The option is exercisable for three years from the date of grant.

(4)	Mr. Kory's annual cash compensation was raised effective March 2, 2009 from $24,000 to $36,000.

(5)	The option awarded to Mr. Kory on March 2, 2009 was immediately exercisable in full and is exercisable for three years from the date of grant.

Equity Compensation Plans

We have no stock option plan.  However, we have granted compensatory stock options to our non-management directors, as set forth in the table below.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Plan category	(a)	(b)	(c)
Equity compensation plans not approved by security holders	110,000	$1.47	N/A

Total	110,000	$1.47	N/A

Pension and Retirement Plans

Currently, we do not offer any annuity, pension or retirement benefits to be paid to any of our officers, directors or employees.  As required by China law, the Company contributes to the "insurance and public housing funds" program defined by the Department of Labor.  These contributions are similar to the Social Security and Medicare programs in the US. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with our company, or from a change in our control.

Employment Agreements

We do not have any written employment agreements, aside from those entered into between our subsidiaries in China and all employees in China.

Audit Committee

The board of directors has an Audit Committee, which is comprised of Gideon E. Kory (Chairman), Yang Chen and Su Zhang. The board of directors has examined the composition of the Audit Committee in light of the regulations under the Exchange Act and the current listing standards and regulations of the NASDAQ Stock Market LLC applicable to audit committees. Based upon this examination, the board of directors has determined that each of the Audit Committee members is an “independent” director within the meaning SEC and NASDAQ regulations. Mr. Kory qualifies as an “audit committee financial expert” as that term is defined in applicable regulations of the SEC.

Director Independence

Our board has determined that each of Messrs. Chen, Kory and Zhang are independent directors within the meaning of applicable NASDAQ Stock Market and SEC rules. Each of Messrs. Chen, Kory and Zhang serve on our audit, compensation and nominating and corporate governance committees.  No other directors serve on these committees.  In considering director independence, the board studied the shares of our common stock beneficially owned by each of the directors, whether directly or indirectly, as set forth under “Security Ownership of Certain Beneficial Owners and Management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Three of our subsidiaries rent their premises from Mr. Tong Liu, our Chairman and CEO. Mr. Liu has leased the following stores to the Company pursuant to the terms of binding written lease agreements containing terms no less favorable to the Company than the Company could have negotiated in an arm’s length transaction with a motivated landlord, including substantially the following terms:

(i)
Harbin Daoli Queen Demonstration Beauty Parlor: 5 years from January 1, 2008 through December 31, 2012, for $47,300 per year, prepaid for 1 year plus an option for additional 5 years at no more than $55,000 per year.

(ii)
Harbin Queen Beauty Demonstration Center: 5 years from January 1, 2008 through December 31, 2012 for $20,300 per year, prepaid for 1 year plus an option for additional 5 years at no more than $24,000 per year.

( iii)	Mege Union office: 10-year lease from January 1, 2009 through December 31, 2018 for $73,212 per year.

Our Chairman, Mr. Liu, is the sole owner of each of the Queen Group entities.  The companies comprising the Queen Group are:

•	Harbin Huang Emperor & Golden Gym Club Co., Ltd. ( SOKO International Fitness Center);

•	Harbin Daoli Queen Demonstration Beauty Parlor ( Daoli Spa);

•	Harbin Queen Beauty Demonstration Center (consisting of three facilities, the Daowai Spa and two branches, the Nangang Spa and the XuanhuaSpa);

•	Harbin Xinyang Spa;

•	Harbin SOKO Spa;

•	Shenyang Queen Beauty Demonstration Co. Ltd. ( Shenyang Queen Beauty Spa); and

•	Harbin Queen Beauty Vocational Skill Training School.

Our affiliation with the Queen Group is managed through several exclusive agreements between the Company and each Queen Group’s entity.  These agreements are:

1.
a Consulting Services Agreement between Mege Union and the Queen Group entity that provides for Mege Union to exclusively provide essential services relating to technology, human resources and research and development to the Queen Group entity in exchange for a Consulting Services Fee.  Mr. Liu, sole proprietor of each of the Queen Group entities, has not charged the Company, nor has the Company paid Mr. Liu, any fees under the Consulting Services Agreement;

2.
an Operating Agreement between Mege Union and the Queen Group entity that prohibits the Queen Group entity from taking certain material actions or entering into material agreements, including assuming debt, selling or purchasing any assets or rights, using the entity's assets or rights as collateral, or assigning some or all of the business to a third party, without the prior written consent of Mege Union;

3
an Option Agreement among Mege Union, the Queen Group entity and the shareholders of such entity that grants Mege Union the right to acquire all of the shareholders' interest in the Queen Group entity when, if and to the extent permitted by the laws of the People's Republic of China and prohibits the shareholders from otherwise disposing of their interest in the Queen Group entity except with the prior written consent of Mege Union;

4.
an Equity Pledge Agreement among Mege Union, the Queen Group entity and the shareholders of such entity that grants Mege Union a pledged interest in all of the issued and outstanding interest of the shareholders in the their shares, including the right of Mege Union to vote such shares, as security for the performance of the Queen Group entity's obligations under the Consulting Services Agreement and further; and

5.
a Proxy Agreement between Mege Union and the shareholders of the Queen Group entity that grants the board of directors of Mege Union an irrevocable proxy for the maximum period permitted by law, to vote the shareholders shares of the Queen Group entity in such manner and for or against such proposals as the board may determine.

Although each of the Queen Group entities has its own set of agreements with us, the terms and conditions of the agreements are identical for each entity.  As a result of the understandings and agreements provided in the foregoing documents, we effectively control each of the Queen Group entities.  Except as set forth in these agreements, Mr. Liu is not entitled to any other compensation in connection with his ownership of the Queen Group entities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information, as of October 8, 2009 , concerning (a) each person that is known to us to be the beneficial owner of more than 5% of our common stock; (b) each of our named executive officers; (c) each director; and (d) all of the directors and executive officers as a group. Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares, except to the extent spouses share authority under applicable law. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person within 60 days of October 8, 2009 are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. As of October 8, 2009, there were 17,000,000 shares of our common stock outstanding.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (2)

5% Shareholders

Guerilla Capital Management, LLC. (3) Hua-Mei 21st Century Partner, LP 237 Park Avenue 9th Floor New York, New York 10017	3,652,000	19.43%

Directors and Named Executives

Tong Liu (4)	8,960,000	52.71%

Xia Yu	40,000	*

Yang Chen (5)	4,000	*

Gideon E. Kory (5)	53,333	*

Su Zhang (5)	4,000	*

All officers and directors as a group (5 persons)	9,061,333	53.30%

*	Less than 1 percent

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o SOKO, No. 194,Guogeli Street, Harbin, Heilongjiang Province, China, 150001.

(2)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(3)
This information is derived from Amendment No. 1 to Schedule 13D filed jointly by Guerilla Capital Management, LLC., a Delaware limited liability company ("Guerrilla Capital") and Hua-Mei 21st Century Partner, LP, a Delaware limited partnership (the "Partnership") on August 12, 2009 and includes 1,852,000 shares of the Company’s common stock and 1,800,000 shares underlying warrants acquired by Guerrilla Capital and the Partnership in a private placement by the Company.  Guerrilla Capital may be deemed to be the beneficial owner of 3,652,000 shares and the Partnership may be deemed to be the beneficial owner of 2,800,000 shares. Guerrilla Capital serves as investment manager for the Partnership and Guerrilla Partners L.P., a Delaware limited partnership. Guerrilla Capital (i) has the sole power to vote or direct the vote of, and sole power to dispose or direct the disposition of, 800,000 shares of our common stock and (ii) shares the power to vote or direct the vote of, to dispose or direct the disposition of, 2,852,000 shares of our common stock. The Partnership (i) has the sole power to vote or direct the vote of, and sole power to dispose or direct the disposition of, no shares of our common stock and (ii) shares the power to vote or direct the vote of, to dispose or direct the disposition of, 2,800,000 shares of our common stock. Peter Siris has control over management and investment decisions for Guerilla Capital and the Partnership. Guerrilla Capital specifically disclaims beneficial ownership in the shares reported herein except to the extent of its pecuniary interest therein.

(4)	Includes 2,000,000 shares held in escrow by Crone Rozynko LLP under the terms of an Escrow Agreement dated as of April 7, 2008..

(5)
Includes beneficial ownership of shares issuable upon the exercise of options that are currently exercisable or will be exercisable within 60 days of October 8, 2009, as follows:  Mr. Chen, 4,000 shares, Mr. Kory, 53,333 and Mr. Zhang, 4,000 shares.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 500,000,000 shares of common stock with a par value of $0.001, and 10,000,000 shares of preferred stock with a par value of $0.001. On October 8 , 2009, the Company had 17,000,000 shares of common stock issued and outstanding.

Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

Transfer Agent and Registrar

The Company’s transfer agent is StockTrans, Inc.. Their address is 44 West Lancaster Avenue, Ardmore, PA 19003, and their phone number is (610) 649-7300.

SELLING STOCKHOLDERS

Of the 4,200,000 shares of our common stock registered for public resale pursuant to this prospectus and listed under the column “Shares of Common Stock Included in Prospectus” on the table set forth below, 2,200,000 shares were previously issued and 2,000,000 are issuable upon exercise of warrants that were issued to three accredited investors in connection with a private placement offering, in which we sold units at $1.00 per share to the three accredited investors, with each unit consisting of one share of common stock and a warrant one share of common stock at an exercise price of $1.25 per share. Etech International, Inc. was engaged by us to provide financial consulting services in connection with the share exchange transaction. In exchange for providing these services, Etech International Inc. received $20,000 in cash as retainer fee and 340,000 shares of our common stock, 115,000 of which are registered for public resale pursuant to this prospectus and listed under the column “Shares of Common Stock Included in Prospectus” on the table set forth below . Etech International, Inc. received these securities to be resold in the ordinary course of business and at the time of the issuance of the securities to be resold, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.. Sichenzia Ross Friedman Ference LLP was engaged by us to provide legal services to us in connection with the transactions consummated on the Closing Date, including the share exchange and the private placement. In exchange for providing these services , Sichenzia Ross Friedman Ference LLP received 85,000 shares of our common stock.

The following table presents information as of October 8 , 2009 and sets forth the number of shares beneficially owned by each of the selling stockholders as of the date of this prospectus. The table assumes that all of the currently outstanding warrants will be exercised for common stock and all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling stockholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling stockholders upon termination of this offering. The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. We believe that, except as otherwise indicated, based on information provided to us by each of the selling stockholders, the selling stockholders listed in the table have sole voting and investment powers with respect to the securities indicated. No selling stockholders are broker-dealers or affiliates of broker-dealers.

Stockholder	Shares of Common Stock Included in Prospectus	Beneficial Ownership Before Offering (i) (ii)	Percentage of Common Stock Before Offering (i) (ii)	Beneficial Ownership After the Offering (iii)	Percentage of Common Stock Owned After Offering (iii)
Guerrilla Capital Management, L.L.C.(iv) Hua-Mei 21st Century Partners (iv)	3,600,000	3,600,000	18.95%	0	n/a

James Fuld Jr. IRA Account (v)	400,000	400,000	2.11%	0

Etech International, Inc. (vi)	115,000	340,000	2.06%	225,000	1.18%

Sichenzia Ross Friedman Ference LLP (vii)	85,000	85,000	*	0

Total	4,200,000	4,425,000	23.29%	225,000	1.18%

*	Represents less than 1% of total outstanding common stock.

(i)	These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time).

(ii)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on 17,000,000 shares issued and outstanding as of August 27, 2008, plus 2,160,000 shares issuable upon exercise of all outstanding warrants.

(iii)	Assumes that all securities registered will be sold.

(iv)
Represents 1,800,000 shares of the Company’s common stock, and 1,800,000 shares underlying warrants purchased in a private placement by the Company.  Pursuant to the information reported by Guerilla Capital and the Partnership on a Schedule 13D jointly filed by them with the SEC on April 28, 2008, Guerrilla Capital may be deemed to be the beneficial owner of 3,600,000 shares and the Partnership may be deemed to be the beneficial owner of 2,800,000 shares. Guerrilla Capital serves as investment manager for the Partnership and Guerrilla Partners L.P., a Delaware limited partnership.  Peter Siris has control over management and investment decisions for Guerilla Capital and the Partnership.

Guerrilla Capital (i) has the sole power to vote or direct the vote of, and sole power to dispose or direct the disposition of, 800,000 shares of our common stock and (ii) shares the power to vote or direct the vote of, to dispose or direct the disposition of, 2,800,000 shares of our common stock. The Partnership (i) has the sole power to vote or direct the vote of, and sole power to dispose or direct the disposition of, no shares of our common stock and (ii) shares the power to vote or direct the vote of, to dispose or direct the disposition of, 2,800,000 shares of our common stock. Guerrilla Capital specifically disclaims beneficial ownership in the shares reported herein except to the extent of its pecuniary interest therein. The principal business address of Guerilla Capital and the Partnership is located at 237 Park Avenue, 9th Floor, New York, New York 10017.

(v)	Represents 200,000 shares of the Company’s common stock, and 200,000 shares underlying warrants purchased in a private placement by the Company.

(vi)	Represents 115,000 shares issued to the selling stockholder in consideration of consulting services rendered. Mr. Zhang Wei exercises sole voting and dispositive control of such shares.

(vii)	Represents 85,000 shares issued to the selling stockholder in consideration of legal services rendered. Mr. Marc Ross exercises sole voting and dispositive control of such shares.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

•	facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock trades on the OTCBB under the symbol “SOKF.” From March 13, 2007 until July 16, 2008, our common stock traded on the OTCBB under the symbol "AMHG."  The following table sets forth the high and low intra-day prices per share of our common stock for the periods indicated, which information was provided by the OTCBB. Prior to May 28, 2008, shares of our common stock traded very infrequently and the actual price information is not readily available. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

	High	Low
Fourth Quarter Fiscal 2008 (May 28, 2008 - May 31, 2008	$12.00	$1.25
First Quarter Fiscal 2009 (through August 31, 2008)	$2.25	$0.50
Second Quarter Fiscal 2009 (through November 30, 2008)	$1.02	$0.40
Third Quarter Fiscal 2009 (through February 28, 2009)	$1.20	$0. 81
Fourth Quarter Fiscal 2009 (through May 31, 2009)	$1.55	$0.10
First Quarter Fiscal 2010 (through August 31, 2009)	$4.00	$1.55
Second Fiscal Quarter 2010 (through October 6, 2009	3.00	2.65

On October 6, 2009, the closing price of our common stock as reported on the OTCBB was 2.85 .

Holders

As of October 8, 2009, there were 17,000,000 shares of our common stock outstanding held by approximately 23 shareholders of record.  The number of our shareholders of record excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Dividend Policy

We have not paid any cash dividends on our common stock to date, and we have no intention of paying cash dividends in the foreseeable future. Whether we will declare and pay dividends in the future will be determined by our board of directors at their discretion, subject to certain limitations imposed under Delaware corporate law. In addition, our ability to pay dividends may be affected by the foreign exchange controls in the China. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our board of directors.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York. Sichenzia Ross Friedman Ference LLP has been issued 85,000 shares of the Company’s common stock in consideration of legal services rendered. The sale by Sichenzia Ross Friedman Ference LLP of all 85,000 shares issued to it is being registered pursuant to the registration statement of which this prospectus is a part.

EXPERTS

The consolidated balance sheet of the Company and its subsidiary  for the fiscal year ended May 31, 2008 and May 31, 2009, and the related consolidated statements of operations, changes in stockholders' equity and cash flows appearing in this prospectus and registration statement have been so included in reliance on the Report of Bagell Josephs, Levine & Company, LLC, an independent registered public accounting firm, appearing elsewhere in this prospectus, given on the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We dismissed Gately & Associates, L.L.C. as our independent accountants, effective as of May 14, 2008.  Gately & Associates had previously been engaged as the principal accountant to audit our financial statements.  The reason for the dismissal of Gately & Associates is that, following the consummation of the transactions set forth in the share exchange agreement: (i) the former Wealthlink Shareholders own a significant amount of the outstanding shares of our common stock and (ii) our primary business became the business previously conducted by Wealthlink.  The independent registered public accountant of Wealthlink for US accounting purposes was the firm of Bagell, Josephs, Levine & Company, LLC.  We believe that it is in our best interest to have Bagell, Josephs, Levine continue to work with our business, and we therefore retained Bagell, Josephs, Levine as our new principal independent registered accounting firm, effective as of May 14, 2008.  Bagell, Josephs, Levine is located at 406 Lippincott Drive., Suite J, Marlton, NJ 08053.  The decision to change accountants was approved by our Board of Directors on May 13, 2008.

The reports of Gately & Associates on our financial statements as at and for the years ended December 31, 2006 and December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and during the period prior to the dismissal of Gately & Associates, there were no disagreements with Gately & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Gately & Associates, would have caused it to make reference to the matter in connection with its reports.

Other than in connection with the audit of our financial statements for Wealthlink in the ordinary course prior to the consummation of the share exchange pursuant to the share exchange agreement, during the two most recent fiscal years and during the period prior to the dismissal of Gately & Associates, we did not consult Bagell, Josephs, Levine regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the Registration Statement and you should refer to our registration statement and its exhibits for further information.

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Our website address is www.sokofitness.com. The information on our website is not incorporated into this prospectus.

SOKO FITNESS & SPA GROUP, INC.

(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
SOKO Fitness & SPA Group, Inc.
(Formerly American Business Holdings, Inc)

We have audited the accompanying consolidated balance sheets of SOKO Fitness & SPA Group, Inc. as of May 31 2009 and 2008 and the related consolidated statements of income and other comprehensive income, changes in stockholders’ equity, and cash flows for the years ended May 31, 2009 and 2008.  SOKO Fitness & SPA Group, Inc. ‘s management is responsible for these consolidated financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards established by of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SOKO Fitness & SPA Group, Inc. as of May 31, 2009 and 2008 and the results of its operations, changes in stockholders’ equity, and cash flows for the years ended May 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 19 to the financial statements, the accompanying financial statements for the year ended May 31, 2008 and 2009  have been restated.

Bagell Josephs, Levine & Company, LLC
Bagell Josephs, Levine & Company, LLC
Marlton, New Jersey

August 27, 2009 (September 30, 2009 as to the effects of the restatement discussed in Note 19)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
SOKO Fitness & SPA Group, Inc.
(Formerly American Business Holdings, Inc)

We have audited the accompanying consolidated balance sheets of SOKO Fitness & SPA Group, Inc. as of May 31 2008 and 2007 and the related consolidated statements of income and other comprehensive income, changes in stockholders’ equity, and cash flows for each of the two years ended May 31, 2008 and 2007.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SOKO Fitness & SPA Group, Inc. as of May 31, 2008 and 2007 and the results of its operations, changes in stockholders’ equity, and cash flows for each of the two years ended May 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 18, the accompanying financial statements have been restated.

Bagell Josephs, Levine & Company, LLC
Bagell Josephs, Levine & Company, LLC
Marlton, New Jersey

August 21, 2008 ( September 30 , 2009 as to the effects of the restatement discussed in Note 18)

SOKO FITNESS & SPA GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(IN US DOLLARS)
	AS OF MAY 31,
	2009	2008
	(RESTATED)	(RESTATED)
ASSETS
Current assets:
Cash & cash equivalents	$1,907,640	$1,563,709
Restricted cash	7,233	-
Accounts receivable, net	110,541	682,694
Inventories	1,391,302	1,048,788
Advances to suppliers	993,084	1,467,861
Employee advance	54,783	249,900
Prepaid expense	146,959	340,993
Total Current Assets	4,611,542	5,353,945

Property, plant and equipment, net of accumulated depreciation	19,674,394	12,782,918

Other Assets
Security Deposit	47,853	-
Deferred Rent	589,188	-
Deposit to suppliers	1,464,530	720,461
Investment advance	399,750	1,152,738
Goodwill	2,525,778	1,505,710
Total Other Assets	5,027,099	3,378,909

Total Assets	29,313,035	21,515,772

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term loans	2,196,795	2,547,244
Accounts payable, accrued expenses and other payable	471,457	1,020,232
Unearned revenue	1,909,755	514,965
Taxes payable	360,229	339,555
Contingent Liability	200,000	-
Total Current Liabilities	5,138,236	4,421,996

Stockholders' Equity
Preferred Stock, $.001 par value; 10,000,000 shares authorized;
- 0 - shares issued and outstanding at May 31,2009 and 2008	-	-
Common stock, $0.001 Par value; 500,000,000 shares authorized;
17,000,000 shares issued and outstanding
at May 31, 2009 and 2008	17,000	17,000
Additional paid-in-capital	2,346,397	2,297,776
Additional paid-in-capital - Warrants	639,253	639,253
Accumulated other comprehensive income	1,910,752	1,625,829
Retained earnings	19,215,114	12,184,614
Total Stockholders' Equity	24,128,516	16,764,472
Noncontrolling interest	46,283	329,304
Total Equity	24,174,799	17,093,776

Total Liabilities and Stockholders' Equity	$29,313,035	$21,515,772

The accompanying notes are an integral part of these consolidated financial statements

SOKO FITNESS & SPA GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN US DOLLAR)

	FOR THE YEARS ENDED MAY 31,
	2009	2008 (RESTATED)
Net Sales	$19,569,108	$13,963,130

Cost of Sales	(6,591,906)	(5,010,643)

Gross Profit	12,977,202	8,952,487

Selling, General and Administrative Expenses:	5,902,059	4,009,497

Operating income	7,075,143	4,942,990

Other Income and Expenses
Interest expenses	(66,121)	(49,177)
Other income	47,012	2,357
Penalty for investors' liquidated damages	(200,000)	-
Other expenses	(70,731)	(10,328)
Total Other Income and (Expense)	(289,840)	(57,148)

Income Before Income Taxes	6,785,303	4,885,842

Provision for Income Taxes	42,667	74,381

Net Income	6,742,636	4,702,980
Less: net income (loss) attributable to the noncontrolling interest	(287,865)	108,481

Net Income Attributable to SOKO Fitness & Spa Group, Inc.	$7,030,500	$4,702,980

Other Comprehensive Income
Foreign currency translation adjustment	284,923	1,217,693

Comprehensive Income	$7,315,423	$5,902,672

Basic and Diluted Income per common share
Basic	$0.41	$0.34
Diluted	$0.41	$0.33

Weighted average common share outstanding
Basic	17,000,000	13,816,986
Diluted	17,297,931	14,118,795

The accompanying notes are an integral part of these consolidated financial statements

SOKO FITNESS & SPA GROUP, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED MAY 31, 2009 AND 2008 (RESTATED)
( IN US DOLLARS)

	Preferred Stock		Common Stock			Additional Paid-in Capital	Warrants		Accumulated Other Comprehensive Income			Total Stockholders' Equity
	par value $0.001		par value $0.001		Subscription Receivable		Number of Warrants	Additional		Retained Earnings	Non controlling Interest
	Shares	Amount	Shares	Amount				Paid in Capital

Balance at May 31,2007	-	$-	13,300,000	$13,300	$(1,000,000)	$1,140,279	-	$-	$408,136	$7,481,634	$-	$8,043,349

Purchase of subsidiary shares
from a third party											218,153	218,153

Paid in capital received					1,000,000							1,000,000

Acquisition of net asset from SOKO in the reverse merger			3,000,000	3,000		(3,000)						-

Issuance of common stock and warrants
in connection with private placement			2,510,000	2,510		1,076,737	2,160,000	639,253				1,718,500

Issuance of common stock
in connection with share exchange			765,000	765		481,185						481,950

Buyback and cancellation of common stock			(2,575,000)	(2,575)		(397,425)						(400,000)

Net Income										4,702,980	108,481	4,811,461

Other comprehensive income, net of tax									1,217,693		2,670	1,220,363
Foreign currency translation adjustment

Balance at May 31, 2008 (Restated)	-	$-	17,000,000.00	$17,000	$-	$2,297,776	2,160,000	$639,253	$1,625,829	$12,184,614	$329,304	$17,093,776

Issuance of stock options						48,621						48,621
												-
Net Income										7,030,500	(287,865)	6,742,635

Other comprehensive income, net of tax
Foreign currency translation adjustment									284,923		4,844	289,767

Balance at May 31, 2009 (Restated)	-	$-	17,000,000.00	$17,000	$-	$2,346,397	2,160,000	$639,253	$1,910,752	$19,215,114	$46,284	$24,174,799

The accompanying notes are an integral part of these consolidated financial statements

SOKO FITNESS & SPA GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
( IN US DOLLARS)

	FOR THE YEARS ENDED MAY 31,
	2009	2008 (RESTATED)
Cash Flows From Operating Activities:
Net income	$7,030,500	$4,702,980
Adjustments to reconcile net income to net cash
provided by operating activities:

Stock based compensation	48,621	481,950
Depreciation	1,719,398	1,016,855
Minority interest	(287,865)	108,481
Liquidated damage penalty	200,000	-
Loss from disposal of fixed assets	54,809	-
Rent expense converted from leasehold improvement	163,229	-

Changes in operating assets and liabilities:
Restricted cash	(7,219)	-
Accounts receivable	605,326	(270,326)
Inventories	(302,677)	(584,845)
Advances to suppliers	503,705	(279,736)
Employee advance	198,831	(163,600)
Prepaid expense	265,225	(254,681)
Security deposit	(47,761)	-
Deferred Rent	(588,061)	-
Deposit to suppliers	(730,864)	6,816
Accounts payable	7,283	(33,815)
Unearned revenue	1,367,451	6,948
Taxes payable	15,018	203,532
Accrued expenses and other payables	(829,923)	(82,086)

Cash provided by operating activities	9,385,023	4,858,473

Cash Flows From Investing Activities:
Addition in construction in progress	(5,312,845)	(2,665,759)
Purchase of property and equipment	(3,061,979)	(3,293,245)
Proceeds received from disposal of fixed assets	1,316
Investment in subsidiary	-	(1,687,408)
Cash acquired from subsidiaries	97,594	124,447
Investment advance	(399,750)	(1,090,545)

Cash used in investing activities	(8,675,665)	(8,612,510)

Cash Flows From Financing Activities:
Proceeds from capital contribution	-	1,000,000
Net proceeds from issuance of common stock	-	1,718,500
Proceeds from short-term loan	2,196,795	2,409,815
Repayment of short-term loan	(2,588,227)	-
Payment to buy back common stock	-	(400,000)

Cash provided by (used in) financing activities	(391,432)	4,728,315

Effect of exchange rate changes on cash and cash equivalents	26,005	133,316

Increase in cash and cash equivalents	343,931	1,107,594

Cash and Cash Equivalents - Beginning of the year	1,563,709	456,115

Cash and Cash Equivalents - Ending of the year	$1,907,640	$1,563,709

Supplemental disclosures of cash flow information:

Interest paid	$66,121	$49,042
Income Taxes paid	$74,135	$9,427

Non-cash investing and financing activities:

Option issued for directors	$109,898	$-
Common stock issued for share exchange	-	$481,950

The accompanying notes are an integral part of these consolidated financial statements

SOKO FITNESS & SPA GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2009 AND 2008 (RESTATED)

NOTE 1- DESCRIPTION OF BUSINESS AND ORGANIZATION

SOKO Fitness & Spa Group, Inc., (“SOKO” or the “Company") was incorporated in the State of Delaware on September 9, 2004 under the original name of American Business Holdings, Inc. as a holding vehicle to own and control a textile and plastic packaging company in Central and East Africa. On September 12, 2004, the Company completed a Stock Purchase Agreement and Share Exchange in which it purchased all of the outstanding membership shares in Tissakin Ltd., a Democratic Republic of Congo corporation. Through Tissakin Ltd., the Company was a manufacturer of bags for packaging agricultural products in the Democratic Republic of Congo.

On April 11, 2008 (the "Closing Date"), SOKO entered into a Share Exchange Agreement with Wealthlink and the Wealthlink Shareholders pursuant to which the Company issued an aggregate of 13,300,000 shares of common stock of the Company to the Wealthlink Shareholders, including Mr. Tong Liu, our current Chairman of the Board and Chief Executive Officer, in exchange for all of the outstanding shares of common stock of Wealthlink and a cash payment of $300,000 by Wealthlink to the Company.  Concurrently with the share exchange, SOKO provided $400,000 to Mr. Tong Liu to purchase 1,000,000 shares of common stock from Mr. Husain, then director of the Company, and an aggregate of 1,575,000 shares of common stock from certain other original shareholders of the Company with the understanding that Mr. Tong Liu would immediately return these 2,575,000 shares to the Company for cancellation.  Following the purchase of these 2,575,000 shares by Mr. Tong Liu on the Closing Date, Mr. Tong Liu immediately returned them to the Company as agreed for cancellation.

On the Closing Date, the Company also entered into a Consulting Agreement with Syed Idris Husain, the Company’s then President and Chief Executive Officer, pursuant to which Mr. Husain was engaged to provide the Company with regular and customary consulting advise as is requested by the Company for a period of six months from the Closing Date.  Pursuant to this agreement, the Company agreed to pay to Mr. Husain the sum of $300,000 in consideration of such services on the Closing Date.

Also, on the Closing Date, immediately prior to and as a condition to the completion of the share exchange, the Company entered into a Stock Purchase Agreement with each of Syed Irfan Husain, the Company’s then President and Chief Executive Officer, Syed Idris Husain, and Verifica International, Ltd. (collectively, the “Buyers”).  Pursuant to this agreement, the Buyers purchased all issued and outstanding shares of Tissakin Ltd., a Democratic Republic of Congo corporation and a wholly-owned subsidiary of the Company, in consideration of 79,000,000 shares of common stock of the Company owned by the Buyers.

Additionally, on the Closing Date, SOKO entered into a Securities Purchase Agreement, Warrant, Registration Rights Agreement and Lock-Up Agreement with three investors (the “Purchasers”) for an aggregate of $2,000,000 (the “Financing”). On the Closing Date, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, SOKO sold, and the Purchasers purchased, in the aggregate, 2,000,000 shares of our common stock and warrants to purchase an additional 2,000,000 shares. The warrants have an exercise price of $1.25 and are exercisable at any time through the third anniversary of the Closing Date. Additionally, each Purchaser’s ability to exercise the warrant is limited to the extent such Purchaser’s beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) would exceed 4.99% of the SOKO’s outstanding common stock. From the Closing Date and through the twelve-month anniversary of the Closing Date, certain SOKO shareholders agreed not to sell any of their shares of our common stock. The Company is obligated to file a registration statement with respect to the shares and warrants acquired by the Purchasers within 60 calendar days of the Closing Date.

SOKO FITNESS & SPA GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2009 AND 2008 (RESTATED)

As a result of the consummation of all of the foregoing transactions, the following changes in the outstanding shares of the Company were recorded:

•	The Company reacquired 79,000,000 shares from its original shareholders;

•	Mr. Liu acquired, with funds provided by the Company, 2,575,000 shares from certain original shareholders of the Company and returned such shares to the Company for cancellation;

•	The Company issued an additional 13,300,000 shares to Wealthlink Shareholders, including Mr. Liu;

•	The Company issued an aggregate of 765,000 shares to several advisors of the Company for structuring the share exchange;

•	The Purchasers acquired 2,000,000 shares and warrants to purchase up to an additional 2,000,000 shares;

•	The Company cancelled 65,000,000 shares;

•	The Company issued an aggregate of 510,000 shares to Luck Eagle for structuring the Financing; and

•	E-Tech Securities, Inc. was issued a warrant to purchase up to 160,000 shares for structuring the Financing.

An additional 425,000 shares remain held by certain original shareholders of the Company.

As a result of the aforementioned transactions, there has been a change in control of the Company as the shareholders of Wealthlink became the majority shareholders of the Company.

For accounting purpose, the transaction has been accounted for as a reverse acquisition under the purchase method. Accordingly, Wealthlink and its subsidiaries are treated as the continuing entity for accounting purposes. Following the merger, the Company changed its name from American Business Holdings, Inc. to SOKO Fitness & Spa Group, Inc.

As a result of the merger, the Company is now engaged in the business of operating distinctive destination centers that offer professional fitness, beauty salon and spa services in China. The Company provides programs, services and products that uniquely combine exercise, education and nutrition to help its members and clients to lead a healthy way of life and achieve their fitness goals.

Wealthlink was incorporated under the laws of the Cayman Islands on March 27, 2007. On June 19, 2007, Wealthlink invested $1,000,000 to form a wholly-owned subsidiary, Harbin Mege Union Beauty Management Ltd. (“Mege Union”), a wholly foreign-owned entity incorporated under the laws of the People’s Republic of China (“China”).

Except for its directly owned Lea Spa, and majority-owned subsidiary, Yoga Wave, Mege Union has not carried on any other substantive operations of its own. Instead, it has entered certain exclusive agreements with Harbin Daoli Queen Demonstration Beauty Parlor, Harbin Huang Emperor & Golden Gym Club Co. Ltd., Harbin Queen Beauty Demonstration Center, Shenyang Queen Demonstration Center, Harbin Xinyang Spa, Harbin SOKO Spa and Harbin Queen Beauty Vocational Skill Training School (collectively, the “Queen Group”). The entities in Queen Group are all organized in China as either limited liability companies or sole proprietorships.

SOKO FITNESS & SPA GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2009 AND 2008 (RESTATED)

The paid-in capital of Queen Group was funded by the majority stockholders of Mege Union. China law currently has limits on foreign ownership of companies. To comply with these foreign ownership restrictions, on August 3, 2007, Mege Union entered into certain exclusive agreements with Queen Group and its stockholders. Pursuant to these agreements, Mege Union provides exclusive consulting and other general business operation services to Queen Group, in return for a consulting services fee which is equal to Queen Group’s revenue. In addition, Queen Group’s shareholders have pledged their equity interest in Queen Group to Mege Union, irrevocably granted Mege Union an exclusive option to purchase, to the extent permitted under China law, all or part of the equity interests in Queen Group and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Mege Union. Through these contractual arrangements, Mege Union has the ability to substantially influence Queen Group’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring stockholders’ approval.

As a result of these contractual arrangements, which obligate Mege Union to absorb a majority of the risk of loss from Queen Group’s activities and enable Mege Union to receive a majority of its expected residual returns, Mege Union accounts for Queen Group as a variable interest entity under Financial Accounting Standards Board ("FASB") Interpretation No. 46R (“FIN 46R”) “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”. Accordingly, Mege Union consolidates Queen Group’s results, assets and liabilities.

Since Mege Union and Queen Group are under common control, the consolidation of Mege Union and Queen Group has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive agreements between Mege Union and Queen Group had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

On May 13, 2008, the Board of Directors of SOKO approved an amendment to the Company's Bylaws to change the Company's fiscal year from a fiscal year ending on December 31 to a fiscal year ending on May 31.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Principles of Consolidation

The consolidated financial statements include the financial statements of SOKO, Wealthlink, Mege Union and its wholly-owned subsidiaries, Lea Spa and majority-owned Yoga Wave as well as Mege Union’s variable interest entity, Queen Group. The Company, its subsidiaries and the Queen Group are collectively referred to as the "Group." All significant inter-company transactions and balances among the Company, its subsidiaries and the Queen Group are eliminated upon consolidation.

Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories.  Actual results could differ from those estimates.

Acquisitions

The purchase method of accounting is used to account for the acquisition of subsidiaries by the Group. The cost of an acquisition is measured as the fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date, irrespective of the extent of any minority interest. The excess of the cost of acquisition over the fair value of the Group’s share of the identifiable net assets acquired is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is allocated as a pro rata reduction of the amounts of the acquired assets, except for financial assets and current assets. The residual amount, if any, is recognized directly in the consolidated statements of operations and comprehensive income.

SOKO FITNESS & SPA GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2009 AND 2008 (RESTATED)

Cash and Cash Equivalents

For purposes of the statement of cash flow, the Group considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts and Other Receivables

Accounts and other receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts, as needed.

The Group uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debt percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate. There is no allowance for uncollectible amounts for the years ended May 31, 2009 and 2008.

Inventories

Inventory is mainly composed of hair care supplies and skin care supplies. Inventories are stated at the lower of cost or market, as determined on a first-in, first-out basis, or market. Costs of inventories include unused purchases and supplies for providing the beauty treatment. No allowance for inventories is considered necessary for the years ended May 31, 2009 and 2008, respectively.

Property, Equipment and Construction in Progress

Property and equipment are stated at cost, net of accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of the assets are as follows:

Buildings	15 years
Buildings improvement	10 years
Machinery and equipment	5 years
Computer, office equipment and furniture	5 years
Automobiles	5 years

The carrying value of property, plant and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the fixed assets is reduced by the amount of the impairment. The Group determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.  For the years ended May 31, 2009 and 2008, the Group had total accumulated costs involved with construction in progress in the amount of $1,534,827 and $3,687,591, respectively.

SOKO FITNESS & SPA GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2009 AND 2008 (RESTATED)

Interest capitalization

Interest capitalization is reported in accordance with the provisions of FAS No. 34, “Capitalization of Interest Cost.”

For loans to finance constructions and provide for working capital, the Group charges the borrowing costs related to working capital loans to interest expense when incurred and capitalize interest costs related to construction developments as a component of the construction costs. The interest to be capitalized for a construction is based on the amount of borrowings related specifically to such construction. Interest for any period is capitalized based on the amounts of accumulated expenditures and the interest rate of the loans. The interest capitalization period begins when expenditures have been incurred and activities necessary to prepare the asset (including administrative activities before construction) have begun, and ends when the construction is substantially completed. Interest Capitalized is limited to the amount of interest incurred.  The interest rate used in determining the amount of interest capitalized is the weighted average rate applicable to the construction-specific borrowings.

The Company’s significant judgments and estimates related to interest capitalization include the determination of the appropriate borrowing rates for the calculation, and the point at which capitalization is started and discontinued. Changes in the rates used or the timing of the capitalization period may affect the balance of property under development and the costs of sales recorded. Capitalized interest included in construction in progress amounted to $61,432 and $26,060 for the years ended May 31, 2009 and May 31, 2008, respectively.

Goodwill

Goodwill and other intangible assets are accounted for in accordance with the provisions of FAS No. 142, “Goodwill and Other Intangible Assets”. Under FAS No. 142, goodwill, including any goodwill included in the carrying value of investments accounted for using the equity method of accounting, and certain other intangible assets deemed to have indefinite useful lives are not amortized. Rather, goodwill and such indefinite-lived intangible assets are assessed for impairment at least annually based on comparisons of their respective fair values to their carrying values.

Goodwill impairment is determined using a two-step process. The first step compares the fair value of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit’s goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill. Estimating fair value is performed by utilizing various valuation techniques, with the primary technique being a discounted cash flow.

Impairment of Long-lived Assets

In evaluating long-lived assets, other than goodwill for recoverability, the Group uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with FAS No.144. To the extent that estimated future, undiscounted cash inflows attributable to the asset, less estimated future, undiscounted cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell. There were no impairment losses recognized for the years ended May 31, 2009 and 2008 .

SOKO FITNESS & SPA GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2009 AND 2008 (RESTATED)

Stock-Based Compensation

The Group records stock based compensation expense pursuant to FAS 123R. The Group estimates the fair value of the award using the Black-Scholes Option Pricing Model. Under FAS 123R, the Group’s expected volatility assumption is based on the historical volatility of Group’s stock. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.
Stock compensation expense recognized is based on awards expected to vest, and there were no estimated forfeitures. FAS No. 123R requires forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.

Revenue Recognition
The Group’s revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) 104.  Sales revenue is generally recognized when the services are provided and payments of the customers are received or collections are reasonably assured. Payments received in advance from membership fees but not yet earned are recorded as deferred revenue.”
Non-refundable membership fees, non-refundable initial membership fees and monthly membership fees that are prepaid on a non refundable basis are recognized on a straight-line basis over the respective membership term.

Cost of Sales
Costs of sales include costs of the products sold and used, inbound freight costs, cost of direct labor and overhead. Write-down of inventory to lower of cost or market is also recorded in cost of sales.

Selling, General and administrative Costs
Selling, general and administrative costs consist primarily of salaries and commissions for sales representatives, salaries for administrative staffs, rent expenses, depreciation expense and employee benefits for administrative staffs.

Comprehensive Income
FAS No. 130, “Reporting Comprehensive Income,” requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income arose from the changes in foreign currency exchange rates.

Income Taxes
The Group accounts for income tax under the provisions of FAS No.109 "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, whenever necessary, against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

SOKO FITNESS & SPA GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2009 AND 2008 (RESTATED)

Fair Value of Financial Instruments

The Group’s financial instruments include cash and cash equivalents, accounts receivable, advances to suppliers, other receivables, accounts payable, accrued expenses, taxes payable, notes payable and other loans payable. Management has estimated that the carrying amounts approximate their fair value due to the short-term nature.

Earnings per Share

The Group computes EPS in accordance with FAS No. 128, “Earnings per Share,” and SAB 98.  FAS No. 128 requires companies with complex capital structures to present basic and diluted EPS.  Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period.  Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later.  Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Foreign Currency Translation

The Group uses the United States dollar for financial reporting purposes. Mege Union, its subsidiaries and the Queen Group maintain their books and records in their functional currency, Chinese Renminbi (“RMB”), being the primary currency of the economic environment in which their operations are conducted.

In general, for consolidation purposes, the Group translates its assets and liabilities into US Dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income and cash flows are translated at average exchange rates during the reporting period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the financial statements are recorded as accumulated other comprehensive income.

This quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. At May 31, 2009, the exchange rate was $1.00 = RMB6.8281. The weighted average translation rate of $1.00 = RMB6.8412 was applied to the Group's annual income statement ended May 31, 2009.

Statement of Cash Flows

In accordance with FAS No. 95, “Statement of Cash Flows,” cash flows from the Group's operations is calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

New Accounting Pronouncements

In June 2009, FASB issued FAS No. 168, "The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162." The FASB Accounting Standards CodificationTM (“Codification”) will become the source of authoritative US GAAP recognized by FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative US GAAP for SEC registrants. On the effective date of FAS No. 168, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. FAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Adoption of FAS No. 168 is not expected to have a material impact on the Company’s results of operations or financial position

SOKO FITNESS & SPA GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2009 AND 2008 (RESTATED)

In June 2009, FASB issued FAS No. 167, "Amendments to FASB Interpretation No. 46(R)," which improves financial reporting by enterprises involved with variable interest entities. FAS No. 167 addresses (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities," as a result of the elimination of the qualifying special-purpose entity concept in FAS No. 166 and (2) concerns about the application of certain key provisions of FIN 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. FAS No. 167 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within the first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. Adoption of FAS No. 167 is not expected to have a material impact on the Company’s results of operations or financial position.

In May 2009, FASB issued FAS No. 165, "Subsequent Events," which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. An entity should apply the requirements of FAS No. 165 to interim or annual financial periods ending after June 15, 2009. Adoption of FAS No. 165 is not expected to have a material impact on the Company’s results of operations or financial position.

On October 10, 2008, FASB issued FSP 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active,” which clarifies the application of FAS No. 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP 157-3 became effective on October 10, 2008, and its adoption did not have a material impact on our financial position or results.

In June 2008, FASB issued FSP No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.”  FSP EITF 03-6-1 concludes that unvested share-based payment awards that contain rights to receive non-forfeitable dividends or dividend equivalents are participating securities, and thus, should be included in the two-class method of computing EPS.  FSP EITF 03-6-1 was effective for fiscal years beginning after December 15, 2008, and interim periods within those years.  It also requires that all prior-period EPS data be adjusted retrospectively.  Its adoption did not have a material impact on our financial position or results.

NOTE 3-ADVANCES TO SUPPLIERS

The Group makes advances to certain vendors for inventory purchases. The Advances to Suppliers were $993,084 and $1,467,861 as of May 31, 2009 and 2008, respectively.

Below is the breakdown of advances to major suppliers:

	As of May 31,
	2009	2008

Major supplier A	$993,084	$882,295
Major supplier B	-	164,387
Major supplier C	-	110,690
Others	-	310,488
Total	$993,084	$1,467,861

NOTE 4-INVENTORIES

The inventories consist of the following:

	As of May 31,
	2009	2008

Skin Care supplies	$1,348,105	$1,018,517
Hair Care supplies	39,965	30,271
Others	3,232	-

Total	$1,391,302	$1,048,788

No allowance for inventories was made for the year ended May 31, 2009 and 2008.

SOKO FITNESS & SPA GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2009 AND 2008 (RESTATED)

NOTE 5-EMPLOYEE ADVANCE

The Employee Advance was $54,783 and $249,900 as of May 31, 2009 and 2008.  The Employee Advance was made to certain employees by the Group in order for them to pay the travel expenses, office supplier expenses or any other miscellaneous expenses in future.

NOTE 6-PROPERTY AND EQUIPMENT, NET

	As of May 31,
	2009	2008
Machinery & Equipments	$3,289,848	$1,830,649
Office Equipment & Furniture	1,116,610	526,221
Automobiles	92,379	86,639
Buildings	1,772,081	1,743,516
Leasehold improvements	15,004,204	7,156,757
Sub-total	21,275,122	11,343,781
Less: Accumulated Depreciation	(3,135,554)	(2,248,454)

Construction in progress	1,534,827	3,687,591

Total	$19,674,394	$12,782,918

Depreciation expense for the years ended May 31, 2009 and May 31, 2008 was $1,719,398 and $1,016,855, respectively.

NOTE 7-DEPOSITS TO SUPPLIERS

The Deposits to Suppliers of $1,464,530 and $720,461 as of May 31, 2009 and 2008 represents deposit made to two major suppliers, with whom the Group has long standing business relationships. In order to maintain the relationships and purchase the products and equipment under the most favorable condition, the Group made the deposit.  Since the Group expects the entire amount will be repaid, no allowance has been established.

NOTE 8-INVESTMENT ADVANCE

On May 31, 2009, Mege Union entered into an acquisition agreement with Starway Asia Limited to purchase 51% interest of the Yoga Wave II, a Yoga studio located in the city of Shenyang.  The acquisition cost is RMB2,718,300 (approximately $0.4 million at the date of signing), payable on signing. Once the transaction is completed, the Group will reclassify the full amount to proper accounts.

NOTE 9-GOODWILL

On March 1, 2008, the Group’s subsidiary Mege Union (the “Purchaser”) entered into an acquisition agreement with Shenyang Shengchao Management & Advisory Co., Ltd (“the Seller”) to acquire 51% of the Seller’s interest in Yoga Wave. The consideration paid was RMB 12,000,000 (approximately $1.7 million). Goodwill of $1.5 million was recorded to reflect the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets of the acquired interest in Yoga Wave.  The results of operations of Yoga Wave were included in the consolidated results of operations commencing March 1, 2008.
On July 1, 2008, the Group acquired 100% interest of Harbin Tai Ai for RMB 8,000,000 (approximately $1.2 million). Goodwill of $1 million was recorded for the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets of the acquired interest in Tai Ai. The results of operations for Tai Ai are included in the consolidated results of operations of the Group commencing July 1, 2008.
The accompanying consolidated financial statements include the allocation of the acquisition cost to the net assets acquired based on their respective fair values. The net assets were valued by the Company's management giving consideration to the valuation services provided by an independent third party.

SOKO FITNESS & SPA GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2009 AND 2008 (RESTATED)

Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible acquired. None of the goodwill recognized is expected to be deductible for income tax purpose in China.

The following represents the allocation of the acquisition costs to the net assets acquired based on their respective fair values:

	As of May 31,
	2008		2009
		Addition
	Yoga Wave	Harbin Tai Ai	Total
Current assets	$449,970	$217,866	$667,836
Fixed assets	1,370,824	233,753	1,604,577
Total liabilities assumed	(1,382,761)	(275,394)	(1,658,155)
Net assets acquired	438,033	176,225	614,258
Noncontrolling interest	(214,636)	-	(214,636)
Total consideration paid	1,729,107	1,171,624	2,900,731
Goodwill recognized from acquisition	$1,505,710	$995,399	$2,501,109
Impact of foreign currency translation	--		24,669
Total Goodwill	$1,505,710		$2,525,778

NOTE 10-TAXES

1)	Corporate Income Tax
The Company is a Delaware corporation and conducts all of its business through Mege Union and Queen Group, both Chinese subsidiaries. All business is conducted in China.

As of May 31, 2009, Queen Group consists of seven individually-owned sole proprietorships (one of which has two additional branches), which, under the Chinese Laws, are generally exempt from paying corporate level income taxes unless they are assessed by the local authority otherwise. Two of the entities under Queen Group were assessed by the local tax authority to be subject to a fixed-rate income tax. Under the fixed-rate income tax system, generally 10% of the annual gross revenues from each entity are deemed Taxable Net Income (“TNI”) for income tax purpose, without giving consideration to the costs and operating expenses. The income tax is then levied at 27% of the TNI.

Harbin Mege Union Lea Spa is also subject to the same fixed-rate income tax as the two entities under Queen Group, while Harbin Tai Ai’s income tax is currently levied at 20%, instead of 27%, of its TNI determined by the same fixed-rate system.

Yoga Wave is subject to a 25% income tax rate on all of its net income.

Our provisions for income taxes for the year ended May 31, 2009 and 2008 were $42,667 and $74,381, respectively.

The following table reconciles the U.S. statutory rates to the Group’s effective tax rate for the years ended May 31, 2009 and 2008:

	For the Year Ended May 31,
	2009	2008
US Statutory rates	34.0%	34.0%
Foreign income not recognized in USA	-34.0%	-34.0%
China income tax	25.0%	25.0%
Tax exemption	-24.4%	-23.5%
Total provision for income tax	0.6%	1.5%

The Company was incorporated in Delaware. It incurred a net operating loss, including amortization of share-based compensation, of $611,825 and $100,000 for U.S. income tax purposes for the years ended May 31, 2009 and 2008, respectively. The net operating loss carry forwards may be available to reduce future years' taxable income. These carry forwards will expire, if not utilized, beginning in 2028 through 2029. Management believes that the realization of the benefits arising from these losses appear to be uncertain due to Company's limited operating history and continuing losses for United States income tax purposes. Accordingly, the Company has provided a 100% valuation allowance at May 31, 2009 for the temporary difference related to loss carry-forwards. The valuation allowances for the years ended May 31, 2009 and 2008 were $208,021 and $34,000, respectively.

SOKO FITNESS & SPA GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2009 AND 2008 (RESTATED)

2)   Business Sales Tax

General business sales taxes are levied on business under both Queen Group and Mege Union.  Except the Harbin Huang Emperor & Golden Gym Club Co., Ltd. which is subject to 3% of actual revenue and Yoga Wave which is subject to 5% of actual revenue, all other business is subject to either 3% or 5% on pre-determined fixed revenue.

 3) Taxes payable at May 31, 2009 and 2008 consisted of the following:

	As of May 31,
	2009	2008
Business sales tax payable	$296,887	$244,680
Corporate income tax	11,692	68,853
Other	51,650	26,022

Total taxes payable	$360,229	$339,555

NOTE 11-SHORT TERM LOANS

The short term loans include the following:

		Balance at May 31,
		2009	2008
a)	Loan payable to Shanghai Pudong Development Bank with a one year term from February 29, 2008 to January 29, 2009 at a fixed interest rate of 0.62% per month	--	$1,729,107

b)	Loan payable to Shanghai Pudong Development Bank with a one year term from November 21, 2008 to November 20, 2009 at a fixed interest rate of 0.4995% per month	$1,025,171	--

c)	Loan payable to an unrelated party with a one year term from October 23, 2007 to October 28, 2008 at a fixed interest payment of RMB4,000 per quarter. This loan was extended to December 7, 2008 at a fixed interest rate of 2% per month	--	288,184

d)	Loan payable to a related party with a one year term from April 1, 2008 to March 31, 2009 free of interest	--	529,953

e)	Loan payable to Shanghai Pudong Development Bank with an 11-month term from January 5, 2009 to November 20, 2009 at a fixed interest rate of 0.4995% per month	1,171,624	--
	Total	$2,196,795	$2,547,244
Interest expense paid for the above short term loans totaled $66,121 and $49,042 for the years ended May 31, 2009 and 2008, respectively. The loans from Shanghai Pudong Development Bank are secured by the building owned by Queen Group.

NOTE 12-DEFERRED REVENUE

Deferred revenue represents cash received from members, but not yet earned. The summary set forth below of the activity and balances in deferred revenue at May 31, 2009 and 2008 respectively. Cash additions include all cash received for membership fees and advance payments for services. Revenue recognized includes all revenue earned during the periods from membership services and other services.

A reconciliation of deferred revenue as of May 31, 2009 is as follows:

SOKO FITNESS & SPA GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2009 AND 2008 (RESTATED)

	As of May 31,
	2008			2009
	Balance	Cash Additions	Revenue Recognized	Balance
Membership fees & advance payment collected	$514,965	$20,252,609	$(18,885,155)	$1,882,419

Receipts collected & earned without deferral during period		683,953	(683,953)
	514,965	20,936,562	(19,569,108)	1,882,419

Impact of foreign currency translation				27,336
			Total	$1,909,755

NOTE 13-SEGMENT REPORTING

The Group has a single operating segment in accordance with the provisions of FAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” Although the Group provides and markets various products and services, the Group’s chief operating decision maker reviews and evaluates one set of combined financial information deciding how to allocate resources and in assessing performance.

For the years ended May 31, 2009 and 2008, the Group’s sales revenue from various products and services are as follows:

	Years ended May 31,
	2009	2008
Professional services	$11,284,644	$10,296,518
Sales of products	3,624,257	1,229,363
Membership fees	2,977,462	1,498,503
Tuition	1,682,744	938,746

Total	$19,569,108	$13,963,130

NOTE 14-STOCK OPTIONS

On March 2, 2009, the Board of Directors of the Company authorized the issuance of stock options for 60,000 shares of the Company's common stock to its three independent directors (each option was for 20,000 shares of the Company's common stock). The options granted to two of the directors vest over a three year period, with 20% vesting on the grant date and 40% vesting on the first and second anniversaries of the grant date. These options are exercisable for three years from the date of grant, provided that the directors remain associated with the Company during the period. The option granted to the third director was fully vested on the grant date and is exercisable for three years from the date of grant, regardless of continued association with the Company. The fair value of stock options granted was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions: Expected life 3 years, expected volatility 100%, dividend yield 0%, risk free interest rate 1.28% and the exercise price of $1.47. The fair value of the 60,000 options was $53,945 at the grant date.
In July 2008, the Board of Directors of the Company authorized the issuance of 50,000 shares of stock options to one of its independent directors. The options vest over a three year period, with one-third vesting on each of the grant date, and the first and second anniversaries of the grant date. The option is exercisable for five years from the date of grant. The fair value of stock options granted was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions: Expected life 5 years, expected volatility 100%, dividend yield 0%, risk free interest rate 3.91% and the exercise price of $1.47. The fair value of the 50,000 options was $55,953 at the grant date.

The Group determined its expected volatility and dividend yield based on the historical changes in stock price and dividend payments. The risk –free interest rate for the expected term of the options is based on the U.S. Treasury yield curve in effect at the time of grant.

SOKO FITNESS & SPA GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2009 AND 2008 (RESTATED)

Following is a summary of the stock option activity:

	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding as of May 31, 2008	--	--	--
Granted	110,000	$1.47	$--
Forfeited	--	--	--
Exercised	--	--	--
Outstanding as of May 31, 2009	110,000	$1.47	$--
Stock compensation expense recognized for the period is based on awards expected to vest, and there were no estimated forfeitures as the Group has a short history of issuing options. All the options granted have no intrinsic value at May 31, 2009. As of May 31, 2009, the Group has 44,667 outstanding vested stock options, with an exercise price above market, are excluded from the Group’s diluted computation.

NOTE 15- STOCKHOLDERS’ EQUITY

A. Issuance of Common Stock
On April 11, 2008, in connection with the share exchange discussed in detail under NOTE 1, the Company issued an aggregate of 13,300,000 shares of our common stock to the Wealthlink Shareholders.  In consideration of services provided to the Company in association with the consummation of the share exchange, an aggregate of 765,000 shares were issued to certain advisors. Concurrently with the share exchange, the Company provided $400,000 to Mr. Tong Liu to purchase 1,000,000 shares of common stock from Mr. Husain, then director of the Company, and an aggregate of 1,575,000 shares of common stock from certain other original shareholders of the Company with the understanding that Mr. Tong Liu would immediately return these 2,575,000 shares to the Company  for cancellation.  Following the purchase of these 2,575,000 shares by Mr. Tong Liu on the Closing Date, Mr. Tong Liu immediately returned the 2,575,000 shares as agreed to the Company for cancellation.   Additionally, on April 11, 2008, SOKO sold in the aggregate, 2,000,000 shares of its common stock to certain accredited investors, at a purchase price of $1.00 per share. The Company received net proceeds of $1,718,500 in connection with this private placement after the reduction of  $ 84,000 in legal expenses, $170,000 paid to E-Tech Securities, Inc. as a cash fee ($30,000 as a cash retainer fee and $140,000 success fee) for structuring the Financing, and $27,500 paid to the escrow agent and transfer agent in connection with the Financing. There were 17,000,000 shares of common stock issued and outstanding on May 31, 2009 and 2008.

B. Warrants
With the warrants attached to the stocks sold in the private placement, the investors are entitled to purchase an aggregate of 2,000,000 shares of common stock at an exercise price of $1.25 per share. All these warrants are exercisable for three years from the effective date of registration statement. Moreover, the placement agent is entitled to purchase an aggregate of 160,000 shares of common stock at an exercise price of $1.25 per share. All these warrants are exercisable for three years from the issuance date April 11, 2008. In accordance with EITF 00-19, the warrants are classified in the equity section as an offset to additional paid-in capital.

SOKO FITNESS & SPA GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2009 AND 2008 (RESTATED)

Following is a summary of the status of warrants outstanding as of May 31, 2009:

	Warrants Outstanding	Weighted Average Exercise Price	Average Remaining Life
Outstanding as of May 31, 2008	2,160,000	$1.25	$1.92
Granted	--	--	--
Forfeited	--	--	--
Exercised	--	--	--
Outstanding as of May 31, 2009	2,160,000	$1.25	$1.92

NOTE 16-RELATED TRANSACTIONS

The Group rents the premises for certain locations from Mr. Tong Liu, our Chairman and CEO. Mr. Liu has leased Mege Union's office, as well as two stores to the Group pursuant to the terms of binding written lease agreements containing terms no less favorable to the Group than the Group could have negotiated in an arm’s length transaction with a motivated landlord, including substantially the following terms:

i.	Harbin Daoli Queen Demonstration Beauty Parlor: 5-year lease from January 1, 2007 through December 31, 2011 for $47,300 per year;

ii.	Harbin Queen Beauty Demonstration Center: 5-year lease from January 1, 2007 through December 31, 2011 for $20,300 per year;

iii.	Mege Union office: 10-year lease from January 1, 2009 through December 31, 2018 for $73,212 per year.

NOTE 17-EARNINGS PER SHARE

EPS for the periods ended May 31, 2009 and 2008 is determined by dividing net income for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding. The following is an analysis of the differences between basic and diluted EPS in accordance with FAS No. 128, “Earnings Per Share.”

The following demonstrates the calculation for EPS for the year ended May 31, 2009 and 2008:

	Year ended May 31,
	2009	2008
Basic and diluted earnings per share
Net income	$7,030,500	$4,702,980

Weighted average common share outstanding
Basic	17,000,000	13,816,986
Diluted	17,297,931	14,118,795
Earnings per share
Basic	$0.41	$0.34
Diluted	$0.41	$0.33

The Group had outstanding warrants of 2,160,000 on each of May 31, 2009 and 2008. As of May 31, 2008, the warrants were anti-dilutive because the exercise price was higher than market price. The warrants are included in diluted weighted average shares calculation at May 31, 2009. The Group had outstanding options of 110,000 and 0, on May 31, 2009 and 2008, respectively. As of May 31, 2009 and 2008, the options are anti-dilutive because the exercise prices are higher than market price.

SOKO FITNESS & SPA GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2009 AND 2008 (RESTATED)

NOTE 18-COMMITMENTS AND CONTINGENCIES

1)   Commitments

i.
The Group leases offices and fitness facilities under non-cancellable operating leases. The Group recognizes rent expense on a straight-line basis over the term of the lease in accordance to FAS No.13 “Accounting for Leases.” The Group has entered into eleven tenancy agreements for the lease of the premises.

The Group’s commitments for minimum rental payments under these lease agreements are as follows:

As of May 31, 2009
2010	$776,079
2011	851,563
2012	830,632
2013	793,787
2014	685,986
2015	656,878
2016	674,735
2017	706,108
2018	512,313
2019	263,310

Total	$6,751,392

Rent expense for the years ended May 31, 2009 and 2008 was $687,386 and $289,040, respectively.

ii.
According to the warrant agreement to investors, the warrants contain a cashless exercise provision, which entitle the holders to receive a certificate for the number of warrant shares if any time after 180 days from the Closing there is no effective Registration Statement registering pursuant to the Registration Rights Agreement entered into by the Group and the Holders, or no current prospectus available for, the resale of the Warrant Shares by the Holders.

2)   Contingencies

The Registration Rights Agreement between the Group and security purchaser provides for liquidated damages to the extent that the Group does not attain certain milestones within specified time frames. Specifically, if the Group had failed to file a registration statement within 60 calendar days after the Closing (a milestone which was met by the Group), or in the event that it fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within 10 Trading Days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective, or registration statement is not declared effective within 180 calendar days after the Closing, or in the event that such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than 10 consecutive calendar days or more than an aggregate of 30 calendar days during any 12-month period (which need not be consecutive calendar days), liquidated damages amounting to approximately $20,000 per month would have been payable to purchasers, and such liquidated damages are payable for each 30 calendar day period on a daily pro-rata for any portion of a month prior to cure of an event. The maximum amount of liquidation damage payable to security purchaser is $200,000. As first round comment letter dated July 8, 2008, which was responded to SEC by September 5, 2008, liquidated damages for the delay amounting to approximately $28,810 has been accrued in the first quarter of fiscal year 2009. At that time, the estimate effective date of the registration statement was November 20, 2008; we accrued registration payment approximately $26,800 for late effectiveness. In second quarter, our estimated response to second round comment  dated October 11, 2008 was around January 15, 2009, additional $56,950 liquidation damage had been accrued for late response, also our estimated effective date of the registration statement was to be February 20, 2009; the estimated penalty approximately $40,200 for additional delay had been accrued. In the third quarter, the response to second round comment was sent out on February, 17, 2009, one month later than the previous estimation and the estimated effective date will be April 30, 2009. The liquidation damage and registration payment liability reaches the maximum amount $200,000 as of May 31, 2009.

3)   Guarantee

Mege Union agrees to, whenever necessary, act as the guarantor for Queen Group, its variable interest entities, in all contracts, agreements or transactions in connection with Queen Group’s operation between Queen Group and any third party, to provide full guarantee for the performance of such contracts, agreements or transactions by Queen Group. In return, Queen Group agrees to pledge all of its assets, including accounts receivable, to Mege Union. As of May 31, 2009, Mege Union has not provided any guarantee to any third party on behalf of Queen Group. Therefore, the Company is currently not exposed to any guarantor’s obligations under this guarantee arrangement.

SOKO FITNESS & SPA GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2009 AND 2008 (RESTATED)

NOTE 19-RESTATEMENT

We have restated the consolidated financial statements for the year ended May 31 2008 and 2009 for the following reasons:

The 1,275,000 shares issued to advisors in connection with the share exchange and private placement was previously treated as recapitalization.  Upon further review, the Company determined that only 765,000 shares of the 1,275,000 shares issued to advisors were issued in connection with the share exchange, the remaining 510,000 shares issued to advisors were issued in connection with the private placement. Thus, the Company accounted for the value of the service provided by advisors in connection with the share exchange in the amount of $557,950 as expenses for the year ended May 31, 2008.

During the course of its review, the Company also determined that a revision was required to the description of the share exchange transaction, related to the buyback of 2,575,000 shares by Mr. Liu on behalf of the Company.  This revision affected the calculation of the basic and diluted weighted average common shares outstanding, as well as earnings per share, for the year ended May 31, 2008.

The impact of this restatement on the financial statements as originally reported as of May 31, 2008 and 2009 is summarized below:

	May 31, 2008
	As Reported	As Restated
Additional paid-in capital	2,091,165	2,297,776
Additional paid-in-capital -Warrants	372,914	639,253
Retained earnings	12,657,564	12,184,614
Selling, General and Administrative expenses	3,536,547	4,009,497
Net income	$5,284,411	$4,702,980
Net income per common share
Basic	$0.45	$0.34
Diluted	$0.43	$0.33
Weighted average common share outstanding
Basic	11,601,781	13,816,986
Diluted	11,903,589	14,118,795

	May 31, 2009
	As Reported	As Restated
Additional paid-in-capital	$2,139,786	$2,346,397
Additional paid in-capital-warrants	372,914	639,253
Retained earnings	19,688,064	19,215,114

	For the year ended May 31, 2008
	As Reported	As Restated
Cash Flows From Operating Activities:
Net income	$5,175,930	$4,702,980
Adjustments to reconcile net income to net cash
provided by operating activities:
Stock compensation for consulting services	-	481,950

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	1,327,500	1,718,500
Payment to buy back common stock	-	(400,000)

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC.)
CONSOLIDATED BALANCE SHEETS
FOR THE YEARS ENDED MAY 31, 2008 (RESTATED) AND 2007
(IN US DOLLARS)

	AS OF MAY 31,
	2008	2007
	(Restated)
ASSETS
Current assets:
Cash & cash equivalents	$1,563,709	$456,115
Accounts receivable, net	682,694	334,692
Inventories	1,048,788	390,223
Advances to supplier	1,467,861	857,757
Employee advance	249,900	35,684
Prepaid expense	340,993	51,841
Total Current Assets	5,353,945	2,126,312

Property, plant and equipment, net of accumulated depreciation	12,782,918	5,612,605

Other Assets
Deposit to supplier	720,461	659,993
Investment advance	1,152,738	-
Goodwill	1,505,710	-
	3,378,909	659,993

Total Assets	21,515,772	8,398,910

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term loan	2,547,244	-
Accounts payable, accrued expenses and other payable	1,020,232	75,984
Unearned revenue	514,965	171,457
Taxes payable	339,555	108,120
Total Current Liabilities	4,421,996	355,561

Minority Interest	329,304	-

Stockholders' Equity
Preferred Stock, $.001 par value; 10,000,000 shares authorized;
- 0 - shares issued and outstanding at May 31,2008 and 2007	-	-
Common stock, $0.001 Par value; 500,000,000 shares authorized;
17,000,000 and 1 3 , 3 00, 000 shares issued and outstanding
at May 31, 2008 and 2007, respectively	17,000	13,300
Subscription receivable		(1,000,000)
Additional paid-in-capital	2,297,776	1, 140,279
Additional paid-in-capital - Warrants	639,253	-
Accumulated other comprehensive income	1,625,829	408,136
Retained earnings	12,184,614	7,481,634
Total Stockholders' Equity	16,764,472	8,043,349

Total Liabilities and Stockholders' Equity	$21,515,772	$8,398,910

The accompany notes are an integral part of these consolidated financial statements.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC.)
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED MAY 31, 2008 (RESTATED) AND 2007
(IN US DOLLARS)

	FOR THE YEARS ENDED MAY 31,
	2008	2007
	(Restated)
Net Sales	$13,963,130	$7,393,572

Cost of Sales	(5,010,643)	2,477,836

Gross Profit	8,952,487	4,915,736

Selling, General and Administrative Expenses:	4,009,497	1,952,221

Operating income	4,942,990	2,963,515

Other Income and Expenses
Interest Income (expenses)	(49,177)	-
Other income	2,357	59,070
Other expenses	(10,328)	(2,289)
Total other income and (expense)	(57,148)	56,781

Income Before Income Taxes and Minority Interest	4,885,842	3,020,296

Provision for Income Taxes	74,381	735

Minority Interest	108,481	-

Net Income	$4,702,980	$3,019,560

Other Comprehensive Income
Foreign Currency translation adjustment	1,217,693	304,996

Comprehensive Income	$5,902,672	$3,324,556

Basic and Diluted Income per common share
Basic	$0.34	$0.23
Diluted	$0.33	$0.23

Weighted average common share outstanding
Basic	13,816,986	13,300,000
Diluted	14,118,795	13,300,000

The accompany notes are an integral part of these consolidated financial statements.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC.)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED MAY 31, 2008 AND 2007 (RESTATED)
( in USD)

	Preferred Stock		Common Stock				Warrants		Accumulated Other Comprehensive Income		Total Stockholders' Equity
	par value $0.001		par value $0.001		Subscription Receivable	Additional	Number of Warrants	Additional Paid in Capital		Retained Earnings
	Shares	Amount	Shares	Amount		Paid-in Capital

Balance at May 31, 2006	-	$-	13,300,000	$13,300	-	$140,279			$103,140	$4,462,074	$4,718,793

Net Income										3,019,560	3,019,560

Capital contribution receivable					(1,000,000)	1,000,000
											-
Other Comprehensive income:									304,996		304,996
Foreign currency translation adjustment

Balance at May 31, 2007	-	$-	13,300,000	$13,300	$(1,000,000)	$1,140,279	-	$-	$408,136	$7,481,634	$8,043,349

Paid in Capital received					1,000,000						1,000,000

Acquisition of net asset from SOKO in the reverse merger			3,000,000	3,000		(3,000)					-

Issuance of common stock and warrants
in connection with private placement			2,510,000	2,510		1,076,737	2,160,000	639,253			1,718,500

Issuance of common stock for consultants
in connection with share exchange			765,000	765		481,185					481,950

Buyback and cancellation of common stock			-2,575,000	-2,575		(397,425)					(400,000)

Net Income										4,702,980	4,702,980

Other Comprehensive income, net of tax									1,217,693		1,217,693
Foreign currency translation adjustment

Balance at May 31, 2008 (Restated)	-	$-	17,000,000	$17,000	$-	$2,297,776	2,160,000	$639,253	$1,625,829	$12,184,614	$16,764,472

The accompany notes are an integral part of these consolidated financial statements.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
AS OF MAY 31, 2008 (RESTATED) and 2007
(IN US DOLLARS)

	FOR THE YEARS ENDED MAY 31,
	2008	2007
	(Restated)
Cash Flows From Operating Activities:
Net income	$4,702,980	$3,019,560
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,016,855	412,307
Minority interest	108,481
Stock Compensetion for consulting services	481,950
Changes in operating assets and liabilities:
Accounts receivable	(270,326)	(323,545)
Inventory	(584,845)	123,816
Advances to suppliers	(279,736)	(803,128)
Employee advance	(163,600)	(17,355)
Prepaid expense	(254,681)	(2,389)
Deposit to vendor	6,816	(330,118)
Accounts payable	(33,815)	(14,387)
Unearned revenue	6,948	58,648
Taxes payable	203,532	(632,880)
Accrued expenses and other payables	(82,086)	33,339

Cash provided by operating activities	4, 858 , 743	1,523,868

Cash Flows From Investing Activities:
Addition in Construction in Progress	(2,665,759)	(3,708,397)
Purchase of property and equipment	(3,293,245)	(35,884)
Investment in subsidiary- Yoga Wave	(1,687,408)	-
Cash acquired from subsidiary - Yoga Wave	124,447
Investment advance	(1,090,545)	-

Cash used in investing activities	(8,612,510)	(3,744,281)

Cash Flows From Financing Activities:
Proceeds from capital contribution	1,000,000	-
Proceeds from issuance of common stock	1, 718 ,500	-
Payment to buy back common stock	(400,000)
Proceeds from short-term loan	2,409,815	-

Cash provided by financing activities	4,728,315	-

Effect of exchange rate changes on cash and cash equivalents	133,316	118,911

Increase (decrease) in cash and cash equivalents	1,107,594	(2,101,503)

Cash and Cash Equivalents - Beginning of the year	456,115	2,557,618

Cash and Cash Equivalents - Ending of the year	$1,563,709	$456,115

Supplemental disclosures of cash flow information:

Interest paid	$49,042	$-
Income Taxes paid	$9,427	$754

Non-cash Investing and Financing Activities:
Common stock issued for share exchange	$481,950	$-

The accompany notes are an integral part of these consolidated financial statements.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 (RESTATED) AND 2007

NOTE 1.  DESCRIPTION OF BUSINESS AND ORGANIZATION

SOKO Fitness & Spa Group, Inc., (“SOKO” or the “Company) was incorporated in the State of  Delaware on September 9, 2004 under the original name of  American Business Holdings, Inc. as a holding vehicle to own and control a textile and plastic packaging company in Central and East Africa. On September 12, 2004, the Company completed a Stock Purchase Agreement and Share Exchange in which it purchased all of the outstanding membership shares in Tissakin Ltd., a Democratic Republic of Congo corporation.  Through Tissakin Ltd., the Company was a manufacturer of bags for packaging agricultural products in the Democratic Republic of Congo.

On April 11, 2008 (the “Closing Date”), SOKO entered into a Share Exchange Agreement with Wealthlink and the Wealthlink Shareholders pursuant to which the Company issued  13,300,000 shares of common stock of the Company to the Wealthlink Shareholders, including Mr. Tong Liu, our current Chairman of the Board and Chief Executive Officer, in exchange for all of the outstanding shares of common stock of Wealthlink and a cash payment of $300,000 by Wealthlink to the Company.

Concurrently with the share exchange, SOKO provided $400,000 to Mr. Tong Liu to purchase 1,000,000 shares of common stock from Mr. Husain, then director of the Company, and an aggregate of 1,575,000 shares of common stock from certain other original shareholders of the Company with the understanding that Mr. Tong Liu would immediately return these 2,575,000 shares to the Company for cancellation.  Following the purchase of these 2,575,000 shares by Mr. Tong Liu on the Closing Date, Mr. Tong Liu immediately returned them to the Company as agreed for cancellation.  These transactions are collectively referred to as the "share exchange."

On the Closing Date, the Company also entered into a Consulting Agreement with Syed Idris Husain, the Company’s then President and Chief Executive Officer, pursuant to which Mr. Husain was engaged to provide the Company with regular and customary consulting advise as is requested by the Company for a period of six months from the Closing Date.  Pursuant to this agreement, the Company agreed to pay to Mr. Husain the sum of $300,000 in consideration of such services on the Closing Date.

Also, on the Closing Date, immediately prior to and as a condition to the completion of the share exchange, the Company entered into a Stock Purchase Agreement with each of Syed Irfan Husain, the Company’s then President and Chief Executive Officer, Syed Idris Husain, and Verifica International, Ltd. (collectively, the “Buyers”).  Pursuant to this agreement, the Buyers purchased all issued and outstanding shares of Tissakin Ltd., a Democratic Republic of Congo corporation and a wholly-owned subsidiary of the Company, in consideration of 79,000,000 shares of common stock of the Company owned by the Buyers.

Additionally, on the Closing Date, SOKO entered into a Securities Purchase Agreement, Warrant, Registration Rights Agreement and Lock-Up Agreement with three investors (the “Purchasers”) for an aggregate of $2,000,000 (the “Financing”). On the Closing Date, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, SOKO sold, and the Purchasers purchased, in the aggregate, 2,000,000 shares of our common stock and warrants to purchase an additional 2,000,000 shares. The warrants have an exercise price of $1.25 and are exercisable at any time through the third anniversary of the Closing Date. Additionally, each Purchaser’s ability to exercise the warrant is limited to the extent such Purchaser’s beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) would exceed 4.99% of the SOKO’s outstanding common stock. From the Closing Date and through the twelve-month anniversary of the Closing Date, certain SOKO shareholders agreed not to sell any of their shares of our common stock. The Company is obligated to file a registration statement with respect to the shares and warrants acquired by the Purchasers within 60 calendar days of the Closing Date.

As a result of the consummation of all of the foregoing transactions, the following changes in the outstanding shares of the Company were recorded:

•	The Company reacquired 79,000,000 shares from its original shareholders;

•	Mr. Liu acquired, with funds provided by the Company , 2,575,000 shares from certain original shareholders of the Company and returned such shares to the Company for cancellation;

•	The Company issued an additional 13,300,000 shares to Wealthlink Shareholders, including Mr. Liu;

•	The Company issued an aggregate of 765,000 shares to several advisors of the Company for structuring the share exchange;

•	The Purchasers acquired 2,000,000 shares and warrants to purchase up to an additional 2,000,000 shares;

•	The Company cancelled 65,000,000 shares; and

•	The Company issued an aggregate of 510,000 shares to Luck Eagle for structuring the Financing; and

•	E-Tech Securities, Inc. was issued a warrant to purchase up to 160,000 shares for structuring the Financing .

An additional 425,000 shares remain held by certain original shareholders of the Company.

As a result of the aforementioned transactions, there has been a change in control of the Company as the shareholders of Wealthlink became the majority shareholders of the Company.

For accounting purpose, the transaction has been accounted for as a reverse acquisition under the purchase method. Accordingly, Wealthlink and its subsidiaries are treated as the continuing entity for accounting purposes. Following the merger, the Company changed its name from American Business Holdings, Inc. to SOKO Fitness & Spa Group, Inc.

As a result of the merger, the Company is now engaged in the business of operating distinctive destination centers that offer professional fitness, beauty salon and spa services in China. The Company provides programs, services and products that uniquely combine exercise, education and nutrition to help their members lead a healthy way of life and achieve their fitness goals. SOKO currently maintains more than 10,000 memberships within our 6 facilities located in the Northeast region of China.

Wealthlink was incorporated under the laws of the Cayman Islands on March 27, 2007.  On June 19, 2007, Wealthlink invested $1,000,000 to form a wholly-owned subsidiary, Harbin Mege Union Beauty Management Ltd. (“Mege Union”), a wholly foreign-owned entity (“WFOE”) incorporated under the laws of the People’s Republic of China (“China”).

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 ( RESTATED) AND 2007

Except for its directly owned Legend Spa, and majority-owned subsidiary, Yoga Wave, Mege Union has not carried on any other substantive operations of its own. Instead, it has entered certain exclusive agreements with Harbin Daoli Queen Demonstration Beauty Parlor, Harbin Huang Emperor & Golden Gym Club Co. Ltd., Harbin Queen Beauty Demonstration Center and Harbin Queen Beauty Vocational Skill Training School (collectively, the “Queen Group”). The entities in Queen Group are all organized in China as either limited liability companies or sole proprietorships.

The paid-in capital of Queen Group was funded by the majority stockholders of Mege Union. China law currently has limits on foreign ownership of companies. To comply with these foreign ownership restrictions, on August 3, 2007, Mege Union entered into certain exclusive agreements with Queen Group and its stockholders. Pursuant to these agreements, Mege Union provides exclusive consulting and other general business operation services to Queen Group, in return for a consulting services fee which is equal to Queen Group’s revenue. In addition, Queen Group’s shareholders have pledged their equity interest in Queen Group to Mege Union, irrevocably granted Mege Union an exclusive option to purchase, to the extent permitted under China law, all or part of the equity interests in Queen Group and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Mege Union. Through these contractual arrangements. Mege Union has the ability to substantially influence Queen Group’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring stockholders’ approval.

As a result of these contractual arrangements, which obligate Mege Union to absorb a majority of the risk of loss from Queen Group’s activities and enable Mege Union to receive a majority of its expected residual returns, Mege Union accounts for Queen Group as a variable interest entity (“VIE”) under Financial Accounting Standards Board ("FASB") Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”. Accordingly, Mege Union consolidates Queen Group’s results, assets and liabilities.

Since Mege Union and Queen Group are under common control, the consolidation of Mege Union and Queen Group has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive agreements between Mege Union and Queen Group had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

On May 13, 2008, the Board of Directors of SOKO Fitness & Spa Group, Inc. (the "Company" or "SOKO") approved an amendment to the Company's Bylaws to change the Company's fiscal year from a fiscal year ending on December 31 to a fiscal year ending on May 31.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

The consolidated financial statements include the financial statements of SOKO, Wealthlink, Mege Union and its majority-owned subsidiary Yoga Wave, as well as Mege Union's variable interest entity, Queen Group. All significant inter-company transactions and balances among the Company, its subsidiaries and VIEs are eliminated upon consolidation.

Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flow, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 ( RESTATED) AND 2007

Accounts and Other Receivables

Accounts and other receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts, as needed.

The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debt percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate. There is no allowance for uncollectible amounts for the years ended May 31, 2008 and 2007.

Inventories

Inventory is mainly comprised of hair and skin care supplies.  Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market. Costs of inventories include unused purchases and supplies for providing the beauty treatment. No allowance for inventories is considered necessary for the years ended May 31, 2008 and 2007.

Property, Equipment and Construction in Progress

Property and equipment are stated at cost, net of accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of the assets are as follows:

Building	15 years
Building Improvements	10 years
Machinery and equipment	5 years
Computer, office equipment and furniture	5 years
Automobiles	5 years

The carrying value of property, plant and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the fixed assets is reduced by the amount of the impairment. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use.

For the years ended May 31, 2008 and 2007, the Company had total accumulated costs involved with construction in progress in the amount of $3,687,591 and $788,915, respectively.

Interest Capitalization

Interest capitalization is reported in accordance with the provisions of FAS No. 34, “Capitalization of Interest Cost.”

For loans to finance constructions and provide for working capital, the Group charges the borrowing costs related to working capital loans to interest expense when incurred and capitalize interest costs related to construction developments as a component of the construction costs. The interest to be capitalized for a construction is based on the amount of borrowings related specifically to such construction. Interest for any period is capitalized based on the amounts of accumulated expenditures and the interest rate of the loans. The interest capitalization period begins when expenditures have been incurred and activities necessary to prepare the asset (including administrative activities before construction) have begun, and ends when the construction is substantially completed. Interest Capitalized is limited to the amount of interest incurred.  The interest rate used in determining the amount of interest capitalized is the weighted average rate applicable to the construction-specific borrowings.

The Company’s significant judgments and estimates related to interest capitalization include the determination of the appropriate borrowing rates for the calculation, and the point at which capitalization is started and discontinued. Changes in the rates used or the timing of the capitalization period may affect the balance of property under development and the costs of sales recorded. Capitalized interest included in construction in progress amounted to $26,060 and -0- for the years ended May 31, 2008 and May 31, 2007, respectively.

Goodwill

Goodwill and other intangible assets are accounted for in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets”. Under SFAS 142, goodwill, including any goodwill included in the carrying value of investments accounted for using the equity method of accounting, and certain other intangible assets deemed to have indefinite useful lives are not amortized. Rather, goodwill and such indefinite-lived intangible assets are assessed for impairment at least annually based on comparisons of their respective fair values to their carrying values.

Goodwill impairment is determined using a two-step process. The first step compares the fair value of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit’s goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill. Estimating fair value is performed by utilizing various valuation techniques, with the primary technique being a discounted cash flow.

In evaluating long-lived assets for recoverability, including finite-lived intangibles and property and equipment, the Company uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with SFAS No.144. To the extent that estimated future, undiscounted cash inflows attributable to the asset, less estimated future, undiscounted cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 ( RESTATED) AND 2007

There was no impairment losses recognized for the periods presented.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) 104.  Sales revenue is generally recognized when the services are provided and payments of the customers are received or collections are reasonably assured. Payments received in advance from membership fees but not yet earned are recorded as deferred revenue.”

Non-refundable membership fees, non-refundable initial membership fees and monthly membership fees that are prepaid on a non refundable basis are recognized on a straight-line basis over the respective membership term.

Cost of Sales

Costs of sales include costs of the products sold and used, inbound freight costs, cost of direct labor and overhead. Write-down of inventory to lower of cost or market is also recorded in cost of sales.

Selling, General and Administrative Costs

Selling, general and administrative costs consist primarily of salaries and commissions for sales representatives, rent expenses, depreciation expense and salaries and employee benefits for administrative staffs.

Comprehensive Income

Statement of Financial Accounting Standards ("SFAS") No. 130, “Reporting Comprehensive Income”, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income arose from the changes in foreign currency exchange rates.

Income Taxes

The Company accounts for income tax under the provisions of SFAS No.109 "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, whenever necessary, against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, advances to suppliers, other receivables, accounts payable, accrued expenses, taxes payable, notes payable and other loans payable. Management has estimated that the carrying amounts approximate their fair value due to the short-term nature.

Earnings per Share

The Company computes earnings per share (“EPS’) in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share” (“SFAS No. 128”), and SEC Staff Accounting Bulletin No. 98 (“SAB 98”).  SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS.  Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period.  Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later.  Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 ( RESTATED) AND 2007

Foreign Currency Translation

The Company uses the United States dollar (“US Dollars”) for financial reporting purposes. The Company, Mege Union and Queen Group maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted.

In general, for consolidation purposes, the Company translates its’ subsidiary Legend and Queen Group's assets and liabilities into US Dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income and cash flows are translated at average exchange rates during the reporting period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the Company’s, Mege Union's and Queen Group's financial statements are recorded as accumulated other comprehensive income.

This quotation of the exchange rates does not imply free convertibility of Chinese Yuan Renminbi ("RMB") to other foreign currencies. The rate of exchange at May 31, 2008 was US$1.00 = RMB6.94. The weighted average translation rate of US$1.00 = RMB7.3358 was applied to the Company's 12 months income statement for 2008.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company's operations is calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

New Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financials Liabilities — Including an Amendment of FASB Statement No. 115." This standard permits measurement of certain financial assets and financial liabilities at fair value. If the fair value option is elected, the unrealized gains and losses are reported in earnings at each reporting date. Generally, the fair value option may be elected on an instrument-by-instrument basis, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. SFAS No. 159 requires prospective application and also establishes certain additional presentation and disclosure requirements. The standard is effective as of the beginning of the fiscal year that begins after November 15, 2007. We are currently evaluating the provisions of SFAS No. 159 to determine the potential impact, if any, the adoption will have on our financial statements.

In June 2007, the FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities” (“FSP EITF 07-3”), which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed. The Company has adopted FSP EITF 07-3 and expensed the research and development as it incurred.

In December 2007, the FASB issued SFAS No. 160,“Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has not determined the effect that the application of SFAS 160 will have on its consolidated financial statements.

In December 2007, Statement of Financial Accounting Standards No. 141(R), Business Combinations, was issued. SFAS No. 141R replaces SFAS No. 141, Business Combinations. SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method ) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This replaces SFAS 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. SFAS 141R also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141R). SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company is currently assessing the potential impact that adoption of SFAS No. 141R may have on our financial statements.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 ( RESTATED) AND 2007

In March 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. SFAS No. 161 is effective beginning January 1, 2009. We are currently assessing the potential impact that adoption of SFAS No. 161 may have on our financial statements.

In June 2008, FASB issued FSP No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.”  FSP EITF 03-6-1 concludes that unvested share-based payment awards that contain rights to receive non-forfeitable dividends or dividend equivalents are participating securities, and thus, should be included in the two-class method of computing EPS.  FSP EITF 03-6-1 was effective for fiscal years beginning after December 15, 2008, and interim periods within those years.  It also requires that all prior-period EPS data be adjusted retrospectively.  Its adoption did not have a material impact on our financial position or results.

On October 10, 2008, FASB issued FSP 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active,” which clarifies the application of FAS No. 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP 157-3 became effective on October 10, 2008, and its adoption did not have a material impact on our financial position or results.

In May 2009, FASB issued FAS No. 165, "Subsequent Events," which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. An entity should apply the requirements of FAS No. 165 to interim or annual financial periods ending after June 15, 2009. Adoption of FAS No. 165 is not expected to have a material impact on the Company’s results of operations or financial position.

In June 2009, FASB issued FAS No. 168, "The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162." The FASB Accounting Standards CodificationTM (“Codification”) will become the source of authoritative US GAAP recognized by FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative US GAAP for SEC registrants. On the effective date of FAS No. 168, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. FAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Adoption of FAS No. 168 is not expected to have a material impact on the Company’s results of operations or financial position.

In June 2009, FASB issued FAS No. 167, "Amendments to FASB Interpretation No. 46(R)," which improves financial reporting by enterprises involved with variable interest entities. FAS No. 167 addresses (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities," as a result of the elimination of the qualifying special-purpose entity concept in FAS No. 166 and (2) concerns about the application of certain key provisions of FIN 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. FAS No. 167 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within the first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. Adoption of FAS No. 167 is not expected to have a material impact on the Company’s results of operations or financial position.

NOTE 3. ADVANCES TO SUPPLIERS

The Company makes advances to certain vendors for inventory purchases. The Advances to Suppliers were $1,467,861 and $857,757 as of May 31, 2008 and 2007.

Below is the breakdown of advances to major suppliers:

	As of May 31,
	2008	2007

Major supplier A	$882,295	$857,757
Major supplier B	164,387	-
Major supplier C	110,690	-
Others	310,488	-
Total	$1,467,861	$857,757

NOTE 4.  INVENTORIES

The inventories consist of the following:

	As of May 31,
	2008	2007

Skin care supplies	$1,018,517	$381,054
Hair care supplies	30,271	9,169
Total	$1,048,788	$390,223

No allowance for inventories was made for the years ended May 31, 2008 and 2007.

NOTE 5. EMPLOYEE ADVANCE

The Employee Advance was $249,900 and $35,684 as of May 31, 2008 and 2007.  The Employee Advance was made to certain employees by the Company in order for them to pay the travel expenses, office supplier expenses or any other miscellaneous expenses in future.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 (RESTATED) AND 2007

NOTE 6. PROPERTY AND EQUIPMENT, NET

	As of May 31,
	2008	2007
Machinery & Equipments	$1,830,649	$1,456,744
Office Equipment & Furniture	526,221	265,813
Automobiles	86,639	5,097
Buildings	1,743,516	-
Leasehold improvements	7,156,757	4,138,126
Sub-total	11,343,781	5,865,780
Less: Accumulated Depreciation	(2,248,454)	(1,042,089)

Construction in progress	3,687,591	788,915

Total	$12,782,918	$5,612,605

Depreciation and amortization expense for the years ended May 31, 2008 and May 31, 2007 was $1,016,855 and $412,307, respectively.

NOTE 7. DEPOSIT TO SUPPLIER

The Deposit to Supplier of RMB 5,000,000, $720,461 and $659,993 as of May 31, 2008 and 2007 represents deposit made to a major supplier, with whom the Company has a long standing business relationship. In order to maintain the relationship and purchase the products under the most favorable condition, the Company made the deposit.  Since the Company expects the entire amount will be repaid, no allowance has been established.

NOTE 8. INVESTMENT ADVANCE

On March 1, 2008, the Company’s subsidiary Mege Union (the “Purchaser”) entered into an acquisition agreement with Harbin Tai Ai Beauty Co, Ltd  to purchasing 100% interest of Lea Spa .  The acquisition cost is RMB 8,000,000, and the agreement calls for payment in advance. As of May 31, 2008, Mege Union has made full payment of RMB 8,000,000, equivalent to approximately $1.2 million . Once the transaction is completed, the Company will reclassify the full amount to proper accounts.

It is expected that with the completion of this acquisition, the Company will be able to expand its market shares in Harbin area.

NOTE 9. GOODWILL

On March 1, 2008, the Company’s subsidiary Mege Union entered into an acquisition agreement with Shenyang Shengchao Management & Advisory Co., Ltd to acquire 51% of Shengchao’s interest in Yoga Wave. The consideration paid was US$1,729,107 (including the translation difference of $41,699). The results of operations of Yoga Wave were included in the consolidated results of operations commencing March 1, 2008.  Yoga Wave is a yoga center and health club located in Shenyang, Liaoning Province, China.  The general purpose of the acquisition of Yoga Wave is to expand SOKO's business presence in the Shenyang market, resulting in a maximization of profit.

The accompanying consolidated financial statements include the allocation of the acquisition cost to the net assets acquired based on their respective fair values. The net assets were valued by the Company's management giving consideration to the valuation services provided by an independent third party .

Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets of the 51% interest in Yoga Wave acquired.   None of the goodwill recognized is expected to be deductible for income tax purposes

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 ( RESTATED) AND 2007

The following represents the allocation of the acquisition cost to the net assets acquired based on their respective fair values:

Current assets	$449,970
Construction in process	965,101
Fixed assets	405,723
Total liabilities assumed	1,382,761
Net assets acquired	438,033
Noncontrolling interest in Yoga Wave Spa	(214,636)
Total consideration paid	1,729,107

Goodwill	$1,505,710

The following unaudited pro forma combined statements of income for the years ended May 31, 2008 and 2007 have been prepared as if the acquisition had occurred at the beginning of each period presented. The unaudited pro forma combined statements are based on accounting for the business acquisition under purchase accounting. The unaudited pro forma information may not be indicative of the results that actually would have occurred if the merger had been in effect from and on the dates indicated or which may be obtained in the future.

	Unaudited Pro Forma Combined Year Ended May 31,
	2008	2007
Revenue	$14,436,827	$7,393,572
Gross Profit	10,384,824	5,658,196
Income before income tax and minority interest	4,736,722	3,020,296
Minority interest	(21,056)	-
Net income	4,583,397	3,019,560

Net income per share
Basic	0.34	0.23
Diluted	0.33	0.23

Weighted average number of shares outstanding
Basic	13,816,986	13,300 ,000
Diluted	14,118,795	13,300 ,000

NOTE 10. TAXES

1)  Corporate Income Tax

The Company is a Delaware corporation and conducts all of its business through Mege Union and Queen Group, both Chinese subsidiaries. All business is conducted in China.

As of May 31, 2008, Queen Group consists of four individually-owned sole proprietorships (one of which has two additional branches) that, under Chinese law, are generally exempt from paying corporate level income taxes unless they are assessed by the local authority otherwise.  Two of the Queen Group entities were assessed by their local tax authority to be subject to a fixed-rate income tax. Under the fixed-rate income tax system, generally 10% of the annual gross revenues from each entity are deemed taxable net income ("TNI") for income tax purpose, without giving consideration to costs and operating expenses. Income tax is then levied at 27% of the TNI.  The Mege Union spa is subject to the same fixed-rate income tax as the two Queen Group entities that are currently assessed by local tax authority.  Yoga Wave is subject to a 25% income tax rate on all of its net income.

Our provisions for income taxes for the year ended May 31, 2008 and 2007 were $74,381 and $735, respectively.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 ( RESTATED) AND 2007

The Company was incorporated in Delaware. It incurred a net operating loss, including amortization of share-based compensation, of $100,000 and -0- for U.S. income tax purposes for the years ended May 31, 2008 and 2007, respectively. The net operating loss carry forwards may be available to reduce future years' taxable income. These carry forwards will expire, if not utilized, in 2028. Management believes that the realization of the benefits arising from these losses appear to be uncertain due to Company's limited operating history and continuing losses for United States income tax purposes. Accordingly, the Company has provided a 100% valuation allowance at May 31, 2008 for the temporary difference related to loss carry-forwards. The valuation allowances for the years ended May 31, 2008 and 2007 were $34,000and $0, respectively.

2)  Business Sales Tax

General business sales taxes are levied on business under both Queen Group and Mege Union.  Except for the SOKO International Fitness Center , which is subject to 3% of actual revenue, and Yoga Wave, which is subject to 5% of actual revenue, all other business is subject to either 3% or 5% on a pre-determined fixed revenue.

3) Taxes payable at May 31, 2008 and 2007 consisted of the following:

	As of May 31,
	2008	2007
Business sales tax payable	$244,680	$97,404
Corporate income tax	68,853
Other	26,02 2	10,716

Total taxes payable	$339,55 5	$108,120

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended May 31, 2008 and 2007:

	2008	2007
U.S. Statutory rates	34.00%	34.00%
Foreign income not recognized in USA	(34.00%)	(34.00%)
China Income tax	25.00%	33.00%
Tax exemption	(23.50%)	(33.00%)
Total provision for income tax	1.50%	0.00%

NOTE 11. SHORT TERM LOAN

The short-term loans include the following:

			Balance at Year Ended May 31,
			2008	2007

a	)	Loan payable to Shanghai Pudong Development Bank, one year term from February 29, 2008 to January 29, 2009 at a fixed interest rate of 0.62% per month,	$1,729,107	$--

b	)	Loan payable to an unrelated party, one year term from October 23, 2007 to October 28, 2008 at a fixed interest payment of RMB4,000 per quarter	$288,184	$--

c	)	Loan payable to a related party, one year term from April 1, 2008 to March 31, 2009 free of interest	$529,953	$--

		Total	$2,547,244	$--

Interest expense paid for the above short term loans totaled $49,042 and -0- for the years ended May 31, 2008 and 2007, respectively.

The loan from  Shanghai Pudong Development Bank is secured by the building owned by Queen Group.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 ( RESTATED) AND 2007

NOTE 12. DEFERRED REVENUE

Deferred revenue represents cash received from members, but not yet earned. The summary set forth below of the activity and balances in deferred revenue at May 31, 2008 and 2007 respectively. Cash additions include all cash received for membership fees and advance payments for services. Revenue recognized includes all revenue earned during the periods from membership services and other services.

A reconciliation of deferred revenue as of May 31, 2008 is as follows:

	As of May 31,
	2007		2008
	Balance	Cash Additions	Revenue Recognized	Balance
Membership fees & advance	$171,457	$13,392,939	$(13,135,192)	$429,204
payment collected

Receipts collected & earned
without deferral during period		532,886	(827,937)
	171,457	13,925,825	(13,963,129)	429,204

Impact of foreign
currency translation				85,761
			Total	$514,965

NOTE 13.  SEGMENT REPORTING

The Company has a single operating segment in accordance with the provisions of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”. Although the Company provides and markets various products and services, the Company’s chief operating decision maker reviews and evaluates one set of combined financial information deciding how to allocate resources and in assessing performance.

For the years ended May 31, 2008 and 2007, the Company’s sales revenue from various products/services are as follows:

	Year ended May 31,
	2008	2007
Professional Services	$10,296,518	$5,208,580
Sales of Products	1,229,363	173,046
Membership Fees	1,498,503	888,074
Tuition	938,746	1,123,872

Total	$13,963,130	$7,393,572

The other revenue derives from tuition income from the Beauty school and sales of beauty products to the students.

NOTE 14.  STOCKHOLDERS’ EQUITY

A. Issuance of Common Stock

On April 11, 2008, in connection with the share exchange discussed in detail under NOTE 1, the Company issued an aggregate of 13,300,000 shares of our common stock to the Wealthlink Shareholders . In consideration of services provided to the Company in connection with the consummation of the share exchange, an aggregate of 765,000 shares were issued to certain advisors. Concurrently with the share exchange, the Company provided $400,000 to Mr. Tong Liu to purchase 1,000,000 shares of common stock from Mr. Husain, then director of the Company, and an aggregate of 1,575,000 shares of common stock from certain other original shareholders of the Company with the understanding that Mr. Tong Liu would immediately return these 2,575,000 shares to the Company for cancellation.  Following the purchase of these 2,575,000 shares by Mr. Tong Liu on the Closing Date, Mr. Tong Liu immediately returned the 2,575,000 shares as agreed to the Company for cancellation.     Additionally, on April 11, 2008, SOKO sold in the aggregate, 2,000,000 shares of its common stock to certain accredited investors, at a purchase price of $1.00 per share. The Company received net proceeds of $1, 718,500 in connection with this private placement after the reduction of   $ 84 ,000 in legal expenses, $170,000 paid to E-Tech Securities, Inc. as a cash fee ($30,000 as a cash retainer fee and $140,000 success fee) for structuring the Financing, and $27,500 paid to the escrow agent and transfer agent in connection with the Financing. As of May 31, 2008, there were 17,000,000 shares of common stock issued and outstanding.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINES S
S HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 ( RESTATED) AND 2007

B. Warrants

With the warrants attached to the stocks sold in the private placement, the investors are entitled to purchase an aggregate of 2,000,000 shares of common stock at an exercise price of $1.25 per share. All the warrants to investors contain a cashless exercise provision.  Moreover, placement agent is entitled to purchase an aggregate of 160,000 shares of common stock at an exercise price of $1.25 per share. All these warrants are exercisable for three years from the issuance date April 11, 2008. In accordance with EITF 00-19, the warrants are classified in the equity section as an offset to additional paid-in capital.

The fair value of the warrants was calculated using the Black-Scholes options pricing model using the following assumptions: Volatility 100%, risk free interest rate 3.850% and expected term of 3 years.

Following is a summary of the status of warrants outstanding as of May 31, 2008:

Outstanding Warrants
Exercise Price	Number	Remaining Life	Fair Value
1.25	2,000,000	2.92	$1,184,628
1.25	160,000	2.92	$94,770
Total	2,160,000		$1,279,398

NOTE 15. RELATED TRANSACTIONS

1)  Real Property Leases

Two of our subsidiaries rent their premises from Mr. Tong Liu, our Chairman and CEO. Mr. Liu has leased the following stores to the Company pursuant to the terms of binding written lease agreements containing terms no less favorable to the Company than the Company could have negotiated in an arm’s length transaction with a motivated landlord, including substantially the following terms:

i)	Harbin Daoli Queen Demonstration Beauty Parlor: 5 year lease from January 1, 2007 through December 31, 2011, for $47,300 per year.

ii)	Harbin Queen Beauty Demonstration Center: 5 year lease from January 1, 2007 through December 31, 2011 for $20,300 per year.

2)  Escrow Arrangement

Pursuant to the Securities Purchase Agreement dated April 11, 2008 (See Note 1), Mr. Liu deposited his own 2,000,000 shares of the common stock issued to him in connection with the transaction in an escrow account.  Based on the terms of the escrow agreement, the Company is required to cause the disbursement of some or all of the escrowed shares to the security purchasers if the Company's 2008 or 2009 fiscal year results fall short of the respective Performance Thresholds.  If the Company's results are below 54% of the set Performance Threshold, the Company will cause the disbursement of all of the escrowed shares to the purchasers.  If the Company's results are above 54% but below 100% of the set Performance Threshold, the Company will cause the disbursement of some of the escrowed shares, as set forth in the escrow agreement.  The Performance Thresholds for fiscal year 2008 and fiscal year 2009 are:

i.
Fiscal Year 2008 Performance Threshold means the target amounts of (a) $4.5 million for the Company’s audited Net Income for the fiscal year ended May 31, 2008 and (b) $0.26 per share for the Company’s audited Net Income per share, calculated using 17 million shares outstanding, which is a constant and fixed share number regardless of the actual number of shares outstanding on the calculation date. The Fiscal Year 2008 Performance Threshold was met. No shares were disbursed as a result.

ii.
Fiscal Year 2009 Performance Threshold means the target amounts of (a) $6 million for the Company’s audited Net Income for the fiscal year ended May 31, 2009 and (b) $0.30 per share for the Company’s audited Net Income per share, calculated using 20 million shares outstanding, which is a constant and fixed share number regardless of the actual number of shares outstanding on the calculation date.

NOTE 16. EARNINGS PER SHARES

Earnings per share for the period ended May 31, 2008 and 2007 is determined by dividing net income for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding. The following is an analysis of the differences between basic and diluted earnings per common share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share.”

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 ( RESTATED ) AND 2007

The following demonstrates the calculation for earnings per share for the fiscal year ended May 31, 2008 and 2007:

	Year ended May 31,
	2008	2007
Basic and diluted earning s per share
Net income	$4,702,980	$3,019,560

Weighted average common share outstanding0
Basic	13,816,986	13,300 ,000
Diluted	14,118,795	13,300 ,000

Earnings per share
Basic	$0.34	$0.23
Diluted	$0.33	$0.23

At May 31, 2008 and 2007, the company had outstanding warrants of 2,160,000 and -0-, respectively. The outstanding warrants have dilutive potential as of May 31, 2008, therefore they are included in the diluted weighted average shares calculation as if they had been converted at the beginning of the periods presented, or issuance date, if later.

NOTE 17.  COMMITMENTS AND CONTINGENCIES

1) Commitments

The Company leases offices and fitness facilities under non-cancellable operating leases. The Company recognizes rent expense on a straight-line basis over the term of the lease in accordance to SFAS No.13 “Accounting for Leases.” The Company has entered into nine tenancy agreements for the lease of the premises.

The Company’s commitments for minimum rental payments under these lease agreements are as follows:

As of May 31
2009	$378,242
2010	461,095
2011	422,671
2012	414,121
2013	340,154
2014	241,210
2015	241,210
2016	253,271
2017	253,271
2018	126,635

Total	$3,364,229

Rent expense for the years ended May 31, 2008 and 2007 was $289,041 and $197,943, respectively.

According to the warrant agreement to investors, the warrants contain a cashless exercise provision, which entitle the holders to receive a certificate for the number of warrant shares if any time after 180 days from the Closing there is no effective Registration Statement registering pursuant to the Registration Rights Agreement entered into by the Company and the Holders, or no current prospectus available for, the resale of the Warrant Shares by the Holders.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 (RESTATED) AND 2007

2) Contingencies

The Registration Rights Agreement between the Company and security purchaser provides for liquidated damages to the extent that the Company does not attain certain milestones within specified time frames. Specifically, if the Company had failed to file a registration statement within 60 calendar days after the Closing (a milestone which was met by the Company), or in the event that it fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within 10 Trading Days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective, or registration statement is not declared effective within 180 calendar days after the Closing, or in the event that such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than 10 consecutive calendar days or more than an aggregate of 30 calendar days during any 12-month period (which need not be consecutive calendar days), liquidated damages amounting to approximately $20,000.00 per month would have been payable to purchasers, and such liquidated damages are payable for each 30 calendar day period on a daily pro-rata for any portion of a month prior to cure of an event. The maximum amount of liquidation damage payable to security purchaser is $200,000. As of 5/31/2008, no liquidated damage should be accrued. As first round comment letter dated July 8, 2008, which was responded to by September 5, 2008, liquidated damages for 43 days delay amounting to approximately $28,810 will be accrued in the first quarter of fiscal year 2009. In addition, the estimate effective date of the registration statement will be November 20, 2008; we will accrue additional liquidation damage approximately $26,800 for 40 days late effectiveness. In second quarter, our estimate effective date of the registration statement will be January 20, 2008; the estimate liquidation damage accounting to approximately $20,100 for additional 30 days delay will be accrued.

3) Guarantee

Mege Union agrees to, whenever necessary, act as the guarantor for Queen Group, its variable interest entities, in all contracts, agreements or transactions in connection with Queen Group’s operation between Queen Group and any third party, to provide full guarantee for the performance of such contracts, agreements or transactions by Queen Group. In return, Queen Group agrees to pledge all of its assets, including accounts receivable, to Mege Union. As of May 31, 2008, Mege Union has not provided any guarantee to any third party on behalf of Queen Group. Therefore, the Company is currently not exposed to any guarantor’s obligations under this guarantee arrangement.

NOTE 18.  RESTATEMENT

We have restated the consolidated financial statements for the year ended May 31, 2008 for the following reasons:

The 1,275,000 shares issued to advisors in connection with the share exchange and private placement was previously treated as recapitalization.  Upon further review, the Company determined that only 765,000 shares of the 1,275,000 shares issued to advisors were issued in connection with the share exchange, the remaining 510,000 shares issued to advisors were issued in connection with the private placement. Thus, the Company accounted for the value of the service provided by advisors in connection with the share exchange in the amount of $557,950 as expenses for the year ended May 31, 2008.

During the course of its review, the Company also determined that a revision was required to the description of the share exchange transaction, related to the buyback of 2,575,000 shares by Mr. Liu on behalf of the Company.  This revision affected the calculation of the basic and diluted weighted average common shares outstanding, as well as earnings per share, for the year ended May 31, 2008.

The 300,000 payment made to Mr. Husain for consulting fees, which was a part of the $625,000 payment made out of the financing proceeds from the private placement, was previously treated as a reduction of proceeds. Upon further reviews of the various agreements, the Company has determined that this payment of $300,000 should be recognized as expenses over the service period of six months starting April 2008, rather than a reduction of the financing proceeds. This change has an effect on previously reported assets, retained earnings and net income for the year ended May 31, 2008. Thus, The Company accounted $100,000 as consulting expenses and $200,000 as prepaid expenses for the year ended May 31, 2008.

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 ( RESTATED) AND 2007

The impact of this restatement on the financial statements as originally reported is summarized below:

	May 31, 2008
	As Reported	As Restated
Current assets	$5,153,945	$5,353,945
Total Assets	21,315,772	21,515,772
Additional paid-in capital	1,875,439	2,297,776
Additional paid-in-capital -Warrants	288,640	639,253
Retained earnings	12,757,564	12,184,614
Total Liabilities and Stockholders' Equity	21,315,772	21,515,772
Selling, General and Administrative expenses	3,436,547	4,009,497
Net income	$5,275,970	$4,702,980
Net income per common share
Basic	$0.45	$0.34
Diluted	$0.44	$0.33
Weighted average common share outstanding
Basic	11,601,781	13,816,986
Diluted	11,903,589	14,118,795

SOKO FITNESS & SPA GROUP, INC.
(FORMERLY AMERICAN BUSINESS HOLDINGS, INC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2008 ( RESTATED ) AND 2007

	For the year ended May 31, 2008
	As Reported	As Restated
Cash Flows From Operating Activities:
Net income	$5,275,930	$4,702,980
Adjustments to reconcile net income to net cash
provided by operating activities:
Stock compensation for consulting services	-	481,950
Changes in operating assets and liabilities:
Prepaid expense	(54,681)	(254,681)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	1,027,500	1, 718 ,500
Payment to buy back common stock	-	(400,000)

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$701
Legal fees and expenses	$75,000
TOTAL *	$75,701

* Estimated

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation and By-Laws provide that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation and By-Laws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification

Item 15. Recent Sales of Unregistered Securities

In connection with the consummation of the transactions contemplated by the share exchange agreement, which is described in detail under the caption "Recent Developments", on April 11, 2008:

•	The Company reacquired 79,000,000 shares from its original shareholders;

•	Mr. Liu acquired, with funds provided by the Company , 2,575,000 shares from certain original shareholders of the Company and returned such shares to the Company;
The Company issued an aggregate of 13,300,000 shares to Wealthlink Shareholders including Mr. Liu;; and

•	The Company issued an aggregate of 765,000 shares to several advisors of the Company for structuring the share exchange;

An additional 425,000 shares remain held by certain original shareholders of the Company and 65,000,000 shares were cancelled.

Additionally, in connection with the consummation of the Financing, which is described in detail under the caption "Recent Developments", on April 11, 2008, the Company issued an additional 2,000,000 shares and warrants to purchase an additional 2,000,000 shares to 3 accredited investors .  These shares, together with the shares issuable upon exercise of the warrants, are being registered under the registration statement of which this prospectus is a part.

In consideration for acting as placement agent for the Financing, SOKO agreed to compensate (a) E-Tech Securities Inc. with (i) a retainer of $30,000, (ii) a cash placement fee equal to seven percent (7%) of the proceeds of the Financing ($140,000) and (iii) warrants to purchase an amount of securities equal to eight percent (8%) of the total shares issued to the Purchasers (160,000 shares) , and (b) Luck Eagle Limited shares of common stock the Company equal to three percent (3%) of total number of shares outstanding after the stock exchange transaction with Wealthlink and the placement of the Financing (510,000 shares). The warrant issued to E-Tech Securities Inc. has an exercise price of $1.25 and is exercisable at any time through the third anniversary of the Closing Date.

All securities were issued pursuant to an exemption from the registration requirements of the Securities Act, as amended, under Section 4(2) thereunder, as they were issued in reliance on the recipients’ representation that they were accredited (as such term is defined in Regulation D), without general solicitation and represented by certificates that were imprinted with a restrictive legend.  In addition, all recipients were provided with sufficient access to Company information.

In July 2008, the Board of Directors of the Company authorized the issuance of stock options for 50,000 shares of  the Company's common stock to one of its independent directors. The options have an exercise price of $1.47 per share, vest over a three year period, with one-third vesting on each of the grant date, and the first and second anniversaries of the grant date. The option is exercisable for five years from the date of grant.

In March 2, 2009, the Board of Directors of the Company authorized the issuance of stock options for 60,000 shares of the Company's common stock to its three independent directors (each option was for 20,000 shares of the Company's common stock). The options have an exercise price of $1.47 per share.  The options granted to two of the directors vest over a three year period, with 20% vesting on the grant date and 40% vesting on the first and second anniversaries of the grant date. These options are exercisable for three years from the date of grant, provided that the directors remain associated with the Company during the period. The option granted to the third director was fully vested on the grant date and is exercisable for three years from the date of grant, regardless of continued association with the Company .

Item 16. Exhibits

Exhibit Number	Description

3(i).1
Certificate of Incorporation of American Business Holdings Inc. (incorporated by reference to Exhibit 3.1 of SOKO's Registration Statement on Form SB-2, filed with the SEC on March 15, 2006 ( SEC File No. 333-132429))

3(i).2
Certificate of Ownership and Merger merging SOKO Fitness & Spa Group, Inc. into American Business Holdings Inc. (incorporated by reference to Exhibit 3.1 of SOKO's Current Report on Form 8-K, filed with the SEC on June 6, 2008 ( SEC File No. 333-132429))

3(ii).1
Amended and Restated Bylaws of SOKO Fitness & Spa Group, Inc. (incorporated by reference to Exhibit 3(ii) of SOKO's Annual Report on Form 10-K for the year ended May 31, 2008, filed with the SEC on August 29, 2008 ( SEC File No. 333-132429))

4.1
Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 of SOKO's Annual Report on Form 10-K for the year ended May 31, 2008, filed with the SEC on August 29, 2008 ( SEC File No. 333-132429))

5.1	Opinion of Sichenzia Ross Friedman Ference LLP (incorporated by reference to Exhibit 5.1 of SOKO's Registration Statement on Form S-1 ( SEC File No. 333-151563), filed with the SEC on June 10, 2008)

10.1
Form of Share Exchange Agreement dated April 11, 2008 by and among American Business Holdings, Inc., Wealthlink Co., Ltd. and each of the shareholders of Wealthlink Co., Ltd. (incorporated by reference to Exhibit 10.1 of SOKO's Current Report on Form 8-K, filed with the SEC on April 17, 2008 ( SEC File No. 333-132429))

10.2
Form of Securities Purchase Agreement dated April 11, 2008 among American Business Holdings, Inc., Tong Liu, and the persons listed on the signature pages thereto. (incorporated by reference to Exhibit 10.2 of SOKO's Current Report on Form 8-K, filed with the SEC on April 17, 2008 ( SEC File No. 333-132429))

10.3
Form of Registration Rights Agreement dated April 11, 2008 between American Business Holdings, Inc. and the several purchasers signatory thereto. (incorporated by reference to Exhibit 10.3 of SOKO's Current Report on Form 8-K, filed with the SEC on April 17, 2008 ( SEC File No. 333-132429))

10.4
Form of Lock-up Agreement dated April 11, 2008 between American Business Holdings, Inc. and the stockholder signatory thereto. (incorporated by reference to Exhibit 10.4 of SOKO's Current Report on Form 8-K, filed with the SEC on April 17, 2008 ( SEC File No. 333-132429))

10.5
Form of Warrant issued by American Business Holdings, Inc. (incorporated by reference to Exhibit 10.5 of SOKO's Current Report on Form 8-K, filed with the SEC on April 17, 2008 ( SEC File No. 333-132429))

10.6
Form of Escrow Agreement dated April 11, 2008 between American Business Holdings, Inc., certain officers of the company, and Crone Rozynko, LLP. (incorporated by reference to Exhibit 10.6 of SOKO's Current Report on Form 8-K, filed with the SEC on April 17, 2008 ( SEC File No. 333-132429))

10.7
Consulting Agreement dated April 11, 2008 between Syed Idris Husain and American Business Holdings, Inc. (incorporated by reference to Exhibit 10.7 of SOKO's Current Report on Form 8-K, filed with the SEC on April 17, 2008 ( SEC File No. 333-132429))

10.8
Stock Purchase Agreement  dated April 11, 2008 between American Business Holdings, Inc. and each of Syed Irfan Husain, Syed Idris Husain and Verifica International, Ltd. (incorporated by reference to Exhibit 10.8 of SOKO's Current Report on Form 8-K, filed with the SEC on April 17, 2008 ( SEC File No. 333-132429))

10.9
Form of Consulting Services Agreement between Mege Union and each of the Queen Group entities (incorporated by reference to Exhibit 10.9 of SOKO's Amendment No. 1 Registration Statement on Form S-1/A ( SEC File No. 333-151563), filed with the SEC on September 5, 2008)

10.10
Form of Operating Agreement between Mege Union and each of the Queen Group entities (incorporated by reference to Exhibit 10.10 of SOKO's Amendment No. 1 Registration Statement on Form S-1/A ( SEC File No. 333-151563), filed with the SEC on September 5, 2008)

10.11
Form of Option Agreement among Mege Union, each of the Queen Group entities and the shareholders of such Queen Group entity (incorporated by reference to Exhibit 10.11 of SOKO's Amendment No. 1 Registration Statement on Form S-1/A ( SEC File No. 333-151563), filed with the SEC on September 5, 2008)

10.12
Form of Equity Pledge Agreement among Mege Union, each of the Queen Group entities and the shareholders of such Queen Group entity (incorporated by reference to Exhibit 10.12 of SOKO's Amendment No. 1 Registration Statement on Form S-1/A ( SEC File No. 333-151563), filed with the SEC on September 5, 2008)

10.13
Form of Proxy Agreement between Mege Union and the shareholders of each of the Queen Group entities (incorporated by reference to Exhibit 10.13 of SOKO's Amendment No. 1 Registration Statement on Form S-1/A ( SEC File No. 333-151563), filed with the SEC on September 5, 2008)

10.14
Form of Warrant issued by American Business Holdings, Inc. to E-Tech Securities Inc. (incorporated by reference to Exhibit 10.14 of SOKO's Amendment No. 2 Registration Statement on Form S-1/A ( SEC File No. 333-151563), filed with the SEC on February 17, 2009)

10.15
Stock Option Agreement, dated July 8, 2008, between the Company and Gideon Kory (incorporated by reference to Exhibit 10.15 of SOKO's Amendment No. 2 Registration Statement on Form S-1/A ( SEC File No. 333-151563), filed with the SEC on February 17, 2009)

10.16
English Translation of Placement Agent Engagement Letter, dated February 7, 2007, between Etech Securities Inc. and Harbin Mege Union (HK) International Group (incorporated by reference to Exhibit 10.16 of SOKO's Amendment No. 2 Registration Statement on Form S-1/A ( SEC File No. 333-151563), filed with the SEC on February 17, 2009)

10.17
English Translation of Financial Consulting Agreement, dated February 7, 2007, between Etech International, Inc. and Mege Union (incorporated by reference to Exhibit 10.17 of SOKO's Amendment No. 2 Registration Statement on Form S-1/A ( SEC File No. 333-151563), filed with the SEC on February 17, 2009)

10.18
Unofficial English translation of Leasing Contract, dated January 1, 2007, between Tong Liu, as lessor, and Harbin Queen Beauty Demonstration Center, as lessee, related to the property located at 107 Jingyang Street, Daowai District, Harbin, China (incorporated by reference to Exhibit 10.18 of SOKO's Amendment No. 2 Registration Statement on Form S-1/A (SEC File No. 333-151563), filed with the SEC on February 17, 2009)

10.19
Unofficial English translation of Leasing Contract, dated January 1, 2007, between Tong Liu, as lessor, and Harbin Daoli Queen Beauty Demonstration Center, as lessee, related to the property located at 24 Xishidao Street, Daoli District, Harbin, China (incorporated by reference to Exhibit 10.19 of SOKO's Amendment No. 2 Registration Statement on Form S-1/A ( SEC File No. 333-151563), filed with the SEC on February 17, 2009)

10.20
Unofficial English translation of Share Transfer Agreement, dated March 1, 2008, between Shenyang Shengchao Management Consulting Co., Ltd and Harbin Union Beauty Management Ltd. relating to the purchase of 51% interest in Yoga Wave (incorporated by reference to Exhibit 10.20 of SOKO's Amendment No. 2 Registration Statement on Form S-1/A ( SEC File No. 333-151563), filed with the SEC on February 17, 2009)

10.21
Unofficial English translation of Share Transfer Agreement, dated March 1, 2008, between Harbin Union Beauty Management Ltd. and Harbin Tai Ai Beauty Co., Ltd relating to the purchase of Harbin Tai Ai (incorporated by reference to Exhibit 10.21 of SOKO's Amendment No. 2 Registration Statement on Form S-1/A ( SEC File No. 333-151563), filed with the SEC on February 17, 2009)

10.22
Unofficial English translation of Leasing Agreement, dated March 30, 2007, covering a lease term from May 20, 2007 to May 19, 2013, between Zhejiang Fine Steel Structure Co., Ltd, as lessor, and Harbin Mege Union Management Co., Ltd., as lessee, related to the property located at 389 Hanshui Road, Nangang District, Harbin, China (incorporated by reference to Exhibit 10.22 of SOKO's Amendment No. 3 Registration Statement on Form S-1/A (SEC File No. 333-151563), filed with the SEC on July 15, 2009)

10.23
Unofficial English translation of Leasing Agreement, dated April 17, 2008, between Wei Jing, as lessor, and Harbin Queen Beauty Demonstration Center, as lessee, related to the property located at 400 Xuanhua Street, Nangang District, Harbin, China (incorporated by reference to Exhibit 10.23 of SOKO's Amendment No. 3 Registration Statement on Form S-1/A (SEC File No. 333-151563), filed with the SEC on July 15, 2009)

10.24
Unofficial English translation of House Leasing Agreement, dated November 30, 2008, covering a lease term from December 1, 2008 to November 30, 2018, between Yu Weibin, as lessor, and Harbin Queen Beauty Demonstration Center, as lessee, related to the property located at No. 330, Xinyang Road, Daoli District, Harbin, China (incorporated by reference to Exhibit 10.24 of SOKO's Amendment No. 3 Registration Statement on Form S-1/A (SEC File No. 333-151563), filed with the SEC on July 15, 2009)

10.25
Unofficial English translation of Agreement, dated July 25, 2007, between Harbin Shijifeng Entertainment Tec. Co., Ltd., as lessor, and Harbin Taiai Beauty Co., Ltd., as lessee, related to the property located at 68 Ganshui Road, Kaifa District, Harbin, China (incorporated by reference to Exhibit 10.25 of SOKO's Amendment No. 3 Registration Statement on Form S-1/A (SEC File No. 333-151563), filed with the SEC on July 15, 2009)

10.26
Unofficial English translation of Lease Agreement, dated December 24, 2003 (as amended December 28, 2007), between Harbin Mengke Assets Development Co., Ltd, as lessor, and Harbin Huang Emperor & Golden Gym Club Ltd, as lessee, related to the property located at 7 Yushan Road, Nangang District, Harbin, China (incorporated by reference to Exhibit 10.26 of SOKO's Amendment No. 3 Registration Statement on Form S-1/A (SEC File No. 333-151563), filed with the SEC on July 15, 2009)

10.27
Unofficial English translation of Lease Agreement, dated December 30, 2008, covering a lease term from January 1, 2009 to January 1, 2013, between Qingyou Quan, as lessor, and Harbin Queen Beauty Demonstration Center, as lessee, related to the property located at 108 Jiejing Street, Nangang District, Harbin, China (incorporated by reference to Exhibit 10.27 of SOKO's Amendment No. 3 Registration Statement on Form S-1/A (SEC File No. 333-151563), filed with the SEC on July 15, 2009)

10.28
Unofficial English translation of House Leasing Agreement, dated June 6, 2007, between Shenyang Nanyang Shopping Mall, as lessor, and Harbin Mege Union Management Co., Ltd., as lessee, related to the property located at No. 96, Zhonghua Road, Heping District, Shenyang, China ( incorporated by reference to Exhibit 10.28 of SOKO's Amendment No. 3 Registration Statement on Form S-1/A (SEC File No. 333-151563), filed with the SEC on July 15, 2009)

10.29
Unofficial English translation of Lease Agreement, dated October 27, 2008, between Liaoning Changqingteng Edu. Development Co., Ltd, as lessor, and Shenyang Sitewei Fitness Co., Ltd, as lessee, related to first and fourth floors of the property located at 124 Huigong Street, Shenhe District, Shenyang, China (incorporated by reference to Exhibit 10.29 of SOKO's Amendment No. 3 Registration Statement on Form S-1/A (SEC File No. 333-151563), filed with the SEC on July 15, 2009)

10.30
Unofficial English translation of Lease Agreement, dated October 27, 2008, between Liaoning Bohai Trading Co., Ltd, as lessor, and Shenyang Sitewei Fitness Co., Ltd, as lessee, related to fifth and B1 floors of the property located at 124 Huigong Street, Shenhe District, Shenyang, China (incorporated by reference to Exhibit 10.30 of SOKO's Amendment No. 3 Registration Statement on Form S-1/A (SEC File No. 333-151563), filed with the SEC on July 15, 2009)

10.31
Unofficial English translation of Agreement of Transfer of Equity, dated May 31, 2009, between Starway Asia Limited, Hong Kong and Harbin Mege Union Management Co., Ltd. relating to the purchase of 51% interest in Yoga Wave II Spa  (incorporated by reference to Exhibit 10.31 of SOKO's Amendment No. 3 Registration Statement on Form S-1/A (SEC File No. 333-151563), filed with the SEC on July 15, 2009)

21.1
List of subsidiaries of the Company (incorporated by reference to Exhibit 21.1 of SOKO's Annual Report on Form 10-K for the year ended May 31, 2008, filed with the SEC on August 29, 2008 ( SEC File No. 333-132429))

23.1	Consent of Bagell, Josephs, Levine & Company, LLC (Filed herewith)

23.2
Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)  (incorporated by reference to Exhibit 23.2 of SOKO's Registration Statement on Form S-1 ( SEC File No. 333-151563), filed with the SEC on June 10, 2008)

24.1	Power of Attorney (included in signature page of Registration Statement on Form S-1 ( SEC File No. 333-151563), filed with the SEC on June 10, 2008)

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the  SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Actto any purchaser:

(i)            If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)            If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Harbin, Heilongjiang Province, China on October 8, 2009.

SOKO Fitness & Spa Group, Inc.

By:	/s/ Tong Liu
Tong Liu
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Xia Yu
Xia Yu
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tong Liu	Chief Executive Officer, Chairman of the Board	October 8 , 2009
Tong Liu	(Principal Executive Officer)

*	Chief Financial Officer	October 8 , 2009
Xia Yu	(Principal Financial and Accounting Officer)

*	Director	October 8 , 2009
Yang Chen

*	Director	October 8 , 2009
Su Zhang

*	Director	October 8 , 2009
Gideon Efim Kory

* /s/ Tong Liu
Tong Liu Attorney-in-Fact